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TABLE OF CONTENTS
Financial Statements

Filed pursuant to 424(b)(3)
Registration No. 333-119945

SUPPLEMENT NO. 4
DATED SEPTEMBER 20, 2006
TO THE PROSPECTUS DATED MARCH 31, 2006
OF BEHRINGER HARVARD REIT I, INC.

        This Supplement No. 4 supplements, and should be read in conjunction with, the prospectus of Behringer Harvard REIT I, Inc. dated March 31, 2006, as previously supplemented by Supplement No. 1 dated June 15, 2006, Supplement No. 2 dated June 30, 2006 and Supplement No. 3 dated August 15, 2006. Unless otherwise defined in this Supplement No. 4, capitalized terms used in this Supplement No. 4 have the same meanings as set forth in the prospectus.

Table of Contents

	Supplement No. 4 Page No.	Prospectus Page No.
Outside Front Cover Page of the Prospectus	1	front cover
Prospectus Summary	2	1
Questions and Answers about this Offering	9	19
Risk Factors	13	30
Estimated Use of Proceeds	15	60
Capitalization	16	63
Management	17	64
Stock Ownership	23	87
Management's Discussion and Analysis of Financial Condition and Results of Operations	25	110
Description of Real Estate Investments	42	122
Prior Performance Summary	75	148
Description of Shares	83	177
Summary of Distribution Reinvestment and Automatic Purchase Plans	84	190
Plan of Distribution	85	196
Experts	86	202
Financial Statements	F-1	F-1

Outside Front Cover Page of the Prospectus

The second full paragraph appearing on the outside front cover page of the prospectus is superceded in its entirety as follows:

        We are offering up to $952,000,000 in shares of our common stock. We are offering and selling to the public 80,000,000 shares of our common stock on a "best efforts" basis for $10.00 per share in the primary offering and 16,000,000 shares to be issued pursuant to our distribution reinvestment plan at $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. As of July 31, 2006, we have sold approximately 72,200,000 shares in the primary offering and approximately 2,600,000 shares through our distribution reinvestment plan, generating approximately $691,000,000 in gross offering proceeds.

The phrase "Nasdaq National Market System" appearing in the first bulleted risk factor on the outside front cover page of the prospectus, and all other occurrences of the phrase "Nasdaq National Market System" appearing throughout the prospectus, are amended by adding "(or any successor market or exchange)" immediately after each occurrence of such phrase.

Prospectus Summary

Behringer Harvard REIT I, Inc.

This section supplements the discussion contained in the prospectus under the heading "Prospectus Summary—Behringer Harvard REIT I, Inc.," which begins on page 1 of the prospectus, and all similar discussions appearing throughout the prospectus.

        As of July 31, 2006, we owned interests in 28 office properties located in California, Colorado, Georgia, Illinois, Maryland, Minnesota, Missouri, New Jersey, Oregon, Texas, Tennessee and Washington, D.C. As of July 31, 2006, as a result of all of our public offerings, including the shares sold in this primary offering and through this distribution reinvestment plan, we had sold approximately 92,000,000 shares of our common stock, resulting in gross offering proceeds of approximately $860,850,000.

        We are offering up to $952,000,000 in shares of our common stock. We are offering and selling to the public 80,000,000 shares of our common stock on a "best efforts" basis for $10.00 per share in the primary offering and 16,000,000 shares to be issued pursuant to our distribution reinvestment plan at $9.50 per share; provided that we reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.

Terms of the Offering

This section supplements the discussion contained in the prospectus under the heading "Prospectus Summary—Terms of the Offering," which begins on page 2 of the prospectus, and all similar discussions appearing throughout the prospectus.

        We are offering up to $952,000,000 in shares of our common stock. We are offering and selling to the public 80,000,000 shares of our common stock on a "best efforts" basis for $10.00 per share in the primary offering and 16,000,000 shares to be issued pursuant to our distribution reinvestment plan at $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. As of July 31, 2006, we have sold approximately 72,200,000 shares in the primary offering and approximately 2,600,000 shares through our distribution reinvestment plan, generating approximately $691,000,000 in gross offering proceeds.

Description of Investments and Borrowing

This section supplements the discussion contained in the prospectus under the heading "Prospectus Summary—Description of Investments and Borrowing," which begins on page 4 of the prospectus, and all similar discussions appearing throughout the prospectus.

        As of June 30, 2006, we had an aggregate debt leverage ratio of 57.6% of the aggregate value of our assets based on the contract purchase prices.

Estimated Use of Proceeds of this Offering

This section supplements the discussion contained in the prospectus under the heading "Prospectus Summary—Estimated Use of Proceeds of this Offering," which begins on page 4 of the prospectus, and all similar discussions appearing throughout the prospectus.

        As of July 31, 2006, for this offering we have paid approximately $45,600,000 in selling commissions, approximately $13,300,000 in dealer manager fees and approximately $13,300,000 in organization and offering expenses.

Distribution Policy

This section supplements the discussion contained in the prospectus under the heading "Prospectus Summary—Distribution Policy," which begins on page 5 of the prospectus, and all similar discussions appearing throughout the prospectus.

        Our board currently authorizes distributions on a quarterly basis, portions of which are paid on a monthly basis. Monthly distributions are paid based on daily record and distribution declaration dates so our investors will be entitled to be paid distributions beginning on the day that they purchase shares. On June 28, 2006, our board of directors authorized distributions payable to stockholders of record each day during the months of July, August and September 2006. The authorized distributions equal a daily amount of $.0019178 per share of common stock, which is equivalent to an annual distribution rate of 7% assuming the share was purchased for $10.00. Distributions payable to each stockholder of record during a month currently are paid in cash on or before the 16th day of the following month. There is no assurance that we will be able to maintain distributions at the rate set by our board of directors for the third quarter of 2006.

        As a result of the increasing demand on the part of institutional and global investors for institutional quality real estate located in major U.S. markets, the costs of acquiring institutional quality real estate has increased since we first began accumulating real estate assets. This results in downward pressure on current yields from such assets, which would be expected to create downward pressure on the rate of current distributions that we are able to make. We expect this trend to continue for the rest of 2006 and into 2007. Rather than compromise the quality of our real estate portfolio, we intend to maintain an objective of building a portfolio of high quality institutional real estate. Although this strategy may result in delays in locating suitable investments, higher acquisition costs and lower returns in the short-term, we believe our portfolio's overall long-term performance will be enhanced. Our board of directors has and will continue to evaluate our distributions on at least a quarterly basis and depending on investment trends at the time, it may consider lowering our distribution rate for subsequent periods.

Conflicts of Interest

The ownership structure chart, including the footnotes thereto, which appears under the heading "Prospectus Summary—Conflicts of Interest" beginning on page 7 of the prospectus, is superceded in its entirety as follows:

(1)
Robert M. Behringer, our Chief Executive Officer, Chief Investment Officer and Chairman of the Board, controlled the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings as of July 31, 2006.

(2)
Behringer Harvard Holdings currently owns 22,000 of our issued and outstanding shares. The remaining approximately 92,000,000 issued and outstanding shares are held by approximately 23,780 stockholders of record as of July 31, 2006.

(3)
Behringer Harvard Holdings owns 100% of the limited liability company interests of Behringer Harvard Partners, LLC.

(4)
We own 100% of the limited liability company interests of BHR Partners, LLC.

(5)
Behringer Harvard Partners is the 99.9% owner and the sole limited partner of each of Behringer Advisors, Behringer Securities LP, our dealer manager, and HPT Management Services LP, our affiliated property management company. Harvard Property Trust, LLC, a wholly-owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% and the sole general partner of each of Behringer Advisors and Behringer Securities. IMS, LLC, another wholly-owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% interest and the sole general partner of HPT Management. Behringer Advisors owns 1,000 shares of our convertible stock, which is convertible into shares of our common stock in certain circumstances.

(6)
BHR Partners is a limited partner in Behringer Harvard Operating Partnership I LP, our operating partnership. As of July 31, 2006, BHR Partners owned an approximately 80% limited partnership interest in Behringer Harvard OP. We are the sole general partner and, as of July 31, 2006, we owned an approximately 0.1% limited partnership interest in Behringer Harvard OP.

Prior Offering Summary

This section supplements the discussion contained in the prospectus under the heading "Prospectus Summary—Prior Offering Summary," which begins on page 8 of the prospectus, and all similar discussions appearing throughout the prospectus.

        Over the last 15 years, Mr. Behringer has sponsored an additional twenty-nine privately offered real estate programs, consisting of twenty-eight single-asset, real estate limited partnerships and one private REIT, Harvard Property Trust, Inc. As of June 30, 2006, approximately 34,000 investors had invested an aggregate of approximately $2.3 billion in the foregoing real estate programs, including our public offerings.

Compensation to Behringer Harvard and its Affiliates

This section amends the discussions regarding Subordinated Performance Fees contained in the prospectus under the heading "Prospectus Summary—Compensation to Behringer Advisors and its Affiliates—Operational Stage," which appears on page 10 of the prospectus, and all similar discussions appearing throughout the prospectus (bold text indicates changes).

Subordinated Performance Fee (payable only if the Subordinated Incentive Listing Fee is not paid)	Upon termination of the advisory agreement between us and our advisor, other than termination by us because of a material breach of the advisory agreement by the advisor or due to a change in control, a performance fee of up to 15% of the amount by which our going concern value based on the actual value of our assets less our indebtedness at the time of termination, plus total distributions paid (excluding the 10% stock dividend) to our stockholders, exceeds the aggregate capital contributions contributed by stockholders plus payment to investors of a 9% annual, cumulative, non-compounded return on capital. This subordinated performance fee will be paid in the form of an interest bearing note that will be repaid using the entire net sales proceeds from sale of each property after the date of termination. The subordinated performance fee will be reduced or eliminated upon determining the number of shares of common stock issuable upon conversion of the convertible stock.	Actual amounts are dependent upon our going concern value based on the actual value of our assets and our indebtedness at the time of the termination of the advisory agreement and, therefore, cannot be determined at the present time.
Subordinated Performance Fee (payable upon termination of the advisory agreement upon a change of control)
Upon termination of the advisory agreement between us and our advisor because of a change of control, a performance fee of up to 15% of the amount by which our going concern value based on the actual value of our assets less our indebtedness at the time of termination, plus total distributions paid (excluding the 10% stock dividend) to our stockholders, exceeds the aggregate capital contributions contributed by stockholders plus payment to stockholders of a 9% annual, cumulative, non-compounded return on capital. The subordinated performance fee will be reduced or eliminated upon determining the number of shares of common stock issuable upon conversion of the convertible stock.
Actual amounts are dependent upon our going concern value based on the actual value of our assets and our indebtedness at the time of the termination of the advisory agreement and, therefore, cannot be determined at the present time.

Other Behringer Harvard Programs

This section supplements the discussion under the table heading "Offering Size—Behringer Harvard REIT I," which appears under the heading "Prospectus Summary—Other Behringer Harvard Programs" on page 13 of the prospectus, and all similar discussions appearing throughout the prospectus.

        $800,000,000 to the public in the primary offering plus $152,000,000 for the distribution reinvestment plan; no minimum offering. Shares may be reallocated between the primary offering and the distribution reinvestment plan.

Summary Financial Data

This section supplements the discussion contained in the prospectus under the heading "Prospectus Summary—Summary Financial Data," which begins on page 17 of the prospectus, and all similar discussions appearing throughout the prospectus.

        At June 30, 2006, we wholly owned 21 properties and owned tenant-in-common interests in seven properties. At December 31, 2005, we wholly owned 14 properties and owned tenant-in-common interests in seven properties. At December 31, 2004, we wholly owned one property and owned tenant-in-common interests in six properties. At December 31, 2003, we had a tenant-in-common interest in one property and we owned no properties during the period from inception (June 28, 2002) through December 31, 2002. Accordingly, the selected financial data for each period presented below reflects significant increases in all categories. The following data should be read in conjunction with our consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus. The selected financial data presented below has been derived from our consolidated financial statements (in thousands, except per share amounts).

	As of June 30, 2006	As of December 31, 2005	As of December 31, 2004	As of December 31, 2003	As of December 31, 2002
Total assets	$1,744,972	$900,582	$198,888	$11,685	$197

Long-term debt obligations	$998,513	$353,555	$82,354	$4,333	$—
Other liabilities	80,272	26,224	6,613	281	—
Minority interest(1)	3,224	3,375	—	—	—
Stockholders' equity	662,963	517,428	109,921	7,071	197

Total liabilities and stockholders' equity	$1,744,972	$900,582	$198,888	$11,685	$197

	Six months ended June 30, 2006	Year ended December 31, 2005	Year ended December 31, 2004	Year ended December 31, 2003	From inception (June 28, 2002) through December 31, 2002
Rental revenues(2)	$54,452	$31,057	$130	$—	$—
Property operating expense and real estate taxes(2)	17,697	10,301	22	—	—
Depreciation and amortization(2)	25,188	15,033	—	—	—
Interest expense(3)	15,798	13,137	1,690	61	—
Rate lock extension expense/(recoveries)	—	(525)	525	—	—
Property and asset management fees(4)	2,976	3,359	295	10	—
Organization expenses	—	—	218	17	—
General and administrative	657	1,254	712	223	4

Total expenses	62,316	42,559	3,462	311	4
Interest income	1,931	2,665	390	4	1
Equity in investments of tenant-in-common interests(5)	2,309	3,115	1,403	18	—

Net loss	$(3,624)	$(5,722)	$(1,539)	$(289)	$(3)

Basic and diluted loss per share(6)	$(0.05)	$(0.15)	$(0.26)	$(1.84)	$(0.12)
Distributions declared per share(6)	$0.35	$0.67	$0.64	$0.58	$—

(1)
Minority interest not owned by us consists of 432,586 units of limited partnership interests in Behringer OP.

(2)
Rental revenues, property operating expense, real estate taxes, depreciation and amortization are from our wholly-owned properties.

(3)
Interest expense includes our proportionate share of mortgage interest expense and deferred financing fees from our tenant-in-common interest investments and from our wholly-owned properties that have associated mortgages.

(4)
Property and asset management fees include our proportionate share of these fees from our tenant-in-common interest investments and from our wholly-owned properties.

(5)
Our equity in investments of tenant-in-common interests is our proportionate share of revenues and expenses from our tenant-in-common interest investments.

(6)
Basic and diluted loss per share and distributions declared per share for each period presented reflects the effect of the 10% stock dividend issued October 1, 2005.

Questions and Answers about this Offering

The answer to the question "What properties do you currently own?," which begins on page 20 of the prospectus, and all similar discussions appearing throughout the prospectus, are supplemented as follows:

        As of July 31, 2006, we owned interests in 28 office properties located in California, Colorado, Georgia, Illinois, Maryland, Minnesota, Missouri, New Jersey, Oregon, Texas, Tennessee and Washington, D.C.; see "Description of Real Estate Investments" for information on each of our real estate investments.

Property Name	Major Tenants	Building Type	Square Feet	Location
Minnesota Center	Computer Associates International, Inc. CB Richard Ellis, Inc. Regus Business Centre Corp.	14-story office building	276,425 sq. ft.	Bloomington, Minnesota
Enclave on the Lake	SBM—IMODCO, Inc. Atlantic Offshore Limited	6-story office building	171,090 sq. ft.	Houston, Texas
St. Louis Place	Fleishman-Hillard, Inc. Trizec Properties, Inc. Moser & Marsalek, P.C. Peckham Guyton Albers & Viets, Inc. U.S. General Services Administration (Dept. of SSA)	20-story office building	337,088 sq. ft.	St. Louis, Missouri
Colorado Building	Bowne of New York City, Inc. InfoTech Strategies, Inc. Community Transportation Association of America U.S. General Services Administration (EPA) Wilson, Elser, Moskowitz, Edelman & Dicker, LLP	11-story office building	121,701 sq. ft.	Washington, D.C.
Travis Tower	CenterPoint Energy, Inc. Linebarger Goggan Blair Pena & Sampson LLP Edge Petroleum Corporation Samson Lone Star LP	21-story office building	507,470 sq. ft.	Houston, Texas
Cyprus Building	Phelps Dodge Corporation	4-story office building	153,048 sq. ft.	Englewood, Colorado

250 West Pratt Street Property	Vertis, Inc. Semmes Bowen & Semmes U.S. General Services Administration	24-story office building	368,194 sq. ft.	Baltimore, Maryland
Ashford Perimeter Building	Verizon Wireless, Inc. Noble Systems Corporation XO Georgia, Inc. Coalition America, Inc.	6-story office building	288,175 sq. ft.	Atlanta, Georgia
Alamo Plaza	Pioneer Natural Resources USA, Inc. Newfield Exploration J. Walter Thompson	16-story office building	191,151 sq. ft.	Denver, Colorado
Utah Avenue Building	Northrop Grumman Space and Mission Systems Corporation Unisys Corporation	1-story office/research and development building	150,495 sq. ft.	El Segundo, California
Lawson Commons	Lawson Associates, Inc. St. Paul Fire and Marine Insurance Company	13-story office building	436,342 sq. ft.	St. Paul, Minnesota
Downtown Plaza	The Designory, Inc. Barrister Executive Suites, Inc. City of Long Beach	6-story office building	100,146 sq. ft.	Long Beach, California
Western Office Portfolio	Alliance Data Systems Allstate Insurance Company	Five separate properties:
	The Goodrich Corporation	• 3-story office building	• 230,061 sq. ft.	• Richardson, Texas
		• 3-story office building	• 88,335 sq. ft.	• Tigard, Oregon
		• 3-story office building	• 71,739 sq. ft.	• Diamond Bar, California
		• 2-story office building	• 55,095 sq. ft.	• Diamond Bar, California
		• 2-story office building	• 40,759 sq. ft.	• Diamond Bar, California
Buena Vista Plaza	Disney Enterprises, Inc.	7-story office building	115,130 sq. ft.	Burbank, California
One Financial Plaza	Deloitte & Touche USA LLP Martin-Williams, Inc. Clarity Coverdale Fury Advertising, Inc.	27-story office building	393,902 sq. ft.	Minneapolis, Minnesota

Riverview Tower	Alcoa, Inc. Branch Banking & Trust Company Woolf, McClane, Bright, Allen & Comperter, PLLC	24-story office building	334,196 sq. ft.	Knoxville, Tennessee
1325 G Street	Neighborhood Reinvestment Corporation Federal Bureau of Investigations Prudential Relocations, Inc.	10-story office building	306,563 sq. ft.	Washington, D.C.
Woodcrest Center	Towers, Perrin, Forster and Crosby, Inc. Equity One, Inc. American Water Works Company, Inc.	1-story office building	333,275 sq. ft.	Cherry Hill, New Jersey
Burnett Plaza	Americredit Financial Services, Inc. Burlington Resources Oil and Gas Company, L.P. U.S. Department of Housing and Urban Development	40-story office building	1,024,627 sq. ft.	Ft. Worth, Texas
Paces West	Piedmont Hospital Inc. Docucorp International, Inc. BT Americas Inc.	14-story and 17-story office buildings	646,000 combined sq. ft.	Atlanta, Georgia
Riverside Plaza	Deutsche Investment Management Americas, Inc. Fifth Third Bank Synovate, Inc.	35-story office building and 3-story fitness center	1.2 million combined sq. ft.	Chicago, Illinois
The Terrace	Cirrus Logic, Inc. Vinson & Elkins	Two 5-story and two 6-story office buildings	619,000 combined sq. ft.	Austin, Texas
10777 Clay Road	Paragon Engineering Services, Inc.	3-story office building	227,486 sq. ft.	Houston, Texas
600/619 Alexander Road	Sovereign Bank Nassau Broadcasting Partners, L.P.	Two 3-story buildings	97,447 combined sq. ft.	Princeton, New Jersey

The answer to the question "Who will choose the investments you make?" which begins on page 23 of the prospectus, and all similar discussions appearing throughout the prospectus, are supplemented as follows:

        As of June 30, 2006, Mr. Behringer had sponsored private and public real estate programs that have raised approximately $2.3 billion from approximately 34,000 investors and which owned and operated a total of 73 commercial real estate properties.

The answer to the question "What have your distribution payments been since you began operations on October 1, 2003?," which begins on page 25 of the prospectus, and all similar discussions appearing throughout the prospectus, are supplemented as follows:

        Since we began operations, our board has authorized distributions on a quarterly basis as follows:

Quarter	Approximate Amount (Rounded)	Annualized Percentage Return Assuming $10.00 Per share Purchase Price*
4th Qtr. 2003	$0.1764376 per share	7%
Fiscal Year 2004	$0.6999970 per share	7%
Fiscal Year 2005	$0.6999970 per share	7%
1st Qtr. 2006	$0.1726020 per share	7%
2nd Qtr. 2006	$0.1745198 per share	7%
3rd Qtr. 2006	$0.1764376 per share	7%

*
Your average weighted share price may be lower than $10.00 per share, and your individual percentage return may be greater than 7%, as a result of shares purchased through our distribution reinvestment plan at less than $10.00 per share or acquired in connection with our 10% stock distribution.

Risk Factors

Risks Related to an Investment in Behringer Harvard REIT I

The following risk factor, which appears on page 31 of the prospectus under the heading "Risk Factors—Risks Related to an Investment in Behringer Harvard REIT I," is superceded in its entirety as follows:

Our rights, and the rights of our stockholders, to recover claims against our officers, directors and advisor are limited.

        Maryland law provides that a director will not have any liability as a director if the person performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter limits the liability of our directors and officers to us an our stockholders for monetary damages to the maximum extent permitted by Maryland law. Our charter also provides that we will generally indemnify our directors, our officers, our employees, our agents, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) they actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases. However, in accordance with the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines, our charter does provide that we may not indemnify our directors, our officers, our employees, our agents, our advisor and its affiliates unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders. See the section captioned "Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents" elsewhere herein.

Risks Related to Conflicts of Interest

The following risk factor, which appears on page 32 of the prospectus under the heading "Risk Factors—Risks Related to Conflicts of Interest," is superceded in its entirety as follows:

Behringer Advisors faces conflicts of interest relating to the purchase and leasing of properties, that may not be resolved in our favor.

        Although our sponsor generally seeks to avoid simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard sponsored programs are seeking to invest in similar properties. As a result, we may be buying properties at the same time as one or more of the other Behringer Harvard sponsored programs managed by officers and employees of our advisor and/or its affiliates are buying properties, and these other Behringer Harvard sponsored programs may use investment strategies that are substantially similar to ours. Our affiliates, Behringer Harvard Advisors I LP and Behringer Harvard Advisors II LP, are the advisors to other Behringer Harvard sponsored real estate programs. Our executive officers and the executive officers of our advisor also are the executive officers of Behringer Harvard Advisors I LP, Behringer Harvard Advisors II LP and other REIT advisors, the general partners of limited partnerships and/or the advisors or fiduciaries of other Behringer Harvard sponsored programs, and these entities are and will be under common ownership. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard sponsored program. In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor and on behalf of managers of other Behringer Harvard sponsored programs decide whether to allocate any particular property to us or to another Behringer Harvard sponsored program or affiliate, which may have an investment strategy that is substantially similar to ours. In addition, we may acquire properties in geographic areas where other Behringer Harvard sponsored programs own properties. If one of the other Behringer Harvard sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment. Similar conflicts of interest may apply if our advisor determines to make or purchase mortgage, bridge or mezzanine loans or participations in mortgage, bridge or mezzanine loans on our behalf, since other Behringer Harvard sponsored programs may be competing with us for such investments.

Risks Related to Our Business in General

The following risk factor is added on page 43 as the last risk factor under the heading "Risk Factors—Risks Related to Our Business in General":

The State of Texas recently enacted legislation that creates a new "margin tax" and decreases state property taxes. This tax reform could result in decreased reimbursable expenses from tenants, and increased taxes on our operations, which could reduce the cash available for distribution to you.

        In May 2006, the State of Texas enacted legislation which replaces the current franchise tax with a new "margin tax," which is effective for calendar years beginning after December 31, 2006. The new legislation expands the entities from those that are covered by the current Texas franchise tax, and specifically includes limited partnerships as subject to the new margin tax. The tax generally will be 1% of an entity's taxable margin, which is the part of an entity's total revenue less applicable deductions apportioned to Texas. In May 2006, the State of Texas also enacted legislation that reduces the state property tax. As a result of this new property tax legislation, our reimbursable expenses from tenants at the property level may decrease, due to decreased property taxes. We hold significant assets in Texas. As a consequence, the new margin tax, combined with the decrease of reimbursable expenses due to the decreased property tax, could reduce the amount of cash we have available for distribution to you.

Estimated Use of Proceeds

The first sentence of the first full paragraph under the heading "Estimated Use of Proceeds," which begins on page 60 of the prospectus, is superceded in its entirety as follows:

        The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the maximum offering of 96,000,000 shares and (2) the maximum offering of 80,000,000 shares pursuant to the primary offering and no shares pursuant to the distribution reinvestment plan, respectively. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Capitalization

This section supplements the discussion contained in the prospectus under the heading "Capitalization," which begins on page 63 of the prospectus, and all similar discussions appearing throughout the prospectus.

        The following table sets forth our actual capitalization as of June 30, 2006. The information set forth in the following table should be read in conjunction with our historical financial statement included elsewhere in this prospectus and the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

As of June 30, 2006
(in thousands)
LIABILITIES
Mortgages payable	$998,513
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—
Common stock, $.0001 par value per share; 349,999,000 shares authorized; 87,739,456 and 67,863,168 shares issued and outstanding at June 30, 2006	9
Additional paid-in capital	779,258
Cumulative distributions and net loss	(116,304)

TOTAL STOCKHOLDERS' EQUITY	$662,963

Management

Executive Officers and Directors

This section supplements the biographies of the following individuals appearing under the heading "Management—Executive Officers and Directors," which begins on page 66 of the prospectus.

        Robert M. Behringer is our Chief Executive Officer, Chief Investment Officer and Chairman of the Board and the Chief Executive Officer of Behringer Advisors, our advisor. He also is the majority owner, sole manager and Chief Executive Officer of Behringer Harvard Holdings, the parent corporation of Behringer Advisors. Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I, each a publicly registered real estate limited partnership. Mr. Behringer also controls the general partners of Behringer Harvard Strategic Opportunity Fund I and Behringer Harvard Strategic Opportunity Fund II, private real estate limited partnerships. Since 2001, Mr. Behringer also has been the Chief Executive Officer of the other Behringer Harvard companies.

        From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer that has recently been liquidated and that had a net asset value of approximately $200 million before its liquidation. Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989, that invested in single asset limited partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease Real Estate Investments, Inc.), one of the largest pension funds advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the South Central United States. The portfolio included institutional quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion. Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

        Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational properties. In addition to being our Chief Executive Officer, Chief Investment Officer and Chairman of the Board, he is currently the general partner or a co-general partner in several real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. Mr. Behringer is a Certified Property Manager, Real Property Administrator and Certified Hotel Administrator, holds NASD Series 7, 24 and 63 registrations and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council. Mr. Behringer also was a licensed certified public accountant for over 20 years. Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

        Robert S. Aisner is our President and Chief Operating Officer, one of our directors and President of the other Behringer Harvard companies. Mr. Aisner has over 30 years of commercial real estate experience. From 1996 until joining Behringer Harvard REIT I in 2003, Mr. Aisner served as (1) Executive Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange listed REIT that is focused on the development, acquisition and management of upscale apartment communities and serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (2) President of AMLI Management Company, which oversees all of AMLI's apartment operations in 80 communities, (3) President of the AMLI Corporate Homes division that manages AMLI's corporate housing properties, (4) Vice President of AMLI Residential Construction, a division of AMLI that performs real estate construction services, and (5) Vice President of AMLI Institutional Advisors, the AMLI division that serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities. Mr. Aisner also served on AMLI's Executive Committee and Investment Committee from 1999 until 2003. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management company. From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development and management company, where he served as Vice President.

        Mr. Aisner served as an independent director of Behringer Harvard REIT I from June 2002 until February 2003 and while an executive with us from June 2003 until the present he also has served as a director. Mr. Aisner serves as President of Behringer Harvard Holdings, Harvard Property Trust, LLC, IMS, HPT Management and Behringer Development. Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

        Gary S. Bresky is our Chief Financial Officer. Mr. Bresky also is the Chief Financial Officer and Treasurer of Behringer Advisors and all of the other Behringer Harvard companies.

        Prior to his employment with the Behringer Harvard REIT I, Mr. Bresky served, from 1996 to 2001, as a Senior Vice President of Finance with Harvard Property Trust, Inc. In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions. Mr. Bresky also was integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or sale of assets.

        From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, Texas, where he focused on finance and accounting for both public and private real estate investment trusts. His experience included conducting annual audits, preparing quarterly and annual public securities reporting compliance filings and public real estate securities registration statements for his clients. From 1989 to 1994, Mr. Bresky worked with Ten West Associates, Ltd. and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185 million. From 1988 until 1989, Mr. Bresky worked as an analysts' assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc. assisting brokers in portfolio management. Mr. Bresky has been active in commercial real estate and related financial activities for over 15 years and holds NASD Series 7, 24, 27 and 63 registrations. Mr. Bresky received a Bachelor of Arts degree from the University of California—Berkeley and a Masters of Business Administration degree from the University of Texas at Austin.

        M. Jason Mattox is our Executive Vice President. Mr. Mattox also serves as a Senior Vice President of Behringer Advisors and serves in a similar capacity with the other Behringer Harvard companies.

        From 1997 until joining Behringer Harvard REIT I in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over one million square feet of Harvard Property Trust, Inc.'s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

        Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties. Mr. Mattox formerly was a member of the National Association of Real Estate Investment Trusts and the Texas Association of Builders. Mr. Mattox has been active in commercial real estate and related financial activities for over six years and holds NASD Series 7, 24 and 63 registrations. Mr. Mattox received a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.

        Jon L. Dooley is our Executive Vice President—Real Estate. Mr. Dooley holds a similar position with other Behringer Harvard sponsored programs, including Behringer Advisors, which he joined as an employee in 2004. From June 2002 until May 2003, he served as one of our independent directors. In 2002, he served as a Senior Vice President with Trammell Crow Company, a New York Stock Exchange listed diversified commercial real estate company. For the 13 years prior to joining Trammell Crow Company, Mr. Dooley held various senior management positions with Lend Lease Real Estate Investments, Inc. (Lend Lease), a leading real estate pension manager and advisor in the United States and Equitable Real Estate Investment Management, Inc. (acquired by Lend Lease). In 1997, Mr. Dooley became a principal with Lend Lease. Mr. Dooley served as a Senior Vice President of Asset Management from 1991 to 1996 while at Equitable Real Estate Management, Inc. Mr. Dooley has over 25 years of commercial real estate experience. Mr. Dooley received a Bachelor of Business Administration degree from Southern Methodist University.

Key Personnel

This section supplements the biographies of the following individuals appearing under the heading "Management—Key Personnel," which begins on page 69 of the prospectus.

        James D. Fant is our Senior Vice President—Real Estate of Behringer Advisors and joined Behringer Harvard in April 2005. Mr. Fant has been in the commercial real estate business since 1983 primarily in investment advisory services, project development, and investment sales. From October 2002 until March 2005, Mr. Fant was the founder of an advisory business providing financial and real estate services to small businesses. From March 2000 until September 2002, Mr. Fant served as Vice President of Acquisitions for the pension advisory firm Kennedy Associates, sourcing opportunity acquisitions and ground up development transactions with local development partners in the mid continent region of the country. From October 1998 until February 2000, he served as Vice President for Metro-American Developers and Investors sourcing development and investment opportunities. Mr. Fant served in multiple capacities for MEPC American Properties from December 1983 until September 1998. As Senior Vice President, his responsibilities included acquisitions and dispositions, project development and asset management in markets throughout the country. Mr. Fant has experience in a variety of product types including office, industrial, and retail. Mr. Fant received a Bachelor of Business Administration degree from the University of Texas at Arlington, is a Certified Public Accountant licensed in the State of Texas and is a Licensed Real Estate Salesman.

        Samuel A. Gillespie is our Senior Vice President—Funds Management of Behringer Advisors and joined Behringer Harvard in November, 2004. Mr. Gillespie has 22 years of experience in the commercial real estate industry, all with Trammell Crow Company prior to joining Behringer Harvard. His most recent position was as Managing Director of National Accounts where he was responsible for providing senior level leadership for Trammell Crow Company's largest institutional customers, representing 175 million square feet and $135,000,000 in revenue. Prior to that Mr. Gillespie was Partner in Charge of Trammell Crow's Indianapolis office from 1986-1997, developing 3 million square feet of office and warehouse space valued at over $100,000,000 as well as assembling, rezoning and financing three complex land sites totaling 500 acres. Mr. Gillespie began his career as a leasing agent in Oklahoma City in 1983, representing Trammell Crow's office and warehouse portfolio to the tenant and brokerage community, where he negotiated over 850,000 square feet of leases in a three year period. Mr. Gillespie graduated summa cum laude in 1981 with a Bachelor Degree in Accounting from Texas A&M University.

        Terry Kennon is our Senior Vice President—Asset Management of Behringer Advisors. Mr. Kennon holds the same title with other Behringer Harvard companies. Mr. Kennon joined Behringer Advisors in February 2004 and has over 30 years of commercial real estate experience. From September 2002 until February 2004, he was Senior Vice President—Asset Management with KBS Realty Advisors, a pension fund advisor. As such, he was responsible for 2.5 million square feet of office space in the Central and Northeastern U.S. markets. From July 2001 until August 2002, Mr. Kennon served as Regional Vice President—Property Management for PM Realty Group, a national property management and leasing company. From August 2000 until July 2001, he served as Senior Vice President—Marketing for Safeco Title Company, a regional title company, and from June 1997 until August 2000, he was Managing Director of Landauer Associates, a national real estate counselor and a subsidiary of Aegon Insurance Company. The majority of his career, he held the position of Vice President of The Prudential Real Estate Group which included both the general account and pension advisory divisions. He has extensive experience in institutional property ownership having been responsible for asset management, acquisitions and dispositions for office, industrial, multi-family and retail properties. Mr. Kennon holds a Bachelor of Business Administration and Masters of Business Administration degrees from the University of Memphis. He is a Certified Property Manager.

Compensation of Directors

This section supplements the discussion contained in the prospectus under the heading "Management—Compensation of Directors," which begins on page 70 of the prospectus, and all similar discussions appearing throughout the prospectus.

        We pay each of our directors who are not employees of Behringer Harvard REIT I, Behringer Advisors or their affiliates an annual retainer of $25,000 in equal quarterly installments plus $1,000 for each board or committee meeting the director attends in person or by phone. We pay the chairman of our audit committee an additional annual retainer of $10,000 and each of the chairmen of our compensation and nominating committees an additional annual retainer of $5,000. It is our policy to grant to each of our non-employee directors an option to purchase 5,000 shares of common stock at $9.10 per share upon their initial election as a director and upon each reelection as a director.

2005 Incentive Award Plan

This section supplements the discussion contained in the prospectus under the heading "Management—2005 Incentive Award Plan," which begins on page 70 of the prospectus, and all similar discussions appearing throughout the prospectus.

Maximum Shares and Award Limits

        As of July 31, 2006, a total of 13,190,100 shares have been reserved for issuance under the 2005 Incentive Award Plan.

Automatic Option Grants to Non-Employee Directors

        On May 31, 2005, we automatically issued options to purchase 5,500 shares of our common stock at $8.27 per share, as adjusted for the 10% stock dividend on October 1, 2005, to each of our three independent directors upon his reelection as a director pursuant to the 2005 Incentive Award Plan. These options became fully exercisable as of May 31, 2006. On June 28, 2006, we automatically issued options to purchase 5,000 shares of our common stock at $9.10 per share to each of our three independent directors upon his reelection as a director pursuant to Appendix A of the 2005 Incentive Award Plan. These options become fully exercisable as of June 28, 2007.

Non-Employee Director Stock Option Plan

The first full paragraph of the discussion appearing under the heading "Management—Non-Employee Director Stock Option Plan," which begins on page 73 of the prospectus, is superceded in its entirety as follows:

        The Behringer Harvard REIT I Non-Employee Director Stock Option Plan (referred to herein as the "Director Option Plan") was approved by our board of directors and stockholders on June 26, 2002. The Director Option Plan was terminated on May 31, 2005 following our stockholder's approval of the 2005 Incentive Award Plan; however, all options granted under the Director Option Plan prior to its termination remain outstanding and subject to the terms of the Director Option Plan. As of the date of termination, options to acquire 3,000 shares of our common stock had been granted under such plan to each of Messrs. Dannis, Partridge and Witten. These options were granted on May 27, 2004 with an exercise price of $10.91 per share, as adjusted for the 10% stock dividend on October 1, 2005, and were fully vested as of May 27, 2005.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

The second full paragraph appearing under the heading "Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents," which begins on page 74 of the prospectus, is superceded in its entirety as follows:

        Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision that eliminates directors' and officers' liability to us and our stockholders for monetary damages to the maximum extent permitted by Maryland law. Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

  •
  an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services;

  •
  with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

  •
  in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us, in which case indemnification is limited to expenses.

The Advisory Agreement

This section supplements the discussion contained in the prospectus under the heading "Management—The Advisory Agreement," which begins on page 76 of the prospectus, and all similar discussions appearing throughout the prospectus.

The term of the current advisory agreement expires in March 2007 but may be renewed for an unlimited number of successive one-year periods.

Stockholdings

This section supplements the discussion contained in the prospectus under the heading "Management—Stockholdings," which begins on page 78 of the prospectus, and all similar discussions appearing throughout the prospectus.

        As of July 31, 2006, approximately 92,000,000 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. On March 22, 2006, we sold 1,000 shares of our convertible stock to Behringer Advisors.

Property Manager

This section supplements the discussion contained in the prospectus under the heading "Management—Property Manager," which begins on page 78 of the prospectus, and all similar discussions appearing throughout the prospectus.

As of July 31, 2006, HPT Management together with its subsidiary, Behringer Harvard TIC Management Services LP, was managing in excess of 11 million square feet of office buildings for real estate programs sponsored by Mr. Behringer.

Management Compensation

Footnote (1) to the compensation table under the heading "Management Compensation," which begins on page 80 of the prospectus, is superceded in its entirety as follows:

(1)
The estimated maximum dollar amounts are based on the sale of a maximum of 80,000,000 shares to the public at $10.00 per share in the primary offering and sale of a maximum of 16,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment offering.

The following paragraph is added on page 86 of the prospectus as the last full paragraph under the heading "Management—Management Compensation":

        In addition, from time to time, Behringer Harvard Holdings or its affiliates, including our advisor, Behringer Advisors, may agree to waive or defer all or a portion of the acquisition, asset management or other fees due them to increase the amount of cash available to pay distributions to investors. For the six months ended June 30, 2006, asset management fees of approximately $1.7 million were waived, approximately $1.2 million of which was waived in respect of the three months ended March 31, 2006 and approximately $0.5 million of which was waived in respect of the three months ended June 30, 2006.

Stock Ownership

This section supplements the discussion contained in the prospectus under the heading "Stock Ownership," which begins on page 87 of the prospectus, and all similar discussions appearing throughout the prospectus.

        The following table shows, as of July 31, 2006, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

		Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner		Number of Shares of Common Stock	Percentage of Class
Robert M. Behringer(2)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	31,409.0119	*
Robert S. Aisner(3)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	—	—
Gerald J. Reihsen, III(4)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	2,417.5824	*
Gary S. Bresky(5)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	3,021.9779	*
M. Jason Mattox(6)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	384.6153	*
Charles G. Dannis(7)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	10,604.2712	*
Steven W. Partridge(7)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	13,450	*
G. Ronald Witten(7)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	15,426.3736	*
All directors and executive officers as a group (eight persons)(2)		76,713.8323	*

*
Less than 1%

(1)
For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (1) approximately 92,000,000 shares of common stock outstanding as of July 31, 2006, and (2) shares of common stock issuable pursuant to options held by the respective person or group which may be exercised within 60 days following July 31, 2006; it does not include 1,000 shares of convertible stock owned by Behringer Advisors. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.

(2)
Includes 22,000 shares of common stock owned by Behringer Harvard Holdings but does not include 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. As of July 31, 2006, Mr. Behringer controlled the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings.

(3)
Does not include 22,000 shares of common stock owned by Behringer Harvard Holdings, of which Mr. Aisner controls the disposition of 4% of the limited liability company interests, or 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Aisner's interest in Behringer Harvard Holdings.

(4)
Does not include 22,000 shares of common stock owned by Behringer Harvard Holdings, of which Mr. Reihsen controls the disposition of 4.5% of the limited liability company interests, or 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Reihsen's interest in Behringer Harvard Holdings.

(5)
Does not include 22,000 shares of common stock owned by Behringer Harvard Holdings, of which Mr. Bresky controls the disposition of 3% of the limited liability company interests, or 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Bresky's interest in Behringer Harvard Holdings.

(6)
Does not include 22,000 shares of common stock owned by Behringer Harvard Holdings, of which Mr. Mattox controls the disposition of 1.5% of the limited liability company interests, or 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Mattox's interest in Behringer Harvard Holdings.

(7)
Includes vested options exercisable into 8,500 shares of common stock.

Management's Discussion and Analysis of Financial Condition and Results of Operations

        This section supplements the discussion contained in the prospectus under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations," which begins on page 110 of the prospectus, and all similar discussions appearing throughout the prospectus.

        The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements and the notes thereto.

Critical Accounting Policies and Estimates

        Management's discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On a regular basis, we evaluate these estimates, including investment impairment. These estimates are based on management's historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates. Our most sensitive estimates involve the allocation of the purchase price of acquired properties and evaluating our real-estate related investments for impairment.

  Investments in Tenant-in-Common Interests

        The "Investments in tenant-in-common interests" on our balance sheet consists of our undivided tenant-in-common ("TIC") interests in various office buildings. Consolidation of these investments is not required as they do not qualify as variable interest entities as defined in Financial Accounting Standards Board Interpretation ("FIN") No. 46R and do not meet the voting interest requirements required for consolidation under the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 78-9 "Accounting for Investments in Real Estate Ventures," as amended by Emerging Issues Task Force ("EITF") 04-5 "Investor's Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights."

        We account for these investments using the equity method of accounting in accordance with SOP 78-9, as amended by EITF 04-5. The equity method of accounting requires these investments to be initially recorded at cost and subsequently increased (decreased) for our share of net income (loss), including eliminations for our share of inter-company transactions and reduced when distributions are received.

  Investment Impairments

        For our wholly-owned properties, we monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset including its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

        For real estate we own through an investment in a joint venture, TIC interest or other similar investment structure, at each reporting date we will compare the estimated fair value of our investment to the carrying value. An impairment charge is recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. There were no impairment charges in 2005, 2004 or 2003 or for the six months ended June 30, 2006 or 2005.

  Real Estate

        Upon the acquisition of real estate properties, we allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships. Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

        The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management's estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

        We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions. The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

        We amortize the value of in-place leases to expense over the term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

  Overview

        We were incorporated on June 26, 2002 as a Maryland corporation. We acquire and operate institutional quality real estate. In particular, we focus on acquiring institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. We also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. Further, we may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 TIC interests, or in entities that make investments similar to the foregoing. We operate as a REIT for federal and state income tax purposes.

        As of June 30, 2006, we owned a portfolio of 28 properties located in California, Colorado, Georgia, Illinois, Maryland, Minnesota, Missouri, New Jersey, Oregon, Tennessee, Texas, and Washington, D.C.

        On February 11, 2005, this offering of common stock was declared effective for up to 80,000,000 shares of common stock at $10.00 per share and the issuance of up to 16,000,000 shares of common stock at $9.50 per share that may be distributed pursuant to our distribution reinvestment program. We reserve the right to reallocate the shares between the primary offering and out distribution reinvestment plan.

  Results of Operations

        At June 30, 2006, we had 21 wholly-owned properties and had TIC interests in seven properties. At June 30, 2005, we had five wholly-owned properties and had TIC interests in seven properties. At December 31, 2005, we wholly owned 14 properties and had TIC interests in seven additional properties. At December 31, 2004, we wholly owned one property and had TIC interests in six additional properties. At December 31, 2003, we owned a TIC interest in one property. Accordingly, our results of operations for each period presented reflect significant increases in all categories. We revised the presentation of our 2004 Consolidated Statements of Operations to remove the operating loss subtotal and the other income caption to conform to current presentation. See Note 17—"Revisions to Consolidated Statements of Operations and Cash Flows for the years ended December 31, 2004 and 2003" in the Notes to the Consolidated Financial Statements.

Three months ended June 30, 2006 as compared to three months ended June 30, 2005

        Rental Revenue.    Rental revenue was from our wholly-owned properties and was approximately $31.9 million for the three months ended June 30, 2006 as compared to approximately $3.7 million for the three months ended June 30, 2005. The increase in rental revenue is primarily due to our increased number of wholly-owned real estate properties. We expect increases in rental revenue in the future as we purchase additional real estate properties. Under the accounting policies described above, rents from properties in which we own a TIC interest are not recorded as revenue to us.

        Property Operating Expense.    Property operating expense for the three months ended June 30, 2006 was approximately $6.3 million as compared to approximately $0.7 million for the three months ended June 30, 2005 and was comprised of property operating expense from our wholly-owned properties. The increase in property operating expense is primarily due to our increased number of wholly-owned real estate properties. We expect increases in property operating expense in the future as we purchase additional real estate properties. Under the accounting policies described above, property operating expense of properties in which we own a TIC interest are not recorded as property operating expense to us.

        Interest Expense.    Interest expense for the three months ended June 30, 2006 and 2005 was approximately $9.1 million and $2.1 million, respectively, and was comprised of interest expense and amortization of deferred financing fees related to our mortgages associated with our real estate and TIC interest investments. We expect increases in interest expense in the future as we purchase and invest in additional real estate properties.

        Real Estate Taxes.    Real estate taxes for the three months ended June 30, 2006 were approximately $4.0 million as compared to approximately $0.5 million for the three months ended June 30, 2005 and were comprised of real estate taxes from each of our wholly-owned properties. The increase in real estate taxes is primarily due to our increased number of wholly-owned real estate properties. We expect increases in real estate taxes in the future as we purchase additional real estate properties. Under the accounting policies described above, real estate taxes of properties in which we own a TIC interest are not recorded as real estate taxes to us.

        Property Management Fees.    Property management fees for the three months ended June 30, 2006 were approximately $1.1 million as compared to approximately $0.3 million for the three months ended June 30, 2005, and were comprised of property management fees related to our wholly-owned real estate property and TIC interest investments. We expect increases in property management fees in the future as we invest in additional real estate properties.

        Asset Management Fees.    Asset management fees were approximately $1.1 million for the three months ended June 30, 2006 as compared to approximately $0.2 million of expense for the three months ended June 30, 2005 and were comprised of asset management fees associated with our wholly-owned properties and TIC interest investments. Asset management fees of $0.5 million were waived by Behringer Advisors for the three months ended June 30, 2006.

        General and Administrative Expense.    General and administrative expense for the three months ended June 30, 2006 was approximately $0.3 million as compared to approximately $0.4 million for the three months ended June 30, 2005 and was comprised of corporate general and administrative expenses including directors' and officers' insurance premiums, auditing fees, legal fees and other administrative expenses.

        Depreciation and Amortization Expense.    Depreciation and amortization expense for the three months ended June 30, 2006 was approximately $15.1 million as compared to $1.6 million for the three months ended June 30, 2005 and was comprised of depreciation and amortization expense from each of our wholly-owned properties. We expect increases in depreciation and amortization expense in the future as we purchase additional real estate properties. Under the accounting policies described above, depreciation and amortization expense of properties in which we own a TIC interest are not recorded as depreciation and amortization expense to us.

        Interest Income.    Interest income for the three months ended June 30, 2006 was approximately $0.9 million and was comprised of interest income associated with funds on deposit with banks. During the three months ended June 30, 2005, we earned approximately $0.5 million in interest income.

        Equity in Earnings of Investments in Tenant-in-Common Interests.    Equity in earnings of investments in TIC interests for the three months ended June 30, 2006 was approximately $1.2 million and was comprised of our share of equity in the earnings of our TIC interest investments. During the three months ended June 30, 2005, our equity in earnings of investments in TIC interests was approximately $0.8 million.

Six months ended June 30, 2006 as compared to six months ended June 30, 2005

        Rental Revenue.    Rental revenue was from our wholly-owned properties and was approximately $54.5 million for the six months ended June 30, 2006 as compared to approximately $5.7 million for the six months ended June 30, 2005. The increase in rental revenue is primarily due to our increased number of wholly-owned real estate properties. We expect increases in rental revenue in the future as we purchase additional real estate properties. Under the accounting policies described above, rents from properties in which we own a TIC interest are not recorded as revenue to us.

        Property Operating Expense.    Property operating expense for the six months ended June 30, 2006 was approximately $10.9 million as compared to approximately $1.0 million for the six months ended June 30, 2005 and was comprised of property operating expense from our wholly-owned properties. The increase in property operating expense is primarily due to our increased number of wholly-owned real estate properties. We expect increases in property operating expense in the future as we purchase additional real estate properties. Under the accounting policies described above, property operating expense of properties in which we own a TIC interest are not recorded as property operating expense to us.

        Interest Expense.    Interest expense for the six months ended June 30, 2006 and 2005 was approximately $15.8 million and $3.8 million, respectively, and was comprised of interest expense and amortization of deferred financing fees related to our mortgages associated with our real estate and TIC interest investments. We expect increases in interest expense in the future as we purchase and invest in additional real estate properties.

        Rate Lock Extension Expense.    There was no rate lock extension expense for the six months ended June 30, 2006. Rate lock extension expense for the six months ended June 30, 2005 was approximately $0.5 million. Although we may continue to enter into additional interest rate lock agreements, we do not expect to incur rate lock extension fee expense in the future.

        Real Estate Taxes.    Real estate taxes for the six months ended June 30, 2006 were approximately $6.8 million as compared to approximately $0.7 million for the six months ended June 30, 2005 and were comprised of real estate taxes from each of our wholly-owned properties. The increase in real estate taxes is primarily due to our increased number of wholly-owned real estate properties. We expect increases in real estate taxes in the future as we purchase additional real estate properties. Under the accounting policies described above, real estate taxes of properties in which we own a TIC interest are not recorded as real estate taxes to us.

        Property Management Fees.    Property management fees for the six months ended June 30, 2006 were approximately $1.8 million as compared to approximately $0.4 million for the six months ended June 30, 2005, and were comprised of property management fees related to our wholly-owned real estate property and TIC interest investments. We expect increases in property management fees in the future as we invest in additional real estate properties.

        Asset Management Fees.    Asset management fees were approximately $1.1 million for the six months ended June 30, 2006 as compared to approximately $0.4 million of expense for the six months ended June 30, 2005 and were comprised of asset management fees associated with our wholly-owned properties and TIC interest investments. Asset management fees of approximately $1.2 million were waived by Behringer Advisors for the three months ended March 31, 2006 and $0.5 million of asset management fees were waived for the three months ended June 30, 2006.

        General and Administrative Expense.    General and administrative expense was approximately $0.7 million for the six months ended June 30, 2006 and 2005 and was comprised of corporate general and administrative expenses including directors' and officers' insurance premiums, auditing fees, legal fees and other administrative expenses.

        Depreciation and Amortization Expense.    Depreciation and amortization expense for the six months ended June 30, 2006 was approximately $25.2 million as compared to $3.2 million for the six months ended June 30, 2005 and was comprised of depreciation and amortization expense from each of our wholly-owned properties. We expect increases in depreciation and amortization expense in the future as we purchase additional real estate properties. Under the accounting policies described above, depreciation and amortization expense of properties in which we own a TIC interest are not recorded as depreciation and amortization expense to us.

        Interest Income.    Interest income for the six months ended June 30, 2006 was approximately $1.9 million and was comprised of interest income associated with funds on deposit with banks. During the six months ended June 30, 2005, we earned approximately $0.6 million in interest income, a significantly lower amount than in 2006 due to the lower cash balances on deposit with banks.

        Equity in Earnings of Investments in Tenant-in-Common Interests.    Equity in earnings of investments in TIC interests for the six months ended June 30, 2006 was approximately $2.3 million and was comprised of our share of equity in the earnings of our TIC interest investments. During the six months ended June 30, 2005, our equity in earnings of investments in TIC interests was approximately $1.7 million.

Fiscal year ended December 31, 2005 as compared to fiscal year ended December 31, 2004

        Revenue.    Rental revenue was from our wholly-owned properties and was approximately $31.1 million as compared to approximately $130,000 for the year ended December 31, 2004. The increase in rental revenue is primarily due to our purchase of 13 wholly-owned real estate properties during 2005. Management expects increases in rental revenue in the future as we purchase additional real estate properties. Under the accounting policies described above, rents from properties in which we own a TIC interest are not recorded as revenue to us.

        Property Operating Expense.    Property operating expense for the year ended December 31, 2005 was approximately $6.5 million as compared to approximately $2,000 for the year ended December 31, 2004 and was comprised of property operating expense from our wholly-owned properties. The increase in property operating expense is primarily due to our purchase of 13 wholly-owned real estate properties during 2005. Management expects increases in property operating expense in the future as we purchase additional real estate properties. Under the accounting policies described above, property operating expense of properties in which we own a TIC interest are not recorded as property operating expense to us.

        Interest Expense.    Interest expense for the year ended December 31, 2005 was approximately $13.1 million and was comprised of interest expense and amortization of deferred financing fees related to our mortgages associated with our real estate and TIC interest investments. During the year ended December 31, 2004, interest expense was approximately $1.7 million and was comprised of interest expense and amortization of deferred financing fees related to our mortgages associated with our tenant-in-common interest investments. Management expects increases in interest expense in the future as we purchase and invest in additional real estate properties.

        Rate Lock Extension Expense (Recoveries).    Rate lock extension recoveries for the year ended December 31, 2005 were $525,000 and represented the refund of interest rate lock extension fees from 2004. Rate lock extension expense for the year ended December 31, 2004 was $525,000. Although we may continue to enter into additional interest rate lock agreements, we do not expect to incur rate lock extension fee expense in the future.

        Real Estate Taxes.    Real estate taxes for the year ended December 31, 2005 were approximately $3.8 million as compared to approximately $20,000 for the year ended December 31, 2004 and were comprised of real estate taxes from each of our wholly-owned properties. The increase in real estate taxes is primarily due to our purchase of 13 wholly-owned real estate properties during 2005. Management expects increases in real estate taxes in the future as we purchase additional real estate properties. Under the accounting policies described above, real estate taxes of properties in which we own a TIC interest are not recorded as real estate taxes to us.

        Property Management Fees.    Property management fees for the year ended December 31, 2005 were approximately $1.5 million as compared to approximately $205,000 for the year ended December 31, 2004, and were comprised of property management fees related to our wholly-owned real estate property and TIC interest investments. Management expects increases in property management fees in the future as we invest in additional real estate properties.

        Asset Management Fees.    Asset management fees for the year ended December 31, 2005 were approximately $1.9 million as compared to approximately $90,000 for the year ended December 31, 2004 and were comprised of asset management fees associated with our wholly-owned properties and TIC interest investments.

Management expects increases in asset management fees in the future as we invest in additional real estate properties.

        Organization Expenses.    There were no organization expenses for the year ended December 31, 2005. During the year ended December 31, 2004, organization expenses were approximately $218,000 and were comprised of reimbursements to our advisor related to organizational costs our advisor paid on our behalf. As of December 31, 2004, all organization expenses incurred by our advisor had been reimbursed by us. Therefore, management does not expect for this expense to recur in the future.

        General and Administrative Expense.    General and administrative expense for the year ended December 31, 2005 was approximately $1.3 million as compared to approximately $712,000 for the year ended December 31, 2004 and was comprised of corporate general and administrative expenses including directors' and officers' insurance premiums, auditing fees, legal fees and other administrative expenses. The increased amount in 2005 was due to more corporate activity in this fiscal year.

        Depreciation and Amortization Expense.    Depreciation and amortization expense for the year ended December 31, 2005 was approximately $15 million and was comprised of depreciation and amortization expense from each of our wholly-owned properties. During the year ended December 31, 2004, we did not have any depreciation and amortization expense as we did not directly-own any real estate properties until December 16, 2004. Management expects increases in depreciation and amortization expense in the future as we purchase additional real estate properties. Under the accounting policies described above, depreciation and amortization expense of properties in which we own a TIC interest are not recorded as depreciation and amortization expense to us.

        Interest Income.    Interest income for the year ended December 31, 2005 was approximately $2.7 million and was comprised of interest income associated with funds on deposits with banks. During the year ended December 31, 2004, we earned approximately $390,000 in interest income, a significantly lower amount than in 2005 due to the lower cash balances on deposit with banks.

        Equity in Earnings of Investments in Tenant-in-Common Interests.    Equity in earnings of investments in TIC interests for the year ended December 31, 2005 was approximately $3.1 million and was comprised of our share of equity in the earnings of our seven TIC interest investments. During the year ended December 31, 2004, we owned six TIC interest investments, resulting in equity in earnings of investments in TIC interests of approximately $1.4 million.

Fiscal year ended December 31, 2004 as compared to fiscal year ended December 31, 2003

        Revenue.    Rental revenue for the year ended December 31, 2004 of approximately $130,000 was from the Cyprus Building, a wholly-owned property that we acquired on December 16, 2004. During the year ended December 31, 2003, we did not have any rental revenue. Under the accounting policies described above, rents from properties in which we own a TIC interest are not recorded as revenue to us.

        Operating Expense.    Property operating expenses for the year ended December 31, 2004 were approximately $2,000 and were comprised of operating expenses from the Cyprus Building, a wholly-owned property that we acquired on December 16, 2004. During the year ended December 31, 2003, we did not have any property operating expenses. Under the accounting policies described above, operating expenses of properties in which we own a TIC interest are not recorded as operating expenses to us.

        Interest Expense.    Interest expense for the year ended December 31, 2004 was approximately $1.7 million and was comprised of interest expense and amortization of deferred financing fees related to our mortgages associated with all six of our TIC interest investments. During the year ended December 31, 2003, interest expense was approximately $61,000 and was comprised of interest expense and amortization of deferred financing fees related to our mortgage associated with our tenant-in-common interest in the Minnesota Center.

        Rate Lock Extension Expense (Recoveries).    Rate lock extension expense for the year ended December 31, 2004 was $525,000 and represented fees related to interest rate lock deposits on future borrowings for future acquisitions. There was no rate lock extension expense for the year ended December 31, 2003.

        Property Management Fees.    Property management fees for the year ended December 31, 2004 were approximately $205,000 and were comprised of property management fees associated with the Cyprus Building and all six of our TIC interest investments. During the year ended December 31, 2003, property management fees were approximately $7,000 and were comprised of property management fees related to our TIC interest in the Minnesota Center.

        Asset Management Fees.    Asset management fees for the year ended December 31, 2004 were approximately $90,000 and were comprised of asset management fees associated with the Cyprus Building and all six of our TIC interest investments. During the year ended December 31, 2003, asset management fees were approximately $3,000 and were comprised of asset management fees related to our TIC interest in the Minnesota Center.

        Organization Expense.    Organization expense for the year ended December 31, 2004 was approximately $218,000 and was comprised of reimbursements to our advisor in fiscal year 2004 related to organizational costs our advisor paid on our behalf. This represents a portion of the 2.5% of gross offering proceeds paid to our advisor for reimbursement of organization and offering expenses incurred in connection with the Initial Offering. During the year ended December 31, 2003, organization expense was approximately $17,000. As of December 31, 2004, all organization expenses incurred by our advisor had been reimbursed by us.

        General & Administrative Expense.    General and administrative expense for the year ended December 31, 2004 was approximately $712,000 and was comprised of corporate general and administrative expenses including directors' and officers' insurance premiums, transfer agent fees, auditing fees, legal fees and other administrative expenses. During the year ended December 31, 2003, these expenses totaled approximately $223,000. The lower amount in 2003 was due to less corporate activity in that fiscal year.

        Interest Income.    Interest income for the year ended December 31, 2004 was approximately $390,000 and was comprised of interest income associated with funds on deposit with banks. As we admit new stockholders, subscription proceeds are released to us and may be utilized as consideration for investments in real properties and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments and earn interest income. During the year ended December 31, 2003, we earned approximately $4,000 in interest income, a significantly lower amount than in 2004 due to the lower cash balances on deposit with banks.

        Equity in Earnings of Investments in Tenant-in-Common Interests.    Equity in earnings of investments in TIC interests for the year ended December 31, 2004 were approximately $1.4 million and were comprised of our share of equity in the earnings of all six of our TIC interests. During the year ended December 31, 2003, we owned only one TIC interest in the Minnesota Center, resulting in equity in earnings of investments in TIC interests of approximately $18,000.

Cash Flow Analysis

Six months ended June 30, 2006 as compared to six months ended June 30, 2005

        As of June 30, 2006, we had 21 wholly-owned real estate properties and had TIC interest investments in seven real estate properties. As of June 30, 2005, we had five wholly-owned real estate properties and had TIC interest investments in seven real estate properties. As a result, our cash flows for the six months ended June 30, 2006 reflect significant differences from the cash flows for the six months ended June 30, 2005. Certain cash flow items for six months ended June 30, 2005 have been revised to conform to the current presentation. See Note 12—"Revisions to Statement of Cash Flow for the six months ended June 30, 2005" in the Notes to the Consolidated Financial Statements.

        Cash flows provided by operating activities for the six months ended June 30, 2006 were approximately $27.9 million and were primarily comprised of the net loss of approximately $3.6 million, adjusted for depreciation and amortization expense of approximately $23.1 million, and changes in working capital accounts of approximately $8.2 million. During the six months ended June 30, 2005, cash flows provided by operating activities were approximately $0.2 million due to fewer real estate investments and less corporate activity.

        Cash flows used in investing activities for the six months ended June 30, 2006 were approximately $794.8 million and were primarily comprised of real estate purchases totaling approximately $741.3 million. During the six months ended June 30, 2005, cash flows used in investing activities were approximately $202.8 million, which primarily consisted of purchases of real estate and the purchase of a TIC interest in Alamo Plaza.

        Cash flows provided by financing activities for the six months ended June 30, 2006 were approximately $674.8 million and were comprised primarily of funds received from the issuance of stock, net of redemptions and offering costs of approximately $162.8 million, and proceeds from mortgages payable, net of mortgage payments of approximately $530.8 million, partially offset by distributions of approximately $12.8 million. During the six months ended June 30, 2005, cash flows provided by financing activities were approximately $228.0 million and were comprised primarily of funds received from issuance of stock and proceeds from mortgages payable, net of mortgage payments.

Fiscal year ended December 31, 2005 as compared to fiscal year ended December 31, 2004

        At December 31, 2005, we wholly owned 14 properties and had TIC interests in seven properties. At December 31, 2004, we wholly owned one property and had TIC interests in six properties. As a result, our cash flows for the year ended December 31, 2005 are not comparable to the cash flows for the year ended December 31, 2004. Certain cash flow items for fiscal year 2004 have been revised to conform to the current presentation. See Note 17—"Revisions to Consolidated Statements of Operations and Cash Flows for the years ended December 31, 2004 and 2003" in the Notes to the Consolidated Financial Statements.

        Cash flows provided by operating activities for the year ended December 31, 2005 were approximately $9.0 million and were primarily comprised of the net loss of approximately $5.7 million adjusted for depreciation and amortization of approximately $14.9 million. During the year ended December 31, 2004, cash flows used in operating activities were approximately $332,000. The lesser amount in 2004 is primarily due to fewer real estate investments and less corporate activity in that fiscal year.

        Cash flows used in investing activities for the year ended December 31, 2005 were approximately $588.6 million and were primarily comprised of purchases of real estate totaling approximately $564.0 million. During the year ended December 31, 2004, cash flows used in investing activities were approximately $158.4 million and were comprised primarily of the purchase of TIC interest investments.

        Cash flows provided by financing activities for the year ended December 31, 2005 were approximately $682.3 million and were comprised primarily of funds received from the issuance of stock, net of redemptions and offering costs of approximately $427.7 million and proceeds from mortgages payable, net of mortgage payments of approximately $271.2 million. During the year ended December 31, 2004, cash flows provided by financing activities were approximately $179.6 million and were comprised primarily of funds received from the issuance of stock and proceeds from mortgages payable.

Fiscal year ended December 31, 2004 as compared to fiscal year ended December 31, 2003

        At December 31, 2004, we wholly owned one property and had TIC interests in six properties. At December 31, 2003, we had a TIC interest in only one property. As a result, our cash flows for the year ended December 31, 2004 are not comparable to the cash flows for the year ended December 31, 2003. Certain cash flow items for fiscal year 2003 and 2004 have been revised to conform to the current presentation. See Note 17—"Revisions to Consolidated Statements of Operations and Cash Flows for the years ended December 31, 2004 and 2003" in the Notes to the Consolidated Financial Statements.

        Cash flows used in operating activities for the year ended December 31, 2004 were approximately $332,000 and primarily comprised of the net loss of approximately $1.5 million partially offset by changes in working capital accounts of approximately $1.2 million. During the year ended December 31, 2003, cash flows used in operating activities were approximately $212,000. The lesser amount in 2003 is primarily due to fewer real estate investments and less corporate activity in that fiscal year.

        Cash flows used in investing activities for the year ended December 31, 2004 were approximately $158.4 million and were comprised of purchases of TIC interests in five properties totaling approximately $129 million, purchase of the Cyprus Building for approximately $20.6 million and deposits totaling approximately $7.9 made in connection with the acquisition of a TIC interest in an office building located in Atlanta, Georgia that closed on January 6, 2005, the acquisition of an office building in Denver, Colorado that closed on February 24, 2005 and rate lock deposits on future borrowings for future acquisitions. During the year ended December 31, 2003, cash flows from investing activities were approximately $6.4 million and were comprised primarily of the purchase of a TIC interest in the Minnesota Center.

        Cash flows from financing activities for the year ended December 31, 2004 were approximately $179.6 million and were comprised primarily of funds received from the issuance of stock, net of offering costs of approximately $106.9 million and proceeds from mortgage notes, net of mortgage payments of approximately $78 million. During the year ended December 31, 2003, cash flows from financing activities were approximately $11.5 million and were comprised primarily of funds received from the issuance of stock and proceeds from the mortgage note associated with our TIC interest in the Minnesota Center.

Liquidity and Capital Resources

        Our principal demands for funds will continue to be for property acquisitions, either directly or through investment interests, for mortgage loan investments, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness. Generally, cash needs for items other than property acquisitions and mortgage loan investments are expected to be met from operations, and cash needs for property acquisitions are expected to be met from the net proceeds of this offering and other offerings of our securities as well as mortgages secured by our properties. However, there may be a delay between the sale of our shares and our purchase of properties or mortgage loan investments and receipt of income from such purchase, which could result in a delay in the benefits to our stockholders of returns generated from our operations. We expect that at least 88.3% of the money that stockholders invest in this offering will be used to make real estate investments and approximately 2.6% of the gross proceeds of this offering will be used for payment of fees and expenses related to the selection and acquisition of the investments. The remaining 9.1% will be used to pay selling commissions, dealer manager fees and organization and offering expenses. Our advisor evaluates potential property acquisitions and mortgage loan investments and engages in negotiations with sellers and borrowers on our behalf. After a contract for the purchase of a property is executed, the property will not be purchased until the substantial completion of due diligence. During this period, we may decide to temporarily invest any unused proceeds from this offering in investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

        The amount of distributions to be distributed to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Code. Until proceeds from our offerings are fully invested and generating operating cash flow sufficient to fund distributions made to stockholders, we have and may continue to pay all or a substantial portion of our distributions from the proceeds of such offerings or from borrowings in anticipation of future cash flow. Of the amounts distributed by us in 2005, 72% represented a return of capital and 28% were distributions from the taxable earnings of real estate operations. In 2005, we made cash distributions aggregating $22.4 million to our stockholders. Of this amount, approximately 28%, or $6.3 million, was paid using cash generated from our operations. The remaining portion was paid from sources other than operating cash flow, such as offering proceeds, cash advanced to us by, or reimbursements for expenses from, our advisor and proceeds from loans including those secured by our assets.

        As a result of the increasing demand on the part of institutional and global investors for institutional quality real estate located in major U.S. markets, we believe that prices paid to acquire institutional quality real estate have increased since we began accumulating our real estate portfolio. This increase in the cost of acquired real estate results in downward pressure on current yields from such assets, which would be expected to create downward pressure on the rate of current distributions we are able to make. We expect this trend to continue for the rest of 2006 and into 2007. Rather than compromise the quality of our real estate portfolio we intend to maintain our objective of building a portfolio of high quality institutional real estate. Although this strategy may result in delays in locating suitable investments, higher acquisition prices and lower returns in the short-term, we believe our portfolio's overall long-term performance will be enhanced. Our board of directors has and will continue to evaluate our distributions on at least a quarterly basis and depending on investment trends at the time, it may consider lowering our distribution rate for subsequent periods.

        We used borrowings of approximately $35.4 million (the "Ashford Loan") under a loan agreement with Bear Stearns Commercial Mortgage, Inc. (the "Ashford Loan Agreement") to pay a portion of our purchase of the Ashford Perimeter. The interest rate under the loan is fixed at 5.3% per annum. The Ashford Perimeter is held as collateral for the Ashford Loan. The Ashford Loan Agreement allows for prepayment of the entire outstanding principal with no prepayment fee during the last six months prior to maturity. Monthly payments of interest are required through February 2007, with monthly interest and principal payments required beginning March 1, 2007 and continuing to the maturity date. Prepayment, in whole or in part, is permitted from and after the third payment date prior to the maturity date, provided that at least thirty days' prior written notice is given. The Ashford Loan Agreement has a seven-year term. As of June 30, 2006, our outstanding principal balance under the Ashford Loan was approximately $35.4 million.

        We used borrowings of approximately $9.6 million (the "Alamo Loan") under a loan agreement (the "Alamo Loan Agreement") with Citigroup Global Markets Realty Corporation to pay a portion of our undivided 30.583629% tenant-in-common interest in the Alamo Plaza. The remaining tenant-in-common interests in the Alamo Plaza were acquired by various investors who purchased their interests in a private offering sponsored by our affiliate, Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a party to the Alamo Loan Agreement. The total borrowings of all tenant-in-common interest holders under the Alamo Property Loan Agreement were $31.5 million. The interest rate under the Alamo Loan Agreement is fixed at 5.395% per annum. The Alamo Plaza is held as collateral for the Alamo Loan. Certain obligations under the Alamo Loan are guaranteed by Mr. Behringer and Behringer Harvard Holdings. The Alamo Loan Agreement provides for certain lockbox arrangements if our debt coverage ratio is less than 1.10 and allows for prepayment of the entire outstanding principal with no prepayment fee during the last six months prior to maturity. The Alamo Loan Agreement has a ten-year term. As of June 30, 2006, our outstanding principal balance under the Alamo Loan was approximately $9.6 million.

        We used borrowings of approximately $20 million (the "Utah Avenue Loan") under a loan agreement (the "Utah Avenue Loan Agreement") with Greenwich Capital Financial Products, Inc. to pay a portion of our purchase price of the Utah Avenue Building. The interest rate under the Utah Avenue Loan is fixed at 5.54% per annum. Monthly payments of interest only are required, with monthly interest and principal payments required beginning June 6, 2010 and continuing to the maturity date. The Utah Avenue Building is held as collateral for the Utah Avenue Loan. The Utah Avenue Loan Agreement provides for certain lockbox arrangements if our debt coverage ratio is less than 1.10 and allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least fifteen days' prior written notice is given. The Utah Avenue Loan Agreement has a ten-year term. As of June 30, 2006, our outstanding principal balance under the Utah Avenue Loan was approximately $20 million.

        We used borrowings of approximately $12.6 million (the "Downtown Plaza Loan") under a loan agreement (the "Downtown Plaza Loan Agreement") with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our purchase price of Downtown Plaza. The interest rate under the Downtown Plaza Loan is fixed at 5.367% per annum. Monthly payments of interest only are required, with monthly interest and principal payments required beginning July 2010 and continuing to the maturity date. Downtown Plaza is held as collateral for the Downtown Plaza Loan. The Downtown Plaza Loan Agreement allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least thirty days' prior written notice is given. The Downtown Plaza Loan Agreement has a ten-year term. As of June 30, 2006, our outstanding principal balance under the Downtown Plaza Loan was approximately $12.6 million.

        We used borrowings of approximately $58.3 million (the "Lawson Commons Loan") under a loan agreement (the "Lawson Commons Loan Agreement") with Bear Stearns Commercial Mortgage, Inc. Lawson Commons is held as collateral for the Lawson Commons Loan Agreement. The interest rate under the loan is fixed at 5.528% per annum. Monthly payments of interest are required through August 2010, with monthly payments of approximately $332,000 required beginning September 2010 and continuing to the maturity date. The Lawson Commons Loan Agreement allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least thirty days' prior written notice is given. The Lawson Commons Loan Agreement has a ten-year term. As of June 30, 2006, our outstanding principal balance under the Lawson Commons Loan was approximately $58.3 million.

        We used borrowings of approximately $70.8 million (the "Western Office Portfolio Loan") under a loan agreement (the "Western Office Portfolio Loan Agreement") with JPMorgan Chase Bank, N.A. to pay a portion of our purchase price of Western Office Portfolio. The interest rate under the Western Office Loan is fixed at 5.0765% per annum, requires monthly payments of interest only through August 2010, with monthly payments of approximately $383,000 required beginning September 2010 and continuing to August 1, 2015, the maturity date. Each of the buildings in the Western Office Portfolio (Waterview, Southwest Center, Gateway 23, Gateway 22 and Gateway 12) are held as collateral for the Western Office Portfolio Loan. The Western Office Portfolio Loan Agreement requires a minimum debt coverage ratio of not less than 1.25 and allows prepayment, in whole or in part from and after the third payment date prior to the maturity date, provided that at least thirty days' prior written notice is given. The Western Office Portfolio Loan Agreement has a ten-year term. As of June 30, 2006, our outstanding principal balance under the Western Office Portfolio Loan was approximately $70.8 million.

        We used borrowings of approximately $22 million (the "Buena Vista Loan") under a loan agreement (the "Buena Vista Loan Agreement") with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our purchase price of Buena Vista Plaza. The interest rate under the Buena Vista Loan is fixed at 5.324% per annum and requires monthly payments of interest only through August 2010, with monthly payments of $122,495 required beginning September 2010 and continuing to August 1, 2015, the maturity date. Buena Vista Plaza is held as collateral for the Buena Vista Loan. The Buena Vista Loan Agreement allows prepayment, in whole or in part from and after the third payment date prior to the maturity date, provided that at least thirty days' prior written notice is given. The Buena Vista Loan Agreement has a ten-year term. As of June 30, 2006, our outstanding principal balance under the Buena Vista Loan was approximately $22 million.

        We used borrowings of approximately $43 million (the "One Financial Loan") under a loan agreement (the "One Financial Loan Agreement") with Citigroup Global Markets Realty Corp. to pay a portion of our purchase price of One Financial Plaza. The interest rate under the One Financial Loan is fixed at 5.141% per annum and requires monthly payments of interest only through August 2010, with monthly payments of approximately $235,000 required beginning September 2010 and continuing to August 11, 2015, the maturity date. One Financial Plaza is held as collateral for the One Financial Loan. The One Financial Loan Agreement requires provides for certain lockbox arrangements if our debt coverage ratio is less than 1.10 and allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least fifteen days' prior written notice is given. The One Financial Loan Agreement has a ten-year term. As of December 31, 2005, our outstanding principal balance under the One Financial Loan was approximately $43 million.

        We borrowed approximately $50.4 million (the "Woodcrest Loan") under a loan agreement (the "Woodcrest Loan Agreement") with Citigroup Global Markets Realty Corp. to pay a portion of our purchase price of Woodcrest Center. The interest rate under the Woodcrest Loan is fixed at 5.08585% per annum and requires monthly payments of interest only through January 2011, with monthly payments of approximately $0.3 million required beginning February 2011 and continuing to January 2016, the maturity date. Woodcrest Center is held as collateral for the Woodcrest Loan. The Woodcrest Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 and allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least fifteen days prior written notice is given. As of June 30, 2006, our outstanding principal balance under the Woodcrest Loan was approximately $50.4 million.

        We borrowed approximately $30.3 million (the "Riverview Loan") under a loan agreement (the "Riverview Loan Agreement") with Citigroup Global Markets Realty Corp. in February 2006. The interest rate under the Riverview Loan is fixed at 5.485% per annum and requires monthly payments of interest only through February 2011, with monthly payments of approximately $0.2 million required beginning March 2011 and continuing to February 2016, the maturity date. Riverview Tower, which we acquired on October 5, 2005, is held as collateral for the Riverview Loan. The Riverview Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 and allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least fifteen days prior written notice is given. As of June 30, 2006, our outstanding principal balance under the Riverview Loan was approximately $30.3 million.

        We assumed borrowings of approximately $114.2 million (the "Burnett Loan") under a loan agreement (the "Burnett Loan Agreement") with Bank of America, N.A. to pay a portion of our purchase price of Burnett Plaza. The interest rate under the Burnett Loan is fixed at 5.0163% per annum and requires monthly payments of interest only through April 2008, with monthly payments of approximately $0.6 million required beginning May 2008 and continuing to April 1, 2015, the maturity date. Burnett Plaza is held as collateral for the Burnett Loan. Prepayment, in whole (or in part) is not permitted under the Burnett Loan Agreement. As of June 30, 2006, our outstanding principal balance under the Burnett Loan was approximately $114.2 million.

        We borrowed approximately $16.3 million (the "10777 Clay Road Loan") under a loan agreement (the "10777 Clay Road Loan Agreement") with JP Morgan Chase Bank, N.A to pay a portion of our purchase price of 10777 Clay Road. The interest rate under the 10777 Clay Road Loan is fixed at 5.845% per annum and requires monthly payments of interest only through April 2011, with monthly payments of approximately $0.1 million required beginning May 2011 and continuing to April 2016, the maturity date. 10777 Clay Road Tower is held as collateral for the 10777 Clay Road Loan. The 10777 Clay Road Loan Agreement allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least thirty days prior written notice is given. As of June 30, 2006, our outstanding principal balance under the 10777 Clay Road Loan was approximately $16.3 million.

        We borrowed approximately $84.0 million (the "Paces West Loan") under a loan agreement (the "Paces West Loan Agreement") with Bear Stearns to pay a portion of our purchase price of Paces West. The interest rate under the Paces West Loan is fixed at 5.4417% per annum and requires monthly payments of interest only through May 2011, with monthly payments of approximately $474,000 required beginning June 2011 and continuing to May 2016, the maturity date. Paces West is held as collateral for the Paces West Loan. The Paces West Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 and prepayment, in whole or in part, is not permitted. As of June 30, 2006, our outstanding principal balance under the Paces West Loan was approximately $84.0 million.

        We borrowed approximately $202.0 million (the "Riverside Loan") under a loan agreement (the "Riverside Loan Agreement") with Greenwich Capital Financial Products, Inc. to pay a portion of our purchase price of Riverside Plaza. The interest rate under the Riverside Loan is fixed at 5.75% per annum until June 30, 2008 and fixed at 6.191% per annum thereafter. Initial monthly payments of interest only are required through June 6, 2011, with monthly payments of approximately $1.2 million required beginning July 6, 2011 and continuing to June 6, 2016, the maturity date. Riverside Plaza is held as collateral for the Riverside Loan. The Riverside Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 and prepayment, in whole (but not in part) is permitted. As of June 30, 2006, our outstanding principal balance under the Riverside Loan was approximately $202.0 million.

        We borrowed approximately $131.0 million (the "Terrace Loan") under a loan agreement (the "Terrace Loan Agreement") with Lehman Brothers Bank, FSB to pay a portion of our purchase price of the Terrace. The interest rate under the Terrace Loan is fixed at 5.75% per annum through July 2008 and fixed at 6.22302% per annum thereafter. Initial monthly payments of interest only are required through July 2011, with monthly payments of approximately $0.8 million required beginning August 2011 and continuing to July 11, 2016, the maturity date. The Terrace is held as collateral for the Terrace Loan. The Terrace Loan Agreement requires a minimum debt coverage ratio of not less than 1.01 and prepayment, in whole (but not in part) is permitted. As of June 30, 2006, our outstanding principal balance under the Terrace Loan was approximately $131.0 million.

        We borrowed approximately $16.5 million (the "Alexander Road Loan") under a loan agreement (the "Alexander Road Loan Agreement") with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our purchase price of 600/619 Alexander Road. The interest rate under the Alexander Road Loan is fixed at 6.103% per annum. Initial monthly payments of interest only are required through July 2011, with monthly payments of approximately $0.1 million required beginning August 2011 and continuing to July 1, 2016, the maturity date. 600/619 Alexander Road is held as collateral for the Alexander Road Loan. The Alexander Road Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 and prepayment, in whole (but not in part) is permitted. As of June 30, 2006, our outstanding principal balance under the Alexander Loan was approximately $16.5 million.

        As of June 30, 2006, we were in compliance with all material financial covenants and restrictions.

        We expect to meet our future short-term operating liquidity requirements through net cash provided by our current property operations and the operations of properties to be acquired in the future. Management also expects that our properties will generate sufficient cash flow to cover operating expenses plus pay a monthly distribution. Currently, a portion of the distributions are paid from cash provided by operations and sources other than operating cash flow, such as offering proceeds, cash advanced to us by, or reimbursements for expenses from, our advisor and proceeds from loans including those secured by our assets. Of the distributions declared in 2005, 72% represented a return of capital and 28% were distributions from the taxable earnings of real estate operations. In 2005, we made cash distributions aggregating $22.4 million to our stockholders. Of this amount, approximately 28%, or $6.3 million, was paid using cash generated from our operations. Operating cash flows are expected to increase as additional properties are added to the portfolio. Other potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of our properties, if and when any are sold, and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Funds from Operations

        Funds from operations ("FFO") is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. FFO is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which is not immediately apparent from net income. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, our management believes that the use of FFO, together with the required GAAP presentations, provide a more complete understanding of our performance and a more informed and appropriate basis on which to make decisions involving operating, financing and investing activities. Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts pending investment, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. FFO should not be considered as an alternative to net income (loss), as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

        Our calculation of FFO for the three and six months ended June 30, 2006 and 2005 is presented below (in thousands):

	Three months ended		Six months ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Net loss	$(3,039)	$(810)	$(3,624)	$(2,694)
Preferred stock dividends	—	—	—	—

Net loss allocable to common stock	(3,039)	(810)	(3,624)	(2,694)
Real estate depreciation(1)	8,374	1,572	14,189	2,953
Real estate amortization(1)	7,817	2,247	13,553	4,353

Funds from operations (FFO)	$13,152	$3,009	$24,118	$4,612

Historical weighted average shares(2)	81,585	24,305	76,674	20,052
10% stock dividend retroactive adjustment	—	2,430	—	2,006

GAAP weighted average shares	81,585	26,735	76,674	22,058

(1)
This represents our proportionate share of the depreciation and amortization expenses of the properties we wholly own and those in which we own TIC interests. The expenses of the TIC interests are reflected in our equity in earnings from these TIC investments.

(2)
On May 11, 2005, our board of directors declared a special 10% stock dividend for holders of record as of September 30, 2005, with an issue date of October 1, 2005. In accordance with SFAS 128, "Earnings per Share," we are required to reflect the effects of the stock dividend in our weighted average shares outstanding for the periods presented in our financial statements. The historical weighted average shares above are shown without the retroactive adjustment.

        Our calculation of FFO, by quarter, for the years ended December 31, 2005 and 2004 is presented below (in thousands):

2005	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Net loss	$(1,884)	$(810)	$(640)	$(2,388)	$(5,722)
Preferred stock dividends	—	—	—	—	—

Net loss allocable to common stock	(1,884)	(810)	(640)	(2,388)	(5,722)
Real estate depreciation(1)	1,380	1,573	3,353	4,438	10,744
Real estate amortization(1)	2,107	2,247	3,853	5,146	13,353

Funds from operations (FFO)	$1,603	$3,010	$6,566	$7,196	$18,375

Historical weighted average shares(2)	15,753	24,305	40,242	63,947	36,200
10% stock dividend retroactive adjustment	1,575	2,431	4,024	60	2,020

GAAP weighted average shares	17,328	26,736	44,266	64,007	38,220
2004	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Net loss	$(148)	$(226)	$(450)	$(715)	$(1,539)
Preferred stock dividends	—	—	—	—	—

Net loss allocable to common stock	(148)	(226)	(450)	(715)	(1,539)
Real estate depreciation(1)	51	101	316	629	1,097
Real estate amortization(1)	65	124	302	537	1,028

Funds from operations (FFO)	$(32)	$(1)	$168	$451	$586

Historical weighted average shares(2)	1,511	3,151	6,153	10,605	5,359
10% stock dividend retroactive adjustment	151	315	615	1,061	536

GAAP weighted average shares	1,662	3,466	6,768	11,666	5,895

(1)
This represents our proportionate share of depreciation and amortization expense of the properties we wholly own and those in which we own TIC interests. The expenses of the TIC interests are reflected in our equity in earnings from these TIC investments.

(2)
On May 11, 2005, our board of directors authorized a 10% stock dividend for holders on record as of September 30, 2005, with an issue date of October 1, 2005. In accordance with FASB No. 128, "Earnings per Share," we are required to reflect the effects of the stock dividend in our weighted average shares outstanding for the periods presented in our financial statements. The historical weighted average shares above are shown without the retroactive effect of the stock dividend.

        FFO increased from approximately $0.6 million in 2004 to approximately $18.4 million in 2005. This significant increase in FFO year over year of $17.8 million is due to the growth in our real estate portfolio. As of December 31, 2004, we wholly owned one property and held investments in six tenant-in-common properties. As of December 31, 2005, our portfolio had grown to fourteen properties and investments in seven tenant-in-common properties. Although FFO in terms of absolute dollars grew dramatically in 2005, FFO as measured on a per share basis did not grow as rapidly as a result of the dilution caused by the 10% stock dividend issued on October 1, 2005 and the related retroactive adjustment required by GAAP.

        During 2004, 2005 and the six months ended June 30, 2006, we declared and paid distributions in excess of FFO and expect to continue to do so in the near-term. Over the long-term, we expect that a greater percentage of our distributions will be from FFO (except to the extent of distributions from the sale of our assets). However, given the uncertainty arising from numerous factors, including both the raising and placing of capital in the current real estate environment, ultimate FFO performance cannot be predicted with certainty. For example, if we are not able to timely invest net proceeds of our offering at favorable yields, future distributions declared and paid may continue to exceed FFO.

Off-Balance Sheet Arrangements

        On January 28, 2004, we entered into an agreement with Behringer Harvard Holdings (the "Accommodation Agreement") whereby we would provide loan guarantees to Behringer Harvard Holdings, so that Behringer Harvard Holdings may use such loan guarantees to secure short-term loans from lenders to fund acquisition and syndication costs related to acquiring real estate projects for tenant-in-common syndication. Each guaranty will be for a period not to exceed six months and shall be limited to no more than $1 million. Behringer Harvard Holdings must pay us a 1% fee of any loan we guarantee for each six-month period. During February 2004, we placed $2.5 million in restricted money market accounts with lenders as security for funds advanced to Behringer Harvard Holdings.

        On August 9, 2004, the Accommodation Agreement was amended and restated to include (1) options to extend the six month guaranty period for one or more additional six-month periods, with an additional 1% fee payable on the date of each extension; and (2) the option for our guarantees to include the guarantee of bridge loans. A bridge loan, as defined in the amended and restated Accommodation Agreement, is any loan pursuant to which Behringer Harvard Holdings acquires an interest in respect of a project, which interest is intended to be sold in a tenant-in-common offering. Each bridge guaranty is limited to no more than the obligations under the bridge loan. The term and fees associated with the bridge guarantees are the same as those of the other guarantees allowed under this agreement. We or our affiliates have the right, but not an obligation, to purchase at least a 5% interest in each project with respect to which we make a guaranty. Our purchase price for each 1% interest in a project will equal the price paid by Behringer Harvard Holdings, plus a pro rata share of the closing costs. As of December 31, 2005, we had no loan guarantees outstanding on borrowings by Behringer Harvard Holdings, and we have terminated the Accommodation Agreement as of January 1, 2006.

        We have no other off-balance sheet arrangements that are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations

        The following table summarizes our contractual obligations as of December 31, 2005 (in thousands):

Mortgages Payable	Total	2006	2007	2008	2009	2010	Thereafter
Principal	$353,555	$564	$1,221	$1,371	$1,522	$6,844	$342,033
Interest	167,308	19,245	19,216	19,193	19,063	18,942	71,649
Total	$520,863	$19,809	$20,437	$20,564	$20,585	$25,786	$413,682

        The following table summarizes our contractual obligations as of June 30, 2006 (in thousands):

Mortgages Payable	Total	2006	2007	2008	2009	2010	Thereafter
Principal	$998,513	$283	$1,219	$2,414	$3,153	$8,586	$982,858
Interest	509,022	27,394	55,215	55,691	55,864	55,656	259,202

Total	$1,507,535	$27,677	$56,434	$58,105	$59,017	$64,242	$1,242,060

New Accounting Pronouncements

        Financial Accounting Standards Board ("FASB") Statement No. 123R, "Share-Based Payment," a revision to FASB No. 123 "Accounting for Stock-Based Compensation" was issued in December 2004. The Statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions and requires the measurement and recognition of the cost of the employee services received in exchange for an award of equity instruments for goods or services. The Statement is effective for us on January 1, 2006. This Statement is not expected to have a material effect on our financial condition, results of operations, or liquidity.

        In March 2005, FASB issued FIN No. 47, "Accounting for Conditional Asset Retirement Obligations." This interpretation clarifies that the term conditional asset retirement obligation as used in Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations", refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. Thus, the timing and (or) method of settlement may be conditional on a future event. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of this interpretation did not have a material effect on our financial condition, results of operations, or liquidity.

        FASB Statement No. 154, "Accounting Changes and Error Corrections," a replacement of APB Opinion No. 20 and FASB Statement No. 3, was issued in May 2005. The Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. This Statement is not expected to have a material effect on our financial condition, results of operations, or liquidity.

        EITF Issue 04-5, "Investor's Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights," was ratified by the FASB in June 2005. The EITF addresses what rights held by the limited partner(s) preclude consolidation in circumstances in which the sole general partner would consolidate the limited partnership in accordance with GAAP. The assessment of limited partners' rights and their impact on the presumption of control of the limited partnership by the sole general partner should be made when an investor becomes the sole general partner and should be reassessed if (a) there is a change to the terms or in the exercisability of the rights of the limited partners, (b) the sole general partner increases or decreases its ownership of limited partnership interests, or (c) there is an increase or decrease in the number of outstanding limited partnership interests. This consensus applies to limited partnerships or similar entities, such as limited liability companies that have governing provisions that are the functional equivalent of a limited partnership. This EITF is effective no later than for fiscal years beginning after December 15, 2005 and as of June 29, 2005 for new or modified arrangements. The adoption of this EITF did not have a material effect on our financial condition, results of operations, or liquidity.

Inflation

        The real estate market has not been affected significantly by inflation in the past several years due to a relatively low inflation rate. The majority of our leases contain inflation protection provisions applicable to reimbursement billings for common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.

Quantitative and Qualitative Disclosures About Market Risk

        We are exposed to interest rate changes primarily as a result of long-term debt used to acquire properties. Our management's objectives with regard to interest rate risk are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we may borrow at fixed rates or variable rates with the lowest margins available and in some cases, the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

        We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

Controls and Procedures

        As required by Rule 13a-15(b) and Rule 15d-15(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), our management, including our chief executive officer and chief financial officer, evaluated, as of June 30, 2006, the effectiveness of our disclosure controls and procedures as defined in Exchange Act Rule 13a-15(e) and Rule 15d-15(e). Based on that evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures, as of June 30, 2006, were effective for the purpose of ensuring that information required to be disclosed by us in this report is recorded, processed, summarized and reported within the time periods specified by the rules and forms of the Exchange Act and is accumulated and communicated to management, including the chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosures.

        We believe, however, that a controls system, no matter how well designed and operated, can only provide a reasonable assurance and not absolute assurance that the objectives of the controls systems are met, and an evaluation of controls can provide only a reasonable assurance and not absolute assurance that all control issues and instances of fraud or error, if any, within a company have been detected.

        There have been no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that occurred during the quarter ended June 30, 2006 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

        However, during the quarter ended March 31, 2006, we implemented a new accounting and property management system throughout our operations. This software change affected all aspects of our accounting and financial systems and has resulted in a significant change to our internal controls. While we believe these changes have improved and strengthened our overall system of internal control, there are inherent risks associated with implementing software changes. We have modified our system of internal control over financial reporting in order to address the impact of these software changes, and believe that our controls, as modified, continue to be designed appropriately and operate effectively.

Description of Real Estate Investments

This section supplements the discussion contained in the prospectus under the heading "Description of Real Estate Investments," which begins on page 122 of the prospectus, and all similar discussions appearing throughout the prospectus.

General

        As of July 31, 2006, we owned interests in 28 office properties located in California, Colorado, Georgia, Illinois, Maryland, Minnesota, Missouri, New Jersey, Oregon, Texas, Tennessee and Washington, D.C. All of these properties consist of developed institutional quality office buildings with office space that is currently leased to tenants. In the aggregate, these properties represent approximately 8,875,000 square feet. As of June 30, 2006, the properties in which we own an interest were approximately 95% leased on a combined basis, and each of these properties individually was at least 78% leased. We believe that these properties are adequately covered by insurance and are suitable for their intended purposes. The following pages provide certain additional information about these properties.

Description of Properties

Minnesota Center

        On October 15, 2003, we acquired an undivided 14.4676% tenant-in-common interest in Minnesota Center, a 14-story office building containing approximately 276,425 rentable square feet and located on approximately four acres of land in Bloomington, Minnesota. The total purchase price of Minnesota Center was approximately $41,682,000, including preliminary closing costs of approximately $921,800. The purchase price for the transaction was determined through negotiations between the Minnesota Center seller, TrizecHahn Regional Pooling, LLC, an unrelated third-party, and our advisor. The purchase price for our 14.4676% undivided tenant-in-common interest in Minnesota Center was $6,087,954, including our proportionate share of the preliminary closing costs. We used borrowings of $4,340,280 under a loan agreement with Greenwich Capital Financial Products, Inc. (Greenwich Capital) to pay a portion of the purchase price and paid the remaining purchase price from proceeds of the sale of our common stock in our initial public offering. Our tenant-in-common interest is held by Behringer Harvard Minnesota Center TIC II, LLC, a special single purpose Delaware limited liability company wholly-owned by our operating partnership.

        The remaining tenant-in-common interests in Minnesota Center were acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a party to the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement was $30 million and the interest rate is fixed at 6.181% per annum. The loan agreement has a seven year term, requires a minimum debt coverage ratio of not less than 1.10 to 1.00, and cannot be prepaid until the earlier of (1) 42 months or (2) two years after securitization.

        In general, no sale, encumbrance or other transfer of an interest in the property, including our tenant-in-common interest, is permitted without the lender's prior written consent. Transfer of Minnesota Center, with an assumption of the loan by the buyer, is subject to the lender's approval of the buyer and satisfaction of certain other conditions, including payment of a 1% assumption fee, plus costs and expenses. The loan allows for the substitution of up to five tenants-in-common without triggering the due on sale clause or the 1% assumption fee. Any tenant-in-common transfers exceeding the five substitutions will cause a pro rata share of the 1% assumption fee to be due and payable.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property management agreement. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of Minnesota Center, as determined by Behringer Harvard TIC Management Services LP (TIC Management Services), a subsidiary of HPT Management. If any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common will be required to reimburse the paying tenant(s)-in-common within 30 days, together with interest. TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the property, including any future sale, exchange, lease, release of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for such action, Behringer Harvard Holdings or its affiliates have the option to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property management agreement (to the extent the property management agreement is then in effect); provided, however, such party must first provide Behringer Harvard Holdings and its affiliates, including us, and second the other tenants-in-common, with the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the property. However, any tenant-in-common may partition the property subject to the right of Behringer Harvard Holdings or its affiliates to purchase a tenant-in-common's undivided interest at fair market value upon the filing of an action for partition. To the extent, however, that Behringer Harvard Holdings or its affiliates do not elect to purchase all or a portion of the undivided interest, then the other tenants-in-common shall be entitled to purchase the interest on the same terms and conditions. However, any tenant-in-common that brings a partition action during the term of the Minnesota Center loan would be in default under the loan.

        The tenants-in-common agreement provides Behringer Harvard Holdings or its affiliates with an option to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan documents, the property management agreement and/or the tenants-in-common agreement. However, neither Behringer Harvard Holdings nor its affiliates are under any obligation to purchase a defaulting tenant-in-common's interest.

        In addition, the tenants-in-common agreement provides that (1) all rights and privileges of the tenants-in-common under the tenants-in-common agreement are subordinate to the loan documents, (2) the tenants-in-common waive the right to exercise any remedy until the loan is paid in full, (3) the tenants-in-common waive their right to partition the property without the prior written consent of the lender, and (4) each tenant-in-common waives any lien rights that it may have against the co-tenancy interest of any other tenant-in-common during the term of the loan.

        Our affiliated property manager, HPT Management, does not serve as property manager for Minnesota Center. TIC Management serves as property manager for Minnesota Center and is paid management fees in the amount of up to 4% of monthly gross revenues from Minnesota Center and an asset management fee of $100,000 per year, subject to certain limitations. Leasing will be undertaken through a third-party leasing company that will be paid market rates. Notwithstanding these arrangements, the fees charged to us by affiliates of our sponsor with respect to our ownership interests in Minnesota Center will not exceed the amount of such fees that would be charged to us by our property manager or advisor.

        Minnesota Center, which was constructed in 1987 and substantially renovated in 2000, includes among its major tenants Computer Associates International, Inc., CB Richard Ellis, Inc. and Regus Business Centre Corp. Minnesota Center was approximately 96.32% leased as of June 30, 2006.

        Computer Associates International, Inc., a Delaware corporation that develops eBusiness management software solutions (Computer Associates), leases approximately 19% of the rentable square feet (approximately 52,656 square feet) of Minnesota Center for general office use. The annual base rent payable under the Computer

Associates lease is currently $16.75 per rentable square foot, increasing by $0.50 per rentable square foot on November 1 of each year. The lease expires in 2007, and Computer Associates has two consecutive five year renewal options.

        CB Richard Ellis, Inc., a Delaware corporation that provides commercial real estate services (CB Richard Ellis), leases approximately 14.2% of the rentable square feet (approximately 39,263 square feet) of Minnesota Center. The annual base rent payable under the CB Richard Ellis lease is $21.82 per square foot of rentable area through September 30, 2006 and $21.87 per square foot of rentable area through September 30, 2008. The lease expires on September 30, 2008, and CB Richard Ellis has one option to extend its lease for a period of five years.

        Regus Business Centre Corp., a Delaware corporation that provides offices, meeting rooms and virtual offices, leases approximately 8.2% of the rentable square feet (approximately 22,780 square feet) of Minnesota Center. The annual base rent payable under the Regis Business Center lease is $20.07 per rentable square foot through September 30, 2009.

Enclave on the Lake

        On April 12, 2004, we acquired an undivided 36.31276% tenant-in-common interest in Enclave on the Lake, a 6-story office building containing approximately 171,090 rentable square feet and located on approximately 6.75 acres of land in Houston, Texas. The total purchase price of Enclave on the Lake was approximately $28,650,000, exclusive of closing costs. The purchase price for the transaction was determined through negotiations between the Enclave on the Lake seller, SVF Enclave Limited Partnership, an unrelated third-party, and our advisor. The purchase price for our 36.31276% undivided tenant-in-common interest in the property was $10,403,606, plus our proportionate share of the closing costs. We used borrowings of $7,262,552 under a loan agreement with State Farm Life Insurance Company (State Farm) to pay a portion of the purchase price and paid the remaining purchase price from proceeds of our initial public offering. Our tenant-in-common interest is held by Behringer Harvard Enclave H LP, an entity that is wholly-owned by our operating partnership.

        Enclave on the Lake, which was constructed in 1999, was, as of June 30, 2006, 100% leased to two tenants: SBM-IMODCO, Inc. (SBM-IMODCO) and Atlantia Offshore Limited (Atlantia), both 100% wholly-owned subsidiaries of IHC Caland N.V. (IHC Caland), a Netherlands-based holding company involved in offshore oilfield services, marine dredging, shipping and mining. IHC Caland has not provided any guaranties with respect to the payment of rent under the leases.

        Established in 1958 and acquired by IHC Caland in 1990, SBM-IMODCO, manufactures and sells floating production, storage and offloading system projects. Its clients include major oil and gas operators (both independents and contractors) as well as companies involved in transporting slurries and other fluids. SBM-IMODCO leases 90,663 square feet for a current monthly base rent of $181,326 under a lease that expires in February 2012. SBM-IMODCO has two five-year renewal options available.

        Atlantia was founded in 1979 as a full-service offshore engineering company and was acquired by IHC Caland in 2001. Atlantia leases 80,428 square feet for a current monthly base rent of $160,856 under a lease that expires in February 2012. Atlantia has two five-year renewal options available.

        The remaining tenant-in-common interests in the Enclave Property were acquired by various investors who purchased their interests in a private offering sponsored by our affiliate, Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a borrower under the State Farm loan agreement. The total borrowings of all tenant-in-common interest holders under the State Farm loan agreement was $20 million. The interest rate under the loan is fixed at 5.45% per annum. The loan agreement allows for prepayment of the entire outstanding principal after 42 months from the date of the loan agreement subject to the payment of a prepayment penalty. No prepayment penalty is due after 81 months from the date of the loan agreement. The loan has a seven year term.

        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the property, except that subject to non-recourse provisions that provide that State Farm may not levy or execute judgment upon any property of the borrowers or their guarantors other than the property, except as to a borrower and its guarantors, such borrower's acts and omissions. Behringer Harvard Holdings and Robert M. Behringer are guarantors of our interest in the State Farm loan.

        In general, no sale, encumbrance or other transfer of interest in the property, including our tenant-in-common interest, is permitted without State Farm's prior written consent. Transfer of an interest in the property, with an assumption of the State Farm loan by the buyer, is subject to State Farm's approval of the buyer and satisfaction of certain other conditions. After the end of the syndication period, the State Farm loan allows for the transfers of up to six additional tenants-in-common.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property management agreement. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of Enclave on the Lake, as determined by TIC Management Services. Under the tenants-in-common agreement, if any tenant-in-common fails to pay any required cash contribution any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s)-in-common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the property management agreement, TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the property, including any future sale, exchange, lease, release of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for such action, Behringer Harvard Enclave H LP or its affiliates have the option to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property management agreement; provided, further however, such party must first provide Behringer Harvard Enclave H LP and its affiliates, including us, and second the other tenants-in-common, with the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the property. However, any tenant-in-common may partition the property subject to first offering to sell its undivided interest to Behringer Harvard Enclave H LP, or its affiliates at fair market value and second, offering to sell its undivided interest to the other tenants-in-common at fair market value.

        The tenants-in-common agreement provides Behringer Harvard Enclave H LP or its affiliates with an option to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the State Farm loan agreement, the property management agreement or the tenants-in-common agreement. However, neither Behringer Harvard Enclave H LP nor its affiliates are under any obligation to purchase a defaulting tenant-in-common's interest.

        In addition, Behringer Harvard Enclave H LP has the option, but not the obligation, to purchase all of the tenants-in-common's undivided interests in the property by providing notice of its election to exercise this option to the tenants-in-common no sooner than three months prior to the end of the State Farm loan term and no later than 30 days prior to the end of the State Farm loan for the fair market value of the interests. In our discretion, we may offer the tenants-in-common the option to exchange their interests for partnership interests in our operating partnership at then current fair market value of our common stock.

        Our affiliated property manager, HPT Management, does not serve as property manager for Enclave on the Lake. TIC Management serves as property manager for Enclave on the Lake and is paid management fees in the amount of up to 3% of monthly gross revenues from Enclave on the Lake and an asset management fee of $42,000.00 per year, subject to certain limitations. Leasing will be undertaken through a third-party leasing company that will be paid market rates. Notwithstanding these arrangements, the fees charged to us by affiliates of our sponsor with respect to our ownership interests in Enclave on the Lake will not exceed the amount of such fees that would be charged to us by our property manager or advisor.

St. Louis Place

        As of June 30, 2004, we acquired an undivided 35.70925% tenant-in-common interest in St. Louis Place, a 20-story office building containing approximately 337,088 rentable square feet and located on approximately 0.68 acres of land in St. Louis, Missouri. The total purchase price of St. Louis Place to Behringer Harvard Holdings, as a sponsor-affiliate, was approximately $30,150,000, exclusive of closing costs. The purchase price for the transaction was determined through negotiations between the St. Louis Place seller, Trizec Holdings, Inc., an unrelated third-party, and our advisor. We used borrowings of $7,141,850 under a loan agreement with Greenwich Capital to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public. Our tenant-in-common interest is held by Behringer Harvard St. Louis Place H, LLC, an entity that is wholly-owned by our operating partnership.

        St. Louis Place, which was constructed in 1983, was, as of June 30, 2006, approximately 87% leased, including major tenants such as Fleishman-Hillard, Inc. (Fleishman-Hillard), Trizec Properties, Inc. (Trizec), Moser & Marsalek, P.C. (Moser & Marsalek), and Peckham Guyton Albers & Viets, Inc.

        Founded in 1946, Fleishman-Hillard, whose international headquarters are in St. Louis Place, offers strategic communications counsel to local, national, and international clients. Fleishman-Hillard is part of Omnicom Group Inc., a global marketing and corporate communications company. Fleishman-Hillard leases 142,366 square feet for a current monthly base rent of $197,533 under a lease that expires in 2014. Fleishman-Hillard has two five-year renewal options available.

        Trizec is an owner and manager of commercial property in North America. Trizec is leasing 35,000 square feet with rights to sublet for a current monthly base rent of $48,125 under a lease that expires in 2009. Trizec has two one-year renewal options available.

        Moser & Marsalek is a St. Louis based law firm founded in 1925 with a practice consisting of civil trials and appeals. Moser & Marsalek currently leases 25,446 square feet with a current monthly base rent of $32,338 under a lease that expires in 2015. Moser & Marsalek has two five-year renewal options available.

        Peckham Guyton Albers & Viets, Inc., an architectural firm founded in 1965 with offices in Kansas City and St. Louis, designed St. Louis Place. It currently employs nearly 100 architects, planners, interior designers, exhibit designers, and administrative staff. This tenant leases 23,383 square feet of space for a current monthly base rent of $27,710 that expires in 2011, with no renewal options available.

        The remaining tenant-in-common interests in the St. Louis Place Property were acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a party to the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement was $20,000,000 and the interest rate is fixed at 6.078% per annum. The loan agreement has a seven year term and cannot be prepaid until the earlier of (1) 42 months or (2) two years after securitization.

        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the property, though non-recourse provisions provide that Greenwich Capital may not levy or execute judgment upon any property of the borrowers or their guarantors other than the property, except as to a borrower and its guarantors, such borrower's acts and omissions. Behringer Harvard Holdings and Robert M. Behringer are guarantors of our interest in the State Farm loan.

        In general, no sale, encumbrance or other transfer of interest in the property, including our tenant-in-common interest, is permitted without the lender's prior written consent. Transfer of an interest in St. Louis Place, with an assumption of the loan by the buyer, is subject to the lender's approval of the buyer and satisfaction of certain other conditions, including payment of a $2,000 processing fee, all reasonable out-of-pocket costs and expenses incurred by the lender and an assumption fee of 1% of the substitute tenant-in-common borrower's pro-rata share of the then unpaid principal.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property and asset management agreement. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of

St. Louis Place, as determined by TIC Management Services. If any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s)-in-common within 30 days, together with interest. TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of the tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the property, including any future sale, exchange, lease, release of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for the action, Behringer Harvard St. Louis Place H, LLC or its affiliates have the option to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property and asset management agreement (to the extent the property and asset management agreement is then in effect); provided further, however, such party must first provide Behringer Harvard St. Louis Place H, LLC and its affiliates, including us, and second, the other tenants-in-common, with the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the property. However, any tenant-in-common may partition the property subject to first offering to sell its undivided interest to Behringer Harvard St. Louis Place H, LLC, or its affiliates at fair market value (as defined in the tenants-in-common agreement) and second, offering to sell its undivided interest to the other tenants-in-common at fair market value.

        The tenants-in-common agreement provides Behringer Harvard St. Louis Place H, LLC or its affiliates with an option to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property and asset management agreement and/or the tenants-in-common agreement. However, neither Behringer Harvard St. Louis Place H, LLC nor its affiliates are under any obligation to purchase a defaulting tenant-in-common's interest.

        In addition, Behringer Harvard St. Louis Place H, LLC has the option, but not the obligation, to purchase all of the tenants-in-common's undivided interests in the property by providing notice of its election to exercise this option to the tenants-in-common upon the earlier of (1) one year prior to the end of the term of the loan agreement, (2) the announcement by us of our intention to liquidate our assets or (3) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or the Nasdaq National Market System (or any successor market or exchange). In our discretion, we may offer the tenants-in-common the option to exchange their interests for equity securities in us or in Behringer Harvard OP at their fair market value. In the event that we exercise the option and do not offer the tenants-in-common the option to exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price shall be paid in cash.

        The property and asset management agreement remains in effect until the earlier to occur of (x) the sale of the property or any portion thereof, as to such portion of the property sold only (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire such interest subject to the tenants-in-common agreement and the property and asset management agreement), or (y) December 31, 2025; provided, however, the property and asset management agreement terminates on December 31, 2006 and each anniversary of such date unless all of the tenants-in-common consent to the continuation of the property and asset management agreement.

In addition, the property and asset management agreement may be terminated by Behringer Harvard TIC Management Services for any reason upon 60 days' written notice or in the event the tenants-in-common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

Colorado Building

        On August 10, 2004, we acquired an undivided 81.491294% tenant-in-common interest in Colorado Building, an 11-story office building containing approximately 121,701 rentable square feet, located on approximately 0.31 acres of land in Washington, D.C. The total purchase price of Colorado Building was approximately $44,000,000, exclusive of closing costs. The purchase price for the transaction was determined through negotiations between the Colorado Building seller, Hippo Properties LLC, an unrelated third-party, and our advisor. The purchase price for our 79.475165% interest in the property was approximately $35,000,000, excluding closing costs. We used borrowings of $22,253,046 under a loan agreement with Greenwich Capital Financial Products, Inc. to pay a portion of such purchase price and paid the remaining purchase price from proceeds of the offering of our common stock to the public. Our tenant-in-common interest is held by Behringer Harvard Colorado H, LLC, which is wholly-owned by our operating partnership.

        The Colorado Building, which was constructed in 1903 and completely renovated from 1987 to 1989, was, as of June 30, 2006, approximately 98.77% leased, including major tenants such as Bowne of New York City, Inc., InfoTech Strategies, Inc., Wilson, Elser, Moskowitz, Edelman & Dicker, LLP, the U.S. General Services Administration (Environmental Protection Agency) and the Community Transportation Association of America.

        Bowne of New York City, Inc. is an affiliate of Bowne & Co., Inc., a global leader in providing financial printing, digital printing and electronic delivery of personalized communications, and an array of business process outsourcing and other services. Bowne leases approximately 33,531 square feet for a current monthly base rent of $109,758 under a lease that expires in 2009. Bowne has one option to extend its lease for a period of ten years or two five-year options to extend its lease.

        Infotech Strategies, Inc. is an information and communication technology consulting firm that specializes in helping business in the digital marketplace. Infotech leases approximately 11,160 square feet for a current monthly base rent of $34,834 under a lease that expires in 2007. Infotech has one option to extend its lease for a period of ten years.

        Wilson, Elser, Moskowitz, Edelman & Dicker, LLP, a law firm, leases approximately 10,957 square feet for a current monthly base rent of $40,494 under a lease that expires in 2009. Wilson has one five-year option to extend its lease.

        The United States of America (Environmental Protection Agency) leases approximately 10,957 square feet for a current monthly base rent of $41,280 under a lease that expires in 2012 with no extension options.

        The Community Transportation Association of America, which specializes in advancing public transportation, leases approximately 11,160 square feet for a current monthly base rent of $38,595 under a lease that expires in 2016 with two five-year renewal options or one ten-year renewal option.

        The remaining tenant-in-common interests in the property were acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a party to the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement is $28,000,000. The interest rate under the loan is fixed at 6.075% per annum. The loan is guaranteed by Robert M. Behringer and Behringer Harvard Holdings. The loan agreement allows for prepayment of the entire outstanding principal with no prepayment fee from and after the third payment date prior to maturity, with at least 15 days' prior notice. The loan has a ten year term.

        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the property, though non-recourse provisions provide that the lender may not levy or execute judgment upon any property of the borrowers or their guarantors other than the property, except as to a borrower and its guarantors, such borrower's recourse liabilities.

        In general, no sale, encumbrance or other transfer of interest in the property, including our tenant-in-common interest, is permitted without the lender's prior written consent. We have a one-time right to sell and transfer one or more undivided interests in the property. Transfer of an interest in the property, with an assumption of the loan by the buyer, is subject to the lender's approval of the buyer and satisfaction of certain other conditions, including payment of a $2,000 processing fee and all reasonable out-of-pocket costs and expenses incurred by the lender.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property and asset management agreement. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of the property, as determined by TIC Management Services. Under the tenants-in-common agreement, if any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s)-in-common within fifteen days. Under the property and asset management agreement, the TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the property, including any future sale, exchange, lease, release of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for such action, Behringer Harvard Colorado Building H, LLC or its affiliates have the option to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property and asset management agreement (to the extent the property and asset management agreement is then in effect); provided further, however, such party must first provide Behringer Harvard Colorado Building H, LLC and its affiliates, including us, and second, the other tenants-in-common, with the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the property. However, any tenant-in-common may partition the property subject to first offering to sell its undivided interest to Behringer Harvard Colorado Building H, LLC, or its affiliates at fair market value (as defined in the tenants-in-common agreement) and second, offering to sell its undivided interest to the other tenants-in-common at fair market value.

        The tenants-in-common agreement provides Behringer Harvard Colorado Building H, LLC or its affiliates with an option to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property and asset management agreement or the tenants-in-common agreement. However, neither Behringer Harvard Colorado Building H, LLC nor its affiliates are under any obligation to purchase a defaulting tenant-in-common's interest.

        In addition, Behringer Harvard Colorado Building H, LLC has the option, but not the obligation, to purchase all of the tenants-in-common's undivided interests in the property by providing notice of its election to exercise this option to the tenants-in-common upon the earlier of (1) one year prior to the end of the loan term, (2) the announcement by us of our intention to liquidate our assets or (3) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or the Nasdaq National Market System (or any successor market or exchange). In our discretion, we may offer the tenants-in-common the option to exchange their interests for equity securities in us or our umbrella partnership at their fair market value. In the event that we exercise the option and do not offer the tenants-in-common the option to exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price shall be paid in cash.

        The property and asset management agreement remains in effect until the earlier to occur of (x) the sale of the property or any portion thereof, as to such portion of the property sold only (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire such interest subject to the tenants-in-common agreement and the property and asset management agreement), or (y) December 31, 2025; provided, however, the property and asset management agreement terminates on December 31, 2006 and each anniversary of such date unless all of the tenants-in-common consent to the continuation of the property and asset management agreement. In addition, the property and asset management agreement may be terminated by Behringer Harvard TIC Management Services for any reason upon 60 days' written notice or in the event the tenants-in-common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

Travis Tower

        On October 1, 2004, we acquired an undivided 60% tenant-in-common interest in Travis Tower, a 21-story office building containing approximately 507,470 rentable square feet and a 10-story parking garage located on approximately 1.1079 acres of land in Houston, Texas. The contract purchase price of Travis Tower exclusive of closing costs and initial escrows was $52,000,000. The purchase price for the transaction was determined through negotiations between the Travis Tower seller, AEW/McCord, L.P., an unrelated third-party, and our advisor. We used borrowings of $22,650,000 under a loan agreement with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of the offering of our common stock to the public. Our tenant-in-common interest is held by Behringer Harvard Travis Tower H LP, an entity that is wholly-owned by Behringer Harvard OP.

        Travis Tower, which was constructed in 1955, was, as of June 30, 2006, approximately 94% leased and includes the following major tenants: CenterPoint Energy, Inc., Linebarger Goggan Blair Pena & Sampson LLP, Edge Petroleum Corporation and Samson Lone Star LP.

        CenterPoint Energy, Inc. is a domestic energy delivery company that includes electric transmission and distribution, natural gas distribution and sales, interstate pipeline and gathering operations and, according to its records, generates more than 14,000 megawatts of power in Texas. CenterPoint leases 280,168 square feet for an annual rent of $4,885,194, under a lease that expires in September 2008. CenterPoint has two five-year renewal options available.

        Linebarger Goggan Blair Pena & Sampson LLP is a law firm that focuses on helping governmental entities improve their collections. Linebarger leases 54,522 square feet for an annual rent of $1,019,016, under a lease that expires in January 2010. Linebarger has two five-year renewal options available.

        Edge Petroleum Corporation is an oil and natural gas company engaged in the exploration, development, acquisition and production of crude oil and natural gas properties in the United States. Edge leases 44,376 square feet for an annual rent of $764,598, under a lease that expires in July 2013. Edge has two five-year renewal options available.

        Samson Lone Star LP is a privately held oil and gas exploration, acquisition and production company. Samson leases 21,571 square feet for an annual rent of $404,456, under a lease that expires in October 2007. Samson has two five-year renewal options available.

        The remaining 40% tenant-in-common interest in the property was acquired by Behringer Harvard Travis Tower S LP, an indirect wholly-owned subsidiary of Behringer Harvard Holdings. Behringer Harvard Travis Tower S LP sold most of its 40% tenant-in-common interest to various investors. Each tenant-in-common investor, including us, will be a borrower under the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement is $37,750,000, including the $22,650,000 borrowed by us. The interest rate under the loan is fixed at 5.434% per annum, and repayment is not permitted until the earlier of (x) two years after securitization or (y) the third anniversary of the first monthly payment date made under the loan agreement. Prepayment during the last three months of the loan may be made without any substitution of collateral or compensation. The loan agreement has a ten-year term.

        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the property, though non-recourse provisions provide that the lender may not levy or execute judgment upon any property of the borrowers or their guarantors other than property, except that each borrower and its guarantors, are liable for losses incurred by the lender attributable to (1) the parties' fraud or intentional misrepresentation; (2) the borrower's removal or disposal of any portion of the property after an event of default; (3) the borrower's failure to obtain the lender's prior written consent to any subordinate financing or other voluntary lien encumbering the borrower's interest in the property; (4) the borrower's failure to obtain the lender's prior written consent to any assignment, transfer or conveyance of such borrower's interest in the property or any portion thereof as required by the loan agreement; (5) the borrower's violation of any of the special purpose entity covenants and requirements contained in the loan agreement or the related loan documents;: (6) the breach by such borrower of any representation, warranty, covenant or indemnification provision in the loan agreement or the related deed of trust concerning environmental laws, hazardous substances and asbestos and any indemnification of the lender with respect thereto in either document; provided, however, that such borrower's guarantor will not be liable for these losses unless (a) in the event of a breach of any environmental representation, the breach involved the borrower's or guarantor's actual knowledge of the incorrectness or untruth of the underlying representation, and (b) in the event of any breached warranty, covenant or indemnification, the breach was caused, in whole or in part, by the actions of either such borrower or guarantor; (7) the gross negligence or willful misconduct of such borrower; and (8) any election by such borrower to terminate or not to renew the property management agreement.

        In general, no sale, encumbrance or other transfer of interest in the property, including our tenant-in-common interest, is permitted without the lender's prior written consent.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property and asset management agreement with TIC Management Services. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of the property, as determined by TIC Management Services. Under the tenants-in-common agreement, if any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s)-in-common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the property management agreement, the TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the property, including any future sale, exchange, lease or re-lease of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for such action, Behringer Harvard Travis Tower H LP or its affiliates have the option, but not the obligation, to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property management agreement (to the extent that the property management agreement is then in effect); provided, further however, such party must provide first to Behringer Harvard Travis Tower H LP and its affiliates and second to the other tenants-in-common, the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the property. However, subject to the restrictions of the loan agreement, any tenant-in-common may partition the property subject to first offering to sell its undivided interest to Behringer Harvard Travis Tower H LP or its affiliates at fair market value and second, offering to sell its undivided interest to the other tenants-in-common at fair market value.

        The tenants-in-common agreement provides Behringer Harvard Travis Tower H LP or its affiliates with an option, but not the obligation, to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property management agreement and/or the tenants-in-common agreement.

        In addition, Behringer Harvard Travis Tower H LP has the option, but not the obligation, to purchase all of the tenants-in-common's undivided interests in the property by providing notice of its election to exercise this option to the tenants-in-common upon the earlier of (1) during the last year prior to the expiration of the loan agreement, (2) the announcement by us of our intention to liquidate our assets or (3) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or the Nasdaq National Market System (or any successor market or exchange). In our discretion, we may offer the tenants-in-common the option to exchange their interests for equity securities in us or our umbrella partnership at their fair market value. In the event that we exercise the option and do not offer the tenants-in-common the option to exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price is paid in cash.

        The property management agreement remains in effect until the earlier to occur of (x) the sale of the property or any portion thereof, as to only such portion of the property sold (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire such interest subject to the tenants-in-common agreement and the property management agreement), or (y) December 31, 2030; provided, however, the property management agreement terminates on December 31, 2006 and each anniversary of such date unless all of the tenants-in-common consent to the continuation of the property management agreement. In addition, the property management agreement may be terminated by TIC Management Services for any reason upon 60 days' written notice or in the event the tenants-in-common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

Cyprus Building

        On December 16, 2004, we acquired the Cyprus Building, a four-story office building containing approximately 153,048 rentable square feet located on approximately 8.2 acres of land in Englewood, Colorado, a suburb of Denver, through Behringer Harvard Cyprus, LLC, a wholly-owned subsidiary of Behringer Harvard OP. The contract purchase price of the Cyprus Building, exclusive of closing costs and initial escrows, was $19,800,000. The purchase price for the transaction was determined through negotiations between the Cyprus Building seller, PERA Mineral, Inc., an unrelated third-party, and our advisor. We used proceeds from our public offering to pay the entire purchase price and all closing costs of the acquisition.

        The Cyprus Building, which was constructed in 1988, was, as of June 30, 2006, 100% leased to one tenant, Phelps Dodge Corporation. The tenant does not currently occupy the building and the building is vacant as of the closing date.

        Phelps Dodge Corporation is an international mineral and chemical producer. Phelps Dodge leases 153,048 square feet for an annual rent of $2,475,957 under a lease that expires in October 2008. Phelps Dodge has three five-year renewal options available.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Cyprus Building. Among other things, the HPT Management has the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services and all leasing services to Trammell Crow Services, Inc.

        Leasing commissions of 6% will be paid on any new leases to be divided 4% to the outside broker and 2% paid to Trammell Crow Services, Inc. On lease renewals, a total commission of 4% will be paid with 2% paid to the outside broker and 2% paid to Trammell Crow Services, Inc.

250 West Pratt Street Property

        On December 17, 2004, we acquired an undivided 50.67995% tenant-in-common interest in the 250 West Pratt Street Property, a 24-story office building containing approximately 368,194 rentable square feet located on approximately 0.75 acres of land in Baltimore, Maryland. The contract purchase price of the 250 West Pratt Street Property, exclusive of closing costs and initial escrows, was $51,816,488. The purchase price for the transaction was determined through negotiations between the 250 West Pratt Street Property seller, Trizec 250 W. Pratt, LLC, an unrelated third-party, and our advisor. We used borrowings of $18,751,582 under a loan agreement with Citigroup Global Markets Realty Corp. to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of the public offering of our common stock. Our tenant-in-common interest is held by Behringer Harvard Pratt H, LLC, an entity that is wholly-owned by Behringer Harvard OP.

        The 250 West Pratt Street Property, which was constructed in 1986, was, as of June 30, 2006, approximately 89% leased and includes the following major tenants: Vertis, Inc.; Semmes Bowen & Semmes; and the United States General Services Administration (GSA).

        Vertis is a provider of targeted advertising, media and marketing services. Vertis leases 52,004 square feet for an annual rent of $1,834,169 under a lease that expires in August 2014, with a five-year renewal option available.

        Semmes is a full-service law firm with a national civil practice. Semmes leases 45,483 square feet for an annual rent of $1,284,895 under a lease that expires in April 2008.

        The GSA assists and supports Federal Agencies by offering superior workplaces, expert solutions, acquisition services and management policies. The GSA leases 50,533 square feet for an annual rent of $1,086,500 under a lease that expires in June 2007, with a five-year renewal option available.

        The remaining 49.32005% tenant-in-common interest in the 250 West Pratt Street Property was acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a borrower under the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement was $37,000,000, including the $18,751,582 borrowed by us. The interest rate under the loan is fixed at 5.285% per annum, and repayment in whole (but not in part) is permitted from and after the third payment date prior to the maturity date, provided that at least fifteen days' prior written notice is given. The loan agreement has a ten-year term.

        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the 250 West Pratt Street Property, though non-recourse provisions provide that the lender may not levy or execute judgment upon any property of the borrowers or their guarantors other than the 250 West Pratt Street Property, except that each borrower and its guarantors are liable for losses incurred by the lender attributable to: (1) the parties' fraud or intentional misrepresentation; (2) the borrower's removal or disposal of any portion of the property after an event of default; (3) the borrower's failure to obtain the lender's prior written consent to any subordinate financing or other voluntary lien encumbering the borrower's interest in the 250 West Pratt Street Property; (4) the borrower's failure to obtain the lender's prior written consent to any assignment, transfer or conveyance of the borrower's interest in the 250 West Pratt Street Property or any portion thereof as required by the loan agreement; (5) the borrower's violation of any of the special purpose entity covenants and requirements contained in the loan agreement or the related loan documents; (6) the breach by the borrower of any representation, warranty, covenant or indemnification provision in the loan agreement or the related deed of trust concerning environmental laws, hazardous substances and asbestos and any indemnification of the lender with respect thereto in either document; provided, however, that such borrower's guarantor will not be liable for these losses unless (a) in the event of a breach of any environmental representation, the breach involved, the borrower's or guarantor's actual knowledge of the incorrectness or untruth of the underlying representation, and (b) in the event of any breached warranty, covenant or indemnification, the breach was caused, in whole or in part, by the actions of either the borrower or guarantor; (7) the gross negligence or willful misconduct of the borrower; and (8) any election by the borrower to terminate or not to renew the property management agreement.

        In general, no sale, encumbrance or other transfer of interest in the 250 West Pratt Street Property, including our tenant-in-common interest, is permitted without the lender's prior written consent.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property and asset management agreement with TIC Management Services. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of the 250 West Pratt Street Property, as determined by TIC Management Services. Under the tenants-in-common agreement, if any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s)-in-common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the property management agreement, TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the 250 West Pratt Street Property, including any future sale, exchange, lease or release of all or a portion of the 250 West Pratt Street Property, any loans or modifications of any loans secured by the 250 West Pratt Street Property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the 250 West Pratt Street Property require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for such action, Behringer Harvard Pratt H, LLC or its affiliates have the option, but not the obligation, to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the 250 West Pratt Street Property or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property management agreement (to the extent that the property management agreement is then in effect); provided further, however, such party must provide first to Behringer Harvard Pratt H, LLC and its affiliates and second to the other tenants-in-common, the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the 250 West Pratt Street Property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the 250 West Pratt Street Property. However, subject to the restrictions of the loan agreement, any tenant-in-common may partition the 250 West Pratt Street Property subject to first offering to sell its undivided interest to Behringer Harvard Pratt H, LLC or its affiliates at fair market value and second, offering to sell its undivided interest to the other tenants-in-common at fair market value.

        The tenants-in-common agreement provides Behringer Harvard Pratt H, LLC or its affiliates with an option, but not the obligation, to purchase any defaulting tenant-in-common's undivided interest in the 250 West Pratt Street Property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property management agreement or the tenants-in-common agreement. In addition, Behringer Harvard Pratt H, LLC has the option, but not the obligation, to purchase all of the tenants-in-common's undivided interests in the 250 West Pratt Street Property by providing notice of its election to exercise this option to the tenants-in-common upon the earlier of (1) during the last year prior to the expiration of the loan agreement, (2) the announcement by us of our intention to liquidate our assets or (3) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or the Nasdaq National Market System (or any successor market or exchange). In our discretion, we may offer the tenants-in-common the option to exchange their interests for equity securities in us or our umbrella partnership at their fair market value. In the event that we exercise the option and do not offer the tenants-in-common the option to exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price is paid in cash.

        The property management agreement remains in effect until the earlier to occur of (x) the sale of the 250 West Pratt Street Property or any portion thereof, as to only the portion of the 250 West Pratt Street Property sold (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire interest subject to the tenants-in-common agreement and the property management agreement), or (y) December 31, 2030; provided, however, the property management agreement terminates on December 31, 2006 and each anniversary of this date unless all of the tenants-in-common consent to the continuation of the property management agreement. In addition, the property management agreement may be terminated by TIC Management Services for any reason upon 60-days' written notice or in the event the tenants-in-common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

Ashford Perimeter

        On January 6, 2005, we acquired Ashford Perimeter, a six-story office building containing approximately 288,175 rentable square feet and a four-story parking garage located on approximately 10.6 acres of land in Atlanta, Georgia through Behringer Harvard Ashford Perimeter H, LLC, a wholly-owned subsidiary of Behringer Harvard OP. The contract purchase price of the Ashford Perimeter, exclusive of closing costs and initial escrows, was $46,300,000. The purchase price for the transaction was determined through negotiations between the Ashford Perimeter seller, HSOV Ashford Perimeter, LLC, an unrelated third-party, and our advisor. We used borrowings of $35,400,000 under a loan agreement with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of the offering of our common stock to the public.

        Ashford Perimeter, which was constructed in 1982, was, as of June 30, 2006 approximately 85% leased and includes the following major tenants: Verizon Wireless; Noble Systems Corporation; and Coalition America, Inc.

        Verizon Wireless, a joint-venture of Verizon and Vodafone Group, is a national provider of wireless telecommunication services. Verizon Wireless leases 115,465 square feet for an annual rent of $2,832,797 under a lease that expires in May 2009.

        Noble Systems Corporation provides call center software, computer telephone and customer contact technology to a variety of industries. Noble Systems Corporation leases 35,165 square feet for an annual rent of $773,630 under a lease that expires in October 2011.

        Coalition America, Inc. provides billing and collection services for the medical industry. Coalition America, Inc. leases 23,270 square feet for an annual rent of $523,575 under a lease that expires in October 2006.

        We entered into the loan agreement on January 6, 2005. As of January 31, 2006, the interest rate under the loan is fixed at 5.3% per annum. Monthly payments of interest are required through February 2007, with monthly interest and principal payments required beginning March 1, 2007 and continuing to the maturity date. Prepayment, in whole or in part, is permitted from and after the third payment date prior to the maturity date, provided that at least 30 days' prior written notice is given. The loan agreement has a seven-year term.

        In addition, we have guaranteed payment of the debt under the loan agreement in the event that (1) Behringer Harvard Ashford Perimeter H, LLC files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (2) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard Ashford Perimeter H, LLC or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Ashford Perimeter. Among other things, HPT Management has the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services and all leasing services to Trammell Crow Services, Inc.

        Leasing commissions of 6% will be paid on any new leases to be divided 4% to the outside broker and 2% paid to Trammell Crow Services, Inc. On lease renewals, a total commission of 4% will be paid with 2% paid to the outside broker and 2% paid to Trammell Crow Services, Inc.

Alamo Plaza

        On February 24, 2005, we acquired an undivided 30.58363% tenant-in-common interest in the Alamo Plaza, a 16-story office building containing approximately 191,154 rentable square feet and a 4-story parking garage located on approximately 1.15 acres of land in Denver, Colorado. The contract purchase price of the Alamo Plaza, exclusive of closing costs and initial escrows, was $41,850,000. The purchase price for the transaction was determined through negotiations between the Alamo Plaza seller, MG-Alamo, LLC, an unrelated third-party, and our advisor. We used borrowings of $9,633,843 under a loan agreement with Citigroup Global Markets Realty Corp. to pay a portion of our share of the contract purchase price and paid the remaining amount from proceeds of the public offering of our common stock. Our tenant-in-common interest is held by Behringer Harvard Alamo Plaza H, LLC, an entity that is wholly-owned by Behringer Harvard OP.

        The Alamo Plaza, which was constructed in 1981, was, as of June 30, 2006, approximately 92.54% leased and includes the following major tenants: Pioneer Natural Resources USA, Inc.; Newfield Exploration; and J. Walter Thompson.

        Pioneer Natural Resources USA, Inc., is a national independent oil and gas exploration and production company that leases 44,837 square feet for an annual rent of $1,066,218 under a lease that expires in June 2011, with one five-year renewal option available.

        Newfield Exploration is an international independent oil and gas exploration and production company headquartered in Houston, Texas with offices in the U.S., U.K., Malaysia and China. Newfield Exploration leases 19,862 square feet for an annual rent of $423,708 under a lease that expires in August 2011 with one five-year renewal option.

        J. Walter Thompson, established in 1864, is an advertising agency serving multinational clients. J. Walter Thompson leases 13,036 square feet for an annual rent of $306,346 under a lease that expires in July 2008, with one five-year renewal option available.

        The remaining 69.41637% tenant-in-common interest in the Alamo Plaza was acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a borrower under the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement was $31,500,000, including the $9,633,843 borrowed by us. The interest rate under the loan is fixed at 5.395% per annum, and prepayment in whole (but not in part) is permitted from and after the third payment date prior to the maturity date, provided that at least fifteen days' prior written notice is given. The loan agreement has a ten-year term.

        Under the loan agreement, each tenant in common interest holder's liability is joint and several based upon its pro rata ownership of the Alamo Plaza, though non-recourse provisions provide that the lender may not levy or execute judgment upon any property of the borrowers or their guarantors other than the Alamo Plaza, except that each borrower and its guarantors are liable for losses incurred by the lender attributable to: (1) the parties' fraud or intentional misrepresentation; (2) the borrower's removal or disposal of any portion of the property after an event of default; (3) the borrower's failure to obtain the lender's prior written consent to any subordinate financing or other voluntary lien encumbering such borrower's interest in the Alamo Plaza; (4) the borrower's failure to obtain the lender's prior written consent to any assignment, transfer or conveyance of the borrower's interest in the Alamo Plaza or any portion thereof as required by the loan agreement; (5) the borrower's violation of any of the special purpose entity covenants and requirements contained in the loan agreement or the related loan documents; (6) the breach by the borrower of any representation, warranty, covenant or indemnification provision in the loan agreement or the related deed of trust concerning environmental laws, hazardous substances and asbestos and any indemnification of the lender with respect thereto in either document; provided, however, that the borrower's guarantor will not be liable for these losses unless (a) in the event of a breach of any environmental representation, the breach involved the borrower's or guarantor's actual knowledge of the incorrectness or untruth of the underlying representation, and (b) in the event of any breached warranty, covenant or indemnification, the breach was caused, in whole or in part, by the actions of either such borrower or guarantor; (7) the gross negligence or willful misconduct of the borrower; and (8) any election by the borrower to terminate or not to renew the property management agreement.

        In general, no sale, encumbrance or other transfer of interest in the Alamo Plaza, including our tenant-in-common interest, is permitted without the lender's prior written consent.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property and asset management agreement with TIC Management Services. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of the Alamo Plaza, as determined by TIC Management Services. Under the property management agreement, if any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s)-in-common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the property management agreement, TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the Alamo Plaza, including any future sale, exchange, lease or release of all or a portion of the Alamo Plaza, any loans or modifications of any loans secured by the Alamo Plaza, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the Alamo Plaza require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for such action, Behringer Harvard Alamo Plaza H, LLC or its affiliates have the option, but not the obligation, to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the Alamo Plaza or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property management agreement (to the extent that the property management agreement is then in effect); provided further, however, such party must provide first to Behringer Harvard Alamo Plaza H, LLC and its affiliates and second to the other tenants-in-common, the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the Alamo Plaza, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the Alamo Plaza. However, subject to the restrictions of the loan agreement, any tenant-in-common may partition the Alamo Plaza subject to first offering to sell its undivided interest to Behringer Harvard Alamo Plaza H, LLC or its affiliates at fair market value and second, offering to sell its undivided interest to the other tenants-in-common at fair market value.

        The tenants-in-common agreement provides Behringer Harvard Alamo Plaza H, LLC or its affiliates with an option, but not the obligation, to purchase any defaulting tenant-in-common's undivided interest in the Alamo Plaza at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property management agreement and/or the tenants-in-common agreement.

        In addition, Behringer Harvard Alamo Plaza H, LLC has the option, but not the obligation, to purchase all of the tenants-in-common's undivided interests in the Alamo Plaza by providing notice of its election to exercise this option to the tenants-in-common upon the earlier of (1) during the last year prior to the expiration of the loan agreement, (2) the announcement by us of our intention to liquidate our assets or (3) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or the Nasdaq National Market System (or any successor market or exchange). In our discretion, we may offer the tenants-in-common the option to exchange their interests for equity securities in us or our umbrella partnership at their fair market value. In the event that we exercise the option and do not offer the tenants-in-common the option to exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price is paid in cash.

        The property management agreement remains in effect until the earlier to occur of (x) the sale of the Alamo Plaza or any portion thereof, as to only such portion of the Alamo Plaza sold (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire such interest subject to the tenants-in-common agreement and the property management agreement), or (y) December 31, 2030; provided, however, the property management agreement terminates on December 31, 2006 and each anniversary of such date unless all of the tenants-in-common consent to the continuation of the property management agreement. In addition, the property management agreement may be terminated by TIC Management Services for any reason upon 60-days' written notice or in the event the tenants-in-common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

Utah Avenue Building

        On April 21, 2005, we acquired the Utah Avenue Building, a one-story office/research and development building containing approximately 150,495 rentable square feet located on approximately 9.6 acres of land in El Segundo, California through Behringer Harvard Utah Avenue LP, a wholly-owned subsidiary of Behringer Harvard OP. The contract purchase price of the Utah Avenue Building, exclusive of closing costs and initial escrows, was $27,500,000. The purchase price for the transaction was determined through negotiations between the Utah Avenue Building seller, LBA-VIF Utah, LLC, an unrelated third-party, and our advisor. We used borrowings of $20,000,000 under a loan agreement with Greenwich Capital Financial Products, Inc. to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of the offering of our common stock to the public.

        The Utah Avenue Building, which was constructed in 1968 and renovated in 2004, was, as of June 30, 2006, approximately 78% leased and includes the following major tenants: Northrop Grumman Space and Mission Systems Corporation; and Unisys Corporation.

        Northrop Grumman Space and Mission Systems Corporation, is a global defense company that leases 53,073 square feet for an annual rent of $1,050,845 under a lease that expires in July 2009, with two renewal options available at fair market rental rates present as of the end of the term. The first option is for three years and the second option is for five years.

        Unisys Corporation is a worldwide information technology services and solutions company that leases 64,541 square feet for an annual rent of $994,207 under a lease that expires in March 2010, with two one-year renewal options available, at fair market rental rates present as of the end of the term.

        We entered into the loan agreement on April 21, 2005. The interest rate under the loan is fixed at 5.54% per annum. Monthly payments of interest began on June 6, 2005, with monthly interest and principal payments required beginning June 6, 2010 and continuing to the maturity date. Prepayment, in whole (but not in part), is permitted from and after the third payment date prior to the maturity date, provided that at least 15 days' prior written notice is given. The loan agreement has a ten-year term.

        In addition, we have guaranteed the recourse carve-out obligations and, in the event of the occurrence of a springing recourse event, the full payment of the debt under the loan agreement.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Utah Avenue Building. Among other things, HPT Management will have the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services and all leasing services to Trammell Crow Services, Inc.

        Behringer Advisors will receive an annual asset management fee equal to 0.6% of the asset value. Trammell Crow Services, Inc. will receive leasing commissions of 6.5% on any new leases. On lease renewals, a total commission of 4.5% will be paid. The commission split between Trammell Crow Services, Inc. and any co-broker will be negotiated by Trammell Crow Services, Inc. and based on prevailing market terms and conditions.

Lawson Commons

        On June 10, 2005, we acquired Lawson Commons, a 13-story office building containing approximately 436,342 rentable square feet located on approximately 0.9 acres of land in St. Paul, Minnesota through Behringer Harvard Lawson Commons, LLC, a wholly-owned subsidiary of Behringer Harvard OP. The contract purchase price of Lawson Commons, exclusive of closing costs and initial escrows, was $84,500,000. The purchase price for the transaction was determined through negotiations between the Lawson Commons seller, Rice Park Associates, LLC, an unrelated third-party, and our advisor. We paid the full amount of the purchase price from proceeds of the offering of our common stock to the public.

        Lawson Commons, which was constructed in 1999, was, as of June 30, 2006, approximately 99% leased and includes the following major tenants: Lawson Associates, Inc.; and St. Paul Fire and Marine Insurance Company.

        Lawson Associates, Inc. is an international provider of business process software solutions that leases 297,641 square feet for an annual rent of $4,390,205 under a lease that expires in July 2015, with two five-year renewal options available.

        St. Paul Fire and Marine Insurance Company is a property liability insurance underwriting company that leases 103,470 square feet for an annual rent of $1,552,050 under a lease that expired in July 2006. The Seller has agreed to master lease this space for five years commencing on August 1, 2006 for an annual rent of $1,448,580, subject to certain terms and conditions.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Lawson Commons. Among other things, HPT Management has the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services and all leasing services to Frauenshuh Companies.

Downtown Plaza

        On June 14, 2005, we acquired Downtown Plaza, a 6-story office building containing approximately 100,146 rentable square feet located on approximately 0.97 acres of land in Long Beach, California through Behringer Harvard Downtown Plaza LP, a wholly-owned subsidiary of Behringer Harvard OP. The contract purchase price of Downtown Plaza, exclusive of closing costs and initial escrows, was $17,725,000. The purchase price for the transaction was determined through negotiations between the Downtown Plaza seller, Pacifica BP Investors I, an unrelated third-party, and our advisor. We used borrowings of $12,650,000 under a loan agreement with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of the offering of our common stock to the public.

        Downtown Plaza, which was constructed in 1982, was, as of June 30, 2006, 100% leased and includes the following major tenants: The Designory, Inc.; Barrister Executive Suites, Inc.; and the City of Long Beach.

        The Designory, Inc., a wholly-owned subsidiary of Omnicom Group, Inc., is a full service marketing and communications company that leases 57,468 square feet for an annual rent of $1,326,880 under a lease that expires in January 2008, with a five-year renewal option available.

        Barrister Executive Suites, Inc. is a business support services provider that leases 17,717 square feet for an annual rent of $351,682 under a lease that expires in March 2012, with two five-year renewal options available.

        City of Long Beach—Department of Oil Properties is a city agency that coordinates oil operations and subsidence control activities that leases 14,992 square feet for an annual rent of $309,839 under a lease that expires in December 2009 with a five-year renewal option available.

        We entered into the loan agreement on June 14, 2005. The interest rate under the loan is fixed at 5.367% per annum. Monthly payments of interest are required through July 2010, with monthly interest and principal payments required beginning August 2010 and continuing to the maturity date. Prepayment, in whole or in part, is permitted from and after the third payment date prior to the maturity date, provided that at least 30 days' prior written notice is given. The loan agreement has a ten-year term.

        In addition, we have guaranteed payment of the debt under the loan agreement in the event that (x) Behringer Harvard Downtown Plaza, LP files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (y) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard Downtown Plaza, LP or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Downtown Plaza. Among other things, HPT Management has the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services and all leasing services to Trammell Crow Company.

Western Office Portfolio

        On July 20, 2005, we acquired a portfolio of five separate office buildings known collectively as the "Western Office Portfolio." The properties are located in Texas, Oregon and California, through Behringer Harvard Western Portfolio LP, a wholly-owned subsidiary of Behringer Harvard OP LP. The Western Office Portfolio consists of the following office buildings:

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  the Richardson Building, a three-story office building, built in 1998, located on approximately ten acres of land in Richardson, Texas (a suburb of Dallas) containing approximately 230,061 rentable square feet;

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  the Southwest Center, a three-story office building, built in 2001, located on approximately six acres of land in Tigard, Oregon (a suburb of Portland) containing approximately 88,335 rentable square feet;

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  the Gateway 23 Building, a three-story office building, built in 1999, located on approximately nine acres of land in Diamond Bar, California (a suburb of Los Angeles) containing approximately 71,739 rentable square feet;

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  the Gateway 22 Building, a two-story office building, built in 1999, located on approximately six acres of land in Diamond Bar, California (a suburb of Los Angeles) containing approximately 55,095 rentable square feet; and

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  the Gateway 12 Building, a two-story office building, built in 1999, located on approximately two acres of land in Diamond Bar, California (a suburb of Los Angeles) containing approximately 40,759 rentable square feet.

        The total contract purchase price of the Western Office Portfolio, exclusive of closing costs and initial escrows, was $96,500,000. The purchase price for the transaction was determined through negotiations between the Western Office Portfolio seller, Aptus Office Investments, LLC, an unaffiliated third party, and our advisor and its affiliates. We used borrowings of $70,750,000 under a loan agreement with JPMorgan Chase Bank, N.A. to pay a portion of such contract purchase price and paid the remaining amount from proceeds of the public offering of our common stock.

        Each of the buildings in the Western Office Portfolio was, as of June 30, 2006, 100% leased. Major tenants in the Western Office Portfolio buildings include the following: Alliance Data Systems; Allstate Insurance Company; and The Goodrich Corporation.

        Alliance Data Systems is a national provider of payment processing, billing and database marketing services that leases all of the 230,061 square feet of the Richardson Building for an annual rent of $3,164,862 under a lease that expires in October 2010 with two five-year renewal options available.

        Allstate Insurance Company is a national insurance and investment services provider that fully leases the Gateway 22 Building and the Gateway 23 Building for a combined 126,834 square feet for an annual rent of $2,176,110 under leases that expire in December 2009 with two five-year renewal options available. In addition, Allstate Insurance Company leases 48,760 square feet in the Southwest Center for an annual rent of $1,298,368 under a lease that expires in November 2006 with respect to 1,910 square feet and May 2009 with respect to 46,850 square feet with one five-year renewal option available.

        The Goodrich Corporation is a global supplier of systems and services to the aerospace and defense industry that leases all of the 40,759 square feet of the Gateway 12 Building for an annual rent of $607,717 under a lease that expires in November 2011 with one five-year renewal option available.

        We entered into the loan agreement on July 20, 2005. The interest rate under the loan is fixed at 5.0765% per annum. Monthly payments of interest are required through August 2010, with monthly payments of $383,116 required beginning September 2010 and continuing to the maturity date. Prepayment, in whole or in part, is permitted from and after the third payment date prior to the maturity date, provided that at least thirty days prior written notice is given. The loan agreement has a ten-year term.

        In addition, we have guaranteed payment of the debt under the loan agreement in the event that, among other things as outlined in the guaranty agreement, (x) Behringer Harvard Western Office Portfolio, LP files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (y) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard Western Office Portfolio, LP or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Western Office Portfolio. Among other things, HPT Management has the authority to negotiate and enter into leases of the Western Office Portfolio on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to Trammell Crow Company.

Buena Vista Plaza

        On July 28, 2005, we acquired Buena Vista Plaza, a seven-story office building containing approximately 115,130 rentable square feet located on approximately 1.26 acres of land in Burbank, California through Behringer Harvard Buena Vista Plaza LP, a wholly-owned subsidiary of Behringer Harvard OP. The total contract purchase price of Buena Vista Plaza, exclusive of closing costs and initial escrows, was $32,950,000. The purchase price for the transaction was determined through negotiations between the Buena Vista Plaza seller, Ryanco Partners Ltd. No. X, an unaffiliated third party, and our advisor and its affiliates. To pay the contract purchase price, we used borrowings of $22,000,000 under a loan agreement with Bear Stearns Commercial Mortgage, Inc., issued 393,260 units of limited partnership interest in our operating partnership valued at $8.90 per unit for a total of $3,500,014 and proceeds from our offering of common stock to the public.

        Buena Vista Plaza, which was constructed in 1991, was, as of June 30, 2006, 100% leased to Disney Enterprises, Inc. Disney Enterprises, Inc. is an international entertainment company that operates theme parks and resorts throughout the world, as well as multiple television networks and radio stations. Disney Enterprises, Inc. leases all 115,130 square feet of Buena Vista Plaza for an annual rent of $3,730,212 under a three-part staggered lease that expires in December 2008, 2009 and 2010 with four consecutive five-year renewal options available.

        We entered into the loan agreement on July 27, 2005. The interest rate under the loan is fixed at 5.324% per annum. Monthly payments of interest are required through August 2010, with monthly payments of $122,495 required beginning September 2010 and continuing to the maturity date, August 1, 2015. Prepayment, in whole or in part, is permitted from and after the third monthly payment date prior to the maturity date, provided that at least thirty days prior written notice is given.

        In addition, we have guaranteed payment of the obligation under the loan agreement in the event that, among other things, (x) Behringer Harvard Buena Vista Plaza LP files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (y) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard Buena Vista Plaza LP or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Buena Vista Plaza. Among other things, HPT Management has the authority to negotiate and enter into leases of Buena Vista Plaza on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to an affiliate of the seller, Millennium Products, LLC, a California limited liability company doing business as CMS Management Company.

One Financial Plaza

        On August 2, 2005, we acquired One Financial Plaza, a 27-story office building containing approximately 393,902 rentable square feet located on approximately 1.4 acres of land in Minneapolis, Minnesota through Behringer Harvard One Financial, LLC, a wholly-owned subsidiary of Behringer Harvard OP. The total contract purchase price of One Financial Plaza, exclusive of closing costs and initial escrows, was $57,150,000. The purchase price for the transaction was determined through negotiations between the One Financial Plaza seller, Zeller Holdings Corporation, as trustee for Zeller-OFP Trust, unaffiliated third parties, and our advisor and its affiliates. We used borrowings of $43,000,000 under a loan agreement with Citigroup Global Markets Realty Corp. to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        One Financial Plaza, which was originally constructed in 1960 and renovated in 1991 and 1997, was, as of June 30, 2006, approximately 90% leased and includes the following major tenants: Deloitte & Touche USA LLP ("Deloitte"); Martin-Williams, Inc. ("Martin-Williams"); and Clarity Coverdale Fury Advertising, Inc. ("Clarity").

        Deloitte provides accounting and management consulting services. Deloitte leases 148,474 square feet of One Financial Plaza for an annual rent of $1,507,274 under a lease that expires in December 2008 with two five-year renewal options available.

        Martin-Williams is a national advertising agency that leases 22,555 square feet of One Financial Plaza for an annual rent of $470,039 under a lease that expires in August 2007 with a single three or five year renewal option available.

        Clarity is a national advertising agency that leases 16,901 square feet of One Financial Plaza for an annual rent of $202,108 under a lease that expires in July 2009 with no renewal options available.

        We entered into the loan agreement on August 2, 2005. The interest rate under the loan is fixed at 5.141% per annum. Initial monthly payments of interest are required through August 2010, with monthly payments of $234,553 required beginning September 2010 and continuing to the maturity date, August 11, 2015. Prepayment, in whole (but not in part), is permitted from and after the third monthly payment date prior to the maturity date, provided that at least fifteen days prior written notice is given.

        In addition, we have guaranteed payment of the obligation under the loan agreement in the event that, among other things (1) Behringer Harvard One Financial, LLC files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (2) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard One Financial, LLC or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of One Financial Plaza. Among other things, HPT Management has the authority to negotiate and enter into leases of One Financial Plaza on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to Zeller Realty Group, an affiliate of the seller.

Riverview Tower

        On October 5, 2005, we acquired a 24-story office building containing approximately 334,197 rentable square feet with a four-level underground parking garage and an attached seven-level parking garage located on approximately 1.23 acres of land in Knoxville, Tennessee ("Riverview Tower") through our operating partnership. The total contract purchase price of Riverview Tower, exclusive of closing costs and initial escrows, was $41,000,000. The purchase price for the transaction was determined through negotiations between the Riverview Tower sellers, HPW Family Partnership, LLC, Lawler Family Partnership, LLC and Riverview Partners, LLC, all unaffiliated third parties, and Behringer Advisors. We paid the full amount of the purchase price in cash from proceeds of our offering of common stock to the public.

        Riverview Tower, which was originally constructed in 1985, was, as of June 30, 2006, approximately 97% leased and includes the following major tenants: Alcoa, Inc., formerly known as Aluminum Company of America ("Alcoa"); Branch Banking & Trust Company ("BB&T"); Woolf, McClane, Bright, Allen & Carpenter, PLLC ("Woolf"); and Lawler-Wood, LLC ("Lawler").

        Alcoa, the world's leading producer of primary aluminum, fabricated aluminum, and alumina, leases 55,815 square feet of Riverview Tower for an annual rent of $819,929 under a lease that expires in July 2012 with one five-year renewal option available.

        BB&T, one of the top financial holding companies in the U.S. with affiliates in the insurance services, retail brokerage, retail insurance brokerage, and investment services industries, leases 47,562 square feet of Riverview Tower for an annual rent of $700,965 under a lease that expires in December 2013 with six five-year renewal options available.

        Woolf, a law firm that provides legal services principally in the Southeastern U.S., leases 25,775 square feet of Riverview Tower for an annual rent of $355,703 under a lease that expires in September 2007 with one five-year renewal option available.

        Lawler, a commercial real estate developer, leases 16,666 square feet of Riverview Tower for an annual rent of $241,663 under a lease that expires in December 2008 with no renewal options available.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Riverview Tower. Among other things, HPT Management has the authority to negotiate and enter into leases of Riverview Tower on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management and leasing services to Lawler-Wood, LLC, a tenant in Riverview Tower and an affiliate of the sellers.

1325 G Street

        On November 15, 2005, we acquired a ten-story office building containing approximately 306,563 rentable square feet with a five-level underground parking garage located on approximately 0.77 acres of land in Washington D.C. (the "G Street Property") through our operating partnership. The total contract purchase price of the G Street Property, exclusive of closing costs and initial escrows, was $135,500,000. The purchase price for the transaction was determined through negotiations between the G Street Property seller, 1325 G Street Fee LLC, an unaffiliated third party, and Behringer Advisors and its affiliates. We paid the full amount of the purchase price from proceeds of our offering of common stock to the public.

        The G Street Property, which was originally constructed in 1969 and has undergone extensive renovations since 1997, was, as of June 30, 2006, approximately 90% leased and includes the following major tenants: Neighborhood Reinvestment Corporation ("NRC"); General Services Administration Federal Bureau of Investigations ("FBI"); and Prudential Relocation, Inc. ("Prudential").

        NRC, a national non-profit corporation that works to revitalize America's oldest, distressed communities, leases 52,440 square feet of the G Street Property for an annual rent of $2,149,577 under a lease that expires in May 2013 with two five-year renewal options available.

        FBI the principal investigative arm of the United States Department of Justice, leases 43,760 square feet of the G Street Property for an annual rent of $1,324,041 under a lease that expires in February 2009 with no renewal options available.

        Prudential, an operating unit of Associates Corporation of North America, provides finance, real estate and insurance services and leases 29,030 square feet of the G Street Property for an annual rent of $970,515 under a lease that expires in May 2008 with no renewal options available.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the G Street Property. Among other things, HPT Management has the authority to negotiate and enter into leases of the G Street Property on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management and leasing services to Broadway Real Estate Services, LLC, an affiliate of the seller.

Woodcrest Center

        On January 11, 2006, we acquired a single-story office building containing approximately 333,275 rentable square feet located on approximately 33 acres of land in Cherry Hill, New Jersey ("Woodcrest Center") through our acquisition of Woodcrest Road Associates, L.P., and Woodcrest Road Urban Renewal, LLC through Behringer Harvard Woodcrest I, LLC ("BH I"), which acquired a 1% general partnership interest in Woodcrest Road Associates, L.P., Behringer Woodcrest II, LLC ("BH II"), which acquired a 99% limited partnership interest, and Behringer Harvard Woodcrest III, LLC ("BH III"), which acquired 100% of the membership interests in Woodcrest Road Urban Renewal, LLC. BH I, BH II, and BH III are all wholly-owned subsidiaries of Behringer Harvard Woodcrest Holdings, LLC, a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, our operating partnership. The total contract purchase price of Woodcrest Center, exclusive of closing costs and initial escrows, was $70,000,000. The purchase price for the transaction was determined through negotiations between the Woodcrest Center sellers, Woodcrest Road Associates, L.P., Woodcrest Road Urban Renewal, LLC, and other owners named in the agreement, and our advisor and its affiliates. We used borrowings of $50,400,000 under a loan agreement with Citigroup Global Markets Realty Corp. to pay a portion of such contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        Woodcrest Center, which was originally constructed in the 1960's and was recently renovated, was, as of June 30, 2006, approximately 93% leased and includes the following major tenants: Towers, Perrin, Forster and Crosby, Inc. ("Towers"); Equity One, Inc. ("Equity One") and American Water Works Company, Inc. ("American Water").

        Towers, a human resources outsourcing company that provides comprehensive outsourcing and consulting services to organizations throughout the world, leases 200,000 square feet of Woodcrest Center for an annual rent of $4,500,000 under a lease that expires in August 2015 with a three, five or seven-year renewal option followed by a second five-year renewal option available.

        Equity One, a subsidiary of Poplar North America, Inc., is a provider of mortgage loans as well as retail financing to merchants and dealers. Equity One leases 57,166 square feet of Woodcrest Center for a current annual rent of $1,114,737 under a lease that expires in May 2011 with two five-year renewal option available.

        American Water, a municipal provider of water services, leases 54,587 square feet of Woodcrest Center for an annual rent of $1,119,033 under a lease that expires in February 2011 with an option to renew the lease until December 31, 2011. In addition, under certain conditions set forth in the lease, American Water may be granted two additional three-year renewal options.

        We entered into the loan agreement on January 11, 2006. The interest rate under the loan is fixed at 5.08585% per annum. Initial monthly payments of interest are required through January 2011, with monthly payments of $273,209 required beginning February 2011 and continuing through December 31, 2011, with any remaining balance due at the maturity date, January 11, 2016. Prepayment, in whole (but not in part), is permitted from and after the third monthly payment date prior to the maturity date, provided that at least fifteen days prior written notice is given.

        In addition, we have guaranteed payment of the obligation under the loan agreement in the event that, among other things (1) Woodcrest Road Associates, L.P., or Woodcrest Road Urban Renewal, LLC files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (2) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Woodcrest Road Associates, L.P., or Woodcrest Road Urban Renewal, LLC or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Woodcrest Center. Among other things, HPT Management has the authority to negotiate and enter into leases of Woodcrest Center on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management and leasing services to Trammell Crow Company.

Burnett Plaza

        On February 10, 2006, we acquired a forty-story office building containing approximately 1,024,627 rentable square feet located on approximately 2.242 acres of land in Fort Worth, Texas ("Burnett Plaza") through our operating partnership. The total contract purchase price for Burnett Plaza, exclusive of closing costs and initial escrows, was $172,000,000. The purchase price for the transaction was determined through negotiations between Burnett Plaza Associates, L.P. and our advisor and its affiliates. We assumed borrowings of $114.2 million under a loan agreement with Bank of America, N.A. to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        Burnett Plaza, which was originally constructed in 1983, was, as of June 30, 2006, approximately 98% leased and includes the following major tenants: AmeriCredit Financial Services, Inc. ("AmeriCredit"); Burlington Resources Oil and Gas Company, L.P. ("Burlington"); and the U.S. Department of Housing and Urban Development ("HUD").

        AmeriCredit, a national independent auto finance company, leases approximately 238,303 square feet of Burnett Plaza for an annual rent of approximately $4.4 million under a lease that expires in May 2011 with two five-year renewal options available.

        Burlington, a company that engages in the world-wide exploration, development, production and marketing of crude oil and natural gas, leases approximately 198,539 square feet of Burnett Plaza for a current annual rent of approximately $4.2 million under a lease that expires in June 2013 with no renewal options available.

        HUD, a U.S. General Services Administration agency that works to increase homeownership and promote affordable housing throughout the United States, leases approximately 102,418 square feet of Burnett Plaza for an annual rent of approximately $1.9 million under a lease that expires in September 2013 with no renewal options available.

        We assumed the loan on Burnett Plaza on February 10, 2006. The interest rate under the loan is fixed at 5.0163% per annum. Initial monthly payments of interest only are required through April 2008, with monthly payments of principal and interest required beginning May 2008 and continuing through to the maturity date, April 1, 2015. Prepayment, in whole or in part, is not permitted.

        We have contracted with Brandywine Realty Trust, an affiliate of the seller, to manage, operate, lease and supervise the overall maintenance of Burnett Plaza. As compensation for its services, Brandywine Realty Trust is entitled to reimbursements for its out-of-pocket costs and on-site personnel costs and a property management fee equal to 3% of the monthly gross revenues from Burnett Plaza. In addition, HPT Management Services LP will receive an annual asset management fee equal to 0.6% of the asset value.

Paces West

        On April 19, 2006, we acquired a fee simple interest in two interconnected office buildings located in Atlanta, Georgia ("Paces West") through Behringer Harvard Paces West, LLC ("BH Paces West"), a wholly-owned subsidiary of Behringer Harvard OP. Paces West consists of a 14-story and a 17-story office building containing approximately 646,000 combined rentable square feet located on approximately 9.2 acres of land. The property also includes a six-story and a five-story parking garage. The total contract purchase price for Paces West, exclusive of closing costs and initial escrows, was approximately $114.1 million. The purchase price for the transaction was determined through negotiations between the Paces West seller, GA-Paces, L.L.C., an unaffiliated third party, and our advisor and its affiliates. BH Paces West borrowed $84 million under a loan agreement with Bear Stearns Commercial Mortgage, Inc. dated April 19, 2006 (the "Paces West Loan Agreement") to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        Paces West, which was originally constructed in 1987 (Building One) and 1989 (Building Two), was, as of June 30, 2006, approximately 82% leased, and its major tenants are: Piedmont Hospital, Inc; Docucorp International Inc.; and BT Americas, Inc.

        Piedmont Hospital Inc., an Atlanta-based hospital, leases approximately 97,000 square feet of Paces West for an annual rent of approximately $1.8 million under a lease that expires in April 2015 with a five-year renewal option available.

        Docucorp International, Inc., a software provider, leases approximately 95,000 square feet of Paces West for an annual rent of approximately $2.4 million under a lease that expires in December 2012 with two five- year renewal options available.

        BT Americas Inc., a subsidiary of the global telecom company BT Group, leases approximately 80,000 square feet of Paces West for an annual rent of approximately $1.6 million under a lease that expires in March 2014 with two five-year renewal options available.

        The interest rate under the loan is fixed at 5.4417% per annum. Initial monthly payments of interest only are required through May 2011, with monthly principal and interest payments of approximately $474,000 required beginning June 2011 and continuing to the maturity date, May 1, 2016. Prepayment, in whole or in part, is not permitted. At maturity, a balloon payment of approximately $78.5 million will be due. In addition, we have guaranteed payment of the debt under the Paces West Loan Agreement in the event that (1) BH Paces West files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law or (2) an involuntary case is commenced against the initial borrower under the Paces West Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH Paces West or any of its affiliates. Further, in certain circumstances, we are obligated to pay lender losses based on certain prohibited acts or circumstances.

        We believe that Paces West is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to Paces West over the next few years. There are at least five comparable properties located in the same submarket that might compete with Paces West.

        We will allocate a portion of the aggregate purchase price to one of three property components: land; building; and real estate intangibles. Of these three components, only amounts allocated to building and real estate intangibles are depreciated. For federal income tax purposes, we depreciate (1) amounts allocated to building on a straight-line basis over 39.5 years, (2) amounts allocated to the 15-year asset class, which generally includes land improvements on the property site, on a declining balance method and (3) amounts allocated to the five- and seven-year asset classes, which generally include other improvements, on the double declining balance method.

        Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $920,000. The real estate taxes paid were calculated by multiplying Paces West's assessed value by a tax rate of 3.487%.

        The historical information relating to the occupancy of Paces West for 2001-2005 was not available from the seller.

        The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2006 through 2015 for Paces West. The table shows the approximate rentable square feet represented by the applicable lease expirations:

Year Ending December 31	Number of Leases Expiring	Approx. Total Area of Expiring Leases (Sq. Ft.)	Total Annual Rental Income of Expiring Leases ($)	% of Gross Annual Rental Income Represented by Expiring Leases
2006	4	20,843	$400,152	3.83%
2007	6	22,159	291,180	2.62%
2008	6	31,267	671,976	5.27%
2009	6	34,270	768,468	5.74%
2010	8	51,372	902,432	6.45%
2011	3	53,862	1,016,793	6.97%
2012	4	95,101	2,377,500	15.70%
2013	0	—	—	—
2014	3	79,949	1,576,512	9.94%
2015	2	112,916	$2,118,192	12.78%

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Paces West. Among other things, HPT Management has the authority to negotiate and enter into leases of Paces West on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to Trammell Crow Company.

Riverside Plaza

        On June 2, 2006, we acquired a fee simple interest in a 35-story office building and an adjacent 3-story fitness center containing approximately 1.2 million combined rentable square feet in Chicago, Illinois ("Riverside Plaza"). We acquired Riverside Plaza through our acquisition of all of the common stock of BCSP III Illinois Properties Business Trust, through Behringer Harvard South Riverside Holding Business Trust ("BH Riverside Trust"), a wholly-owned subsidiary of Behringer Harvard OP. The total contract price for Riverside Plaza, exclusive of closing costs and initial escrows, was approximately $277.5 million. The purchase price for the transaction was determined through negotiations between the Riverside Plaza seller, Beacon Capital Strategic Partners III, L.P., an unaffiliated third party, and our advisor and its affiliates. Behringer Harvard South Riverside, LLC ("BH Riverside, LLC"), a wholly-owned subsidiary of BH Riverside Trust, borrowed $202 million under a loan agreement with Greenwich Capital Financial Products, Inc. dated June 2, 2006 (the "Riverside Plaza Loan Agreement") to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        Riverside Plaza, which was originally constructed in 1971, was, as of June 30, 2006, approximately 96% leased and includes the following major tenants: Deutsche Investment Management Americas, Inc.; Fifth Third Bank; and Synovate, Inc.

        Deutsche Investment Management Americas, Inc., an international provider of commercial and investment banking, currently leases approximately 311,000 square feet of Riverside Plaza for an annual rent of approximately $3.7 million under a lease with approximately 209,000 square feet terminating in December 2006 with the remaining approximately 102,000 square feet expiring in December 2016, with a five-year renewal option available.

        Fifth Third Bank, a bank holding company, leases approximately 111,500 square feet of Riverside Plaza for an annual rent of approximately $2.1 million under a lease that expires in December 2016 with two five-year renewal options available.

        Synovate, Inc., a global communications specialist, leases approximately 86,000 square feet of Riverside Plaza for an annual rent of approximately $1.3 million under a lease that expires in April 2009 for approximately 9,000 square feet and a lease that expires in April 2019 for approximately 77,000 square feet. Each lease has two five-year renewal options available.

        The interest rate under the loan is fixed at 5.75% per annum until June 30, 2008, and fixed at 6.191% per annum for all periods thereafter. Initial monthly payments of interest only are required through June 6, 2011, with monthly principal and interest payments of approximately $1.2 million required beginning July 6, 2011 and continuing to the maturity date, June 6, 2016. Prepayment, in whole but not in part, is permitted from and after the third monthly payment date prior to the maturity date, provided that at least fifteen days prior written notice is given. At maturity, a balloon payment of approximately $190.7 million will be due. In addition, we have guaranteed payment of the debt under the Riverside Plaza Loan Agreement in the event that (1) BH Riverside, LLC files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law or (2) an involuntary case is commenced against the initial borrower under the Riverside Plaza Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH Riverside, LLC or any of its affiliates. Further, in certain circumstances, we are obligated to pay lender losses based on certain prohibited acts or circumstances.

        We believe that Riverside Plaza is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to Riverside Plaza over the next few years. There are at least seven comparable properties located in the same submarket that might compete with Riverside Plaza.

        We will allocate a portion of the aggregate purchase price to one of three property components: land; building; and real estate intangibles. Of these three components, only amounts allocated to building and real estate intangibles are depreciated. For federal income tax purposes, we depreciate (1) amounts allocated to building on a straight-line basis over 39.5 years, (2) amounts allocated to the 15-year asset class, which generally includes land improvements on the property site, on a declining balance method and (3) amounts allocated to the five- and seven-year asset classes, which generally include other improvements, on the double declining balance method.

        Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $3,450,000. The real estate taxes paid were calculated by multiplying Riverside Plaza's assessed value by a tax rate of 6.28%.

        The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual base rent per square foot, for the property during the past five years ended December 31:

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	98%	$11.67
2004	91%	$12.05
2003	80%	$13.99
2002	82%	$12.18
2001	91%	*

  *
  Information not available from Riverside Plaza seller.

        The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2006 through 2015 for Riverside Plaza. The table shows the approximate rentable square feet represented by the applicable lease expirations:

Year Ending December 31	Number of Leases Expiring	Approx. Total Area of Expiring Leases (Sq. Ft.)	Total Annual Rental Income of Expiring Leases ($)	% of Gross Annual Rental Income Represented by Expiring Leases
2006	6	360,412	$1,573,609	6.93%
2007	2	9,494	205,720	0.64%
2008	1	3,362	67,068	0.19%
2009	2	14,181	141,356	0.37%
2010	8	92,586	1,676,406	4.34%
2011	6	39,778	1,199,497	3.01%
2012	0	—	—	—
2013	2	47,784	955,613	2.17%
2014	6	101,157	1,940,206	4.26%
2015	2	27,779	$576,208	1.23%

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Riverside Plaza. Among other things, HPT Management has the authority to negotiate and enter into leases of Riverside Plaza on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to Trammell Crow Company.

The Terrace

        On June 21, 2006, we acquired a portfolio of four office buildings in an office park located in Austin, Texas (the "Terrace") through Behringer Harvard Terrace LP ("BH Terrace"), a wholly-owned subsidiary of Behringer Harvard OP. The Terrace consists of two five-story buildings and two six-story buildings containing approximately 619,000 combined rentable square feet located on approximately 21 acres of land. The property also includes one three-story and three four-story parking garages. The total contract purchase price for the Terrace, exclusive of closing costs and initial escrows, was approximately $166 million. The purchase price for the transaction was determined through negotiations between the Terrace sellers, Desta One Partnership, Ltd., Desta Two Partnership, Ltd. and Desta Five Partnership, Ltd., unaffiliated third parties, and our advisor and its affiliates. On June 21, 2006, BH Terrace borrowed $131 million under a loan agreement with Lehman Brothers Bank, FSB (the "Terrace Loan Agreement") to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        The Terrace consists of the following office buildings:

  •
  a five-story office building, built in 1999, located on approximately 4.4 acres of land containing approximately 115,460 rentable square feet ("Terrace 1");

  •
  a five-story office building, built in 1999, located on approximately 4.1 acres of land containing approximately 114,635 rentable square feet ("Terrace 2");

  •
  a six-story office building, built in 2002, located on approximately 5.9 acres of land containing approximately 196,717 rentable square feet ("Terrace 5"); and

  •
  a six-story office building, built in 2002, located on approximately 6.6 acres of land containing approximately 192,214 rentable square feet ("Terrace 7").

        Collectively, the Terrace was, as of June 30, 2006, approximately 97% leased and includes the following major tenants: Cirrus Logic, Inc. and Vinson & Elkins. Terrace 1, Terrace 2, Terrace 5 and Terrace 7 each were, as of June 30, 2006, approximately 94%, 89%, 100% and 99% leased, respectively.

        Cirrus Logic, Inc., a worldwide leader in the development of high-precision analog and mixed-signal integrated circuits, leases 196,717 square feet of Terrace 5 for an annual rent of approximately $4.6 million under a lease that expires in August 2012 with two ten-year renewal options available.

        Vinson & Elkins, an international law firm, leases approximately 115,000 square feet of Terrace 7 for an annual rent of approximately $2.8 million under a lease that expires in December 2014 with two five-year renewal options available.

        The interest rate under the loan is fixed at 5.75% per annum through July 2008, and 6.22302% per annum thereafter. Initial monthly payments of interest only are required through July 2011, with monthly principal and interest payments of approximately $804,000 required beginning August 2011 and continuing to the maturity date, July 11, 2016. Prepayment is permitted only in whole on or after April 11, 2016. At maturity, a balloon payment of approximately $123.7 million will be due. In addition, we have guaranteed payment of the debt under the Terrace Loan Agreement in the event that (1) BH Terrace files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law or (2) an involuntary case is commenced against the initial borrower under the Terrace Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH Terrace or any of its affiliates. Further, in certain circumstances, we are obligated to pay lender losses based on certain prohibited acts or circumstances.

        We believe that the Terrace is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to the Terrace over the next few years. The Terrace is located in the southwest Austin submarket, which is one of Austin's most restrictive development areas due to environmental restrictions that limit additional development. There are at least five comparable properties located in the same submarket that might compete with the Terrace.

        We will allocate a portion of the aggregate purchase price to one of three property components: land; building; and real estate intangibles. Of these three components, only amounts allocated to building and real estate intangibles are depreciated. For federal income tax purposes, we depreciate (1) amounts allocated to building on a straight-line basis over 39.5 years, (2) amounts allocated to the 15-year asset class, which generally includes land improvements on the property site, on a declining balance method and (3) amounts allocated to the five- and seven-year asset classes, which generally include other improvements, on the double declining balance method.

        Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $1,885,000. The real estate taxes paid were calculated based on a tax rate of $2.6812 per $100 in value.

        The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual base rent per square foot, for the property during the past five years ended December 31:

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	96%	$18.23
2004	97%	$18.45
2003	89%	$16.96
2002	92%	$18.45
2001	99%	$16.92

        The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2006 through 2015 for Terrace. The table shows the approximate rentable square feet represented by the applicable lease expirations:

Year Ending December 31	Number of Leases Expiring	Approx. Total Area of Expiring Leases (Sq. Ft.)	Total Annual Rental Income of Expiring Leases ($)	% of Gross Annual Rental Income Represented by Expiring Leases
2006	3	9,450	$116,748	1.02%
2007	11	91,341	1,418,988	12.71%
2008	3	8,017	111,924	0.92%
2009	7	28,179	432,600	3.47%
2010	4	34,051	459,072	3.58%
2011	2	15,898	264,480	2.01%
2012	2	208,588	4,787,004	37.41%
2013	2	58,328	761,844	5.10%
2014	3	141,729	1,674,588	10.77%
2015	0	—	—	—

        In connection with our acquisition of the Terrace, on June 21, 2006, Behringer Harvard Holdings entered into a development option agreement (the "Development Option Agreement") with W&G Partnership, Ltd., Desta Three Partnership, Ltd. and Desta Six Partnership, Ltd. to have the exclusive right of first offer to participate in the future development of five separate tracts of land, totaling approximately 48 acres in Austin, Texas, contiguous with the Terrace. On June 21, 2006, Behringer Harvard OP entered into an Agreement Concerning Development Rights with Behringer Harvard Holdings whereby Behringer Harvard Holdings has granted Behringer Harvard OP a right of first refusal to exercise its rights arising out of the Development Option Agreement.

        Additionally, on June 21, 2006, Behringer Harvard OP entered into a promissory note with W&G Partnership, Ltd. (the "Borrower"), whereby Behringer Harvard OP loaned $3 million to the Borrower (the "Terrace Development Note"). The interest rate under the Terrace Development Note is fixed at 7.75% per annum through the maturity date of June 21, 2013. Initial monthly payments of interest only at a rate of 6.50% per annum are required through the maturity date. Interest of 1.25% will be accrued and added to the principal amount annually on the anniversary date of the note. The unpaid interest and principal are due on June 21, 2013.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Terrace. Among other things, HPT Management has the authority to negotiate and enter into leases of the Terrace on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to ClayDesta, L.P., an affiliate of the Terrace sellers.

10777 Clay Road

        On March 14, 2006, we acquired 10777 Clay Road, two three-story office buildings containing approximately 227,500 rentable square feet in Houston, Texas, through Behringer Harvard 10777 Clay Road LP ("BH Clay Road"), a wholly-owned subsidiary of Behringer Harvard OP. The total contract purchase price of

10777 Clay Road, exclusive of closing costs, was $25,250,000. The purchase price for the transaction was determined through negotiations between the 10777 Clay Road seller, MetroNational Management and Brokerage Services, an unaffiliated third party, and our advisor and its affiliates. BH Clay Road borrowed $16.3 million under a loan agreement with JP Morgan Chase Bank, N.A. (the "10777 Clay Road Loan Agreement") to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        10777 Clay Road, which was originally constructed in two phases in 1998 and 2003, is, as of July 31, 2006, 100% leased to AMEC Paragon, Inc. AMEC Paragon, Inc. provides engineering, design/drafting, procurement, inspection, construction management and training services to the oil and gas industry. AMEC Paragon, Inc. leases 10777 Clay Road for an aggregate annual rent of $2,058,254 under two leases that expire in December 2013.

        The interest rate under the loan is fixed at 5.845% per annum. Initial monthly payments of interest only are required through April 2011, with monthly principal and interest payments of approximately $0.1 million required beginning May 2011 and continuing to the maturity date in April 2016. Prepayment, in whole but not in part, is permitted from and after the third monthly payment date prior to the maturity date, provided that at least thirty days prior written notice is given. At maturity, a balloon payment of approximately $15.2 million will be due. In addition, we have guaranteed payment of the debt under the 10777 Clay Road Loan Agreement in the event that (1) BH Clay Road files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law or (2) an involuntary case is commenced against the initial borrower under the 10777 Clay Road Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH Clay Road or any of its affiliates. Further, in certain circumstances, we are obligated to pay lender losses based on certain prohibited acts or circumstances.

        We believe that 10777 Clay Road is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to 10777 Clay Road over the next few years.

        We will allocate a portion of the aggregate purchase price to one of three property components: land; building; and real estate intangibles. Of these three components, only amounts allocated to building and real estate intangibles are depreciated. For federal income tax purposes, we depreciate (1) amounts allocated to building on a straight-line basis over 39.5 years, (2) amounts allocated to the 15-year asset class, which generally includes land improvements on the property site, on a declining balance method and (3) amounts allocated to the five- and seven-year asset classes, which generally include other improvements, on the double declining balance method.

        Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $642,000. The real estate taxes paid were calculated by multiplying 10777 Clay Road's assessed value by a tax rate of 3.10%.

        The historical information relating to the occupancy of 10777 Clay Road for 2001-2005 was not available from the seller.

        The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2006 through 2015 for 10777 Clay Road. The table shows the approximate rentable square feet represented by the applicable lease expirations:

Year Ending December 31	Number of Leases Expiring	Approx. Total Area of Expiring Leases (Sq. Ft.)	Total Annual Rental Income of Expiring Leases ($)	% of Gross Annual Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	0	—	—	—
2008	0	—	—	—
2009	0	—	—	—
2010	0	—	—	—
2011	0	—	—	—
2012	0	—	—	—
2013	1	227,486	$2,058,254	100%
2014	0	—	—	—
2015	0	—	—	—

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of 10777 Clay Road. Among other things, HPT Management has the authority to negotiate and enter into leases of 10777 Clay Road on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to MetroNational Management and Brokerage Services.

600/619 Alexander Road

        On June 28, 2006, we acquired 600/619 Alexander Road, two three-story office buildings containing approximately 97,500 combined rentable square feet in Princeton, New Jersey, through Behringer Harvard Alexander Road, LLC ("BH Alexander Road"), a wholly-owned subsidiary of Behringer Harvard OP. The total contract purchase price of 600/619 Alexander Road, exclusive of closing costs and initial escrows, was $22,050,000. The purchase price for the transaction was determined through negotiations between the 600/619 Alexander Road seller, HPCB Limited Partnership, an unaffiliated third party, and our advisor and its affiliates. BH Alexander Road borrowed $16.5 million under a loan agreement with Bear Stearns Commercial Mortgage, Inc. (the "600/619 Alexander Road Loan Agreement") to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        600/619 Alexander Road consists of the following office buildings:

  •
  a three-story building, built in 1985 containing approximately 51,100 square feet (600 Alexander Road); and

  •
  a three-story building, built in 1985 containing approximately 45,200 square feet (619 Alexander Road).

        Collectively, 600/619 Alexander Road is, as of June 30, 2006, approximately 94% leased and includes the following major tenants: Sovereign Bank and Nassau Broadcasting Partners, L.P. 600 Alexander Road is approximately 88.5% leased, and 619 Alexander Road is 100% leased.

        Sovereign Bank, a large northeastern financial institution that provides an array of financial services and products, leases 30,385 square feet of 600/619 Alexander Road for an annual rent of approximately $1,081,797 with two five-year renewal options available.

        Nassau Broadcasting Partners, L.P., a leading radio broadcasting company, leases approximately 16,000 square feet of 600/619 Alexander Road for an annual rent of $405,920 with two five-year renewal options available.

        The interest rate under the loan is fixed at 6.103% per annum. Initial monthly payments of interest only are required through July 2011, with monthly principal and interest payments of approximately $0.1 million required beginning August 2011 and continuing to the maturity date in July 2016. Prepayment, in whole but not in part, is permitted. At maturity, a balloon payment of approximately $15.5 million will be due. In addition, we have guaranteed payment of the debt under the 600/619 Alexander Road Loan Agreement in the event that (1) BH Alexander Road files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law or (2) an involuntary case is commenced against the initial borrower under the 600/619 Alexander Road Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH Alexander Road or any of its affiliates. Further, in certain circumstances, we are obligated to pay lender losses based on certain prohibited acts or circumstances.

        We believe that 600/619 Alexander Road is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to 600/619 Alexander over the next few years. There are at least five comparable properties located in the same submarket that might compete with 600/619 Alexander Road.

        We will allocate a portion of the aggregate purchase price to one of three property components: land; building; and real estate intangibles. Of these three components, only amounts allocated to building and real estate intangibles are depreciated. For federal income tax purposes, we depreciate (1) amounts allocated to building on a straight-line basis over 39.5 years, (2) amounts allocated to the 15-year asset class, which generally includes land improvements on the property site, on a declining balance method and (3) amounts allocated to the five- and seven-year asset classes, which generally include other improvements, on the double declining balance method.

        Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $325,000. The real estate taxes paid were calculated by multiplying 600/619 Alexander Road's assessed value by a tax rate of 4.26%.

        The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual base rent per square foot, for the property during the past five years ended December 31:

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	94%	$25.20
2004	89%	$25.27
2003	86%	*
2002	92%	*
2001	90%	*

  *
  Information not available from 600/619 Alexander Road seller.

        The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2006 through 2015 for 600/619 Alexander Road. The table shows the approximate rentable square feet represented by the applicable lease expirations:

Year Ending December 31	Number of Leases Expiring	Approx. Total Area of Expiring Leases (Sq. Ft.)	Total Annual Rental Income of Expiring Leases ($)	% of Gross Annual Rental Income Represented by Expiring Leases
2006	1	2,000	$48,700	1.82%
2007	6	13,719	315,397	12.93%
2008	5	9,464	227,952	8.91%
2009	2	7,975	168,204	6.28%
2010	3	8,357	212,328	7.85%
2011	2	19,700	477,000	17.69%
2012	0	—	—	—
2013	0	—	—	—
2014	0	—	—	—
2015	1	30,385	$1,081,797	38.32%

HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of 600/619 Alexander Road. Among other things, HPT Management has the authority to negotiate and enter into leases of 600/619 Alexander Road on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to Trammell Crow Company.

Prior Performance Summary

This section supplements the discussion contained in the prospectus under the heading "Prior Performance Summary," which begins on page 148 of the prospectus, and all similar discussions appearing throughout the prospectus.

Prior Investment Programs

        The information presented in this section represents the historical experience of certain real estate programs managed by our advisor and its affiliates, including certain officers and directors of our advisor. Our investors should not assume that they will experience returns, if any, comparable to those experienced by investors in any prior real estate programs. Investors who purchase our shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates or in any other programs of our affiliates.

        Our chief executive officer and founder, Robert M. Behringer, has served as general partner, chief executive officer and/or director in 43 prior programs over the last fifteen years, which includes three other public programs and 40 privately offered programs.

        The information in this section and in the Prior Performance Tables included in this prospectus as Appendix A shows relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of Table VI to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

        From time to time, Behringer Harvard Holdings or its affiliates, including our advisor, Behringer Advisors, may agree to waive or defer all or a portion of the acquisition, asset management or other fees due them, enter into lease agreements for unleased space or otherwise supplement investor returns, to increase the amount of cash available to pay distributions to investors. In each case, the results of operations, and distributions from, these programs would likely have been lower than without such arrangements. With respect to our operations, asset management fees of approximately $1.7 million were waived for the six months ended June 30, 2006, approximately $1.2 million of which was waived in respect of the three months ended March 31, 2006 and approximately $0.5 million of which was waived in respect of the three months ended June 30, 2006.

Public Programs

        Affiliates of Behringer Advisors are sponsoring or have recently sponsored three public real estate programs with substantially the same investment objectives as ours (Behringer Harvard Opportunity REIT I, Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I). The initial public offerings with respect to Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I terminated on February 19, 2005. The initial public offering with respect to Behringer Harvard Opportunity REIT I commenced on September 20, 2005. The currently effective registration statement of Behringer Harvard Opportunity REIT I is for the offer and sale of up to 40 million shares of common stock at a price of $10.00 per share, plus an additional 8 million shares of common stock at $9.50 per share pursuant to that company's distribution reinvestment plan. As described in the "Prior Performance Summary," Robert M. Behringer and his affiliates also have sponsored other privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria and anticipated fund terms, that are substantially similar to ours, and which are still operating and may acquire additional properties in the future. Behringer Advisors and its affiliates face conflicts of interest as they simultaneously perform services for us and other Behringer Harvard sponsored programs.

        The aggregate dollar amount of the acquisition and development costs of the properties in which we, Behringer Harvard Short-Term Fund and Behringer Harvard Mid-Term Fund I purchased interests, as of December 31, 2005, was approximately $1.8 billion. Following is a table showing the breakdown by type of property of the aggregate amount of acquisition and development costs of the properties purchased by Behringer Harvard Short-Term Fund I, Behringer Harvard Mid-Term Fund I and us as of December 31, 2005:

Type of Property	New	Used	Construction
Office and Industrial Buildings	0%	100%	0%
Retail Property	0%	100%	0%
Development Property	0%	0%	100%

        The following is a breakdown of the aggregate amount of acquisition and development costs of the properties purchased by Behringer Harvard Short-Term Fund I, Behringer Harvard Mid-Term Fund I and us as of December 31, 2005, by 100% fee ownership interests, ownership of tenant-in-common (TIC) interests, and ownership of joint venture interests:

Fund	100% Owned	TIC Interests	Joint Ventures
Behringer Harvard REIT I	89.3%	10.7%	—
Behringer Harvard Short-Term Fund I	59.1%	—	40.9%
Behringer Harvard Mid-Term Fund I	100%	—	—

        As of December 31, 2005, Behringer Harvard Opportunity REIT I had sold 2,034,005 shares to 1,146 investors in its offering.

        Historically, the public programs sponsored by our affiliates, including us, have experienced losses during the first several quarters of operations. Many of these losses can be attributed to initial start-up costs and a lack of revenue producing activity prior to the programs' initial property investments. Losses also may reflect the delay between the date a property investment is made and the period when revenues from such property investment begin to accrue. Furthermore, with the exception of the sale by Behringer Harvard Short-Term Fund I of the undeveloped land adjacent to the Woodall Rodgers Property, as described below, the programs have sold no properties, and thus, any appreciation or depreciation of the properties is not reflected in the net income of the programs.

        Upon request, prospective investors may obtain from us without charge copies of offering materials and any reports prepared in connection with any of the Behringer Harvard public programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we also will furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our corporate secretary. Many of the offering materials and reports prepared in connection with the Behringer Harvard public programs are also available on our web site, www.behringerharvard.com. In addition, the Securities and Exchange Commission maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Behringer Harvard Short-Term Fund I

        Behringer Harvard Short-Term Fund I, a Texas limited partnership, was formed in July 2002 to acquire interests in office, office-tech, retail, apartment, industrial and hotel properties. Robert M. Behringer and Behringer Harvard Advisors II LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Short-Term Fund I. The public offering of Behringer Harvard Short-Term Fund I's units of limited partnership interest commenced on February 19, 2003 and terminated on February 19, 2005. As of February 19, 2005, Behringer Harvard Short-Term Fund I had raised gross offering proceeds of approximately $109.2 million from the issuance of approximately 11 million units of limited partnership interest to approximately 4,200 investors.

        As of December 31, 2005, Behringer Harvard Short-Term Fund I had purchased interests in twelve real estate properties amounting to an investment of approximately $130 million (purchase price including debt financing).

        As of December 31, 2005, Behringer Harvard Short-Term Fund I owned an interest in the following properties:

  •
  The Woodall Rodgers Property. This property, acquired in February 2004, is located in Dallas, Texas and consists of a five-story office building built in 1984, containing approximately 74,090 rentable square feet and a free-standing single-story bank office building with drive-through lanes. The buildings are located on approximately 1.7 acres subject to a ground lease that expires in 2097. The property also included approximately 1.6 acres of undeveloped adjacent land that was sold to LZA Properties, L.P., an unaffiliated third party, on April 6, 2005. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in the remaining property. As of December 31, 2005, the remaining Woodall Rodgers Property was approximately 96% leased and includes as its major tenants Republic Title of Texas, Inc. and Precept Builders, Inc.

  •
  The Quorum Property. This property, acquired in July 2004, is located in Addison, Texas, a suburb of Dallas, Texas, and consists of a seven-story office building built in 1981, containing approximately 133,799 rentable square feet, a parking garage and a nine-lane drive-through bank facility. The buildings are located on approximately 3.9 acres of land. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2005, the Quorum Property was approximately 65% leased and includes as its major tenants KMC Insurance Services, Inc., Workflow Studios, Inc. and JP Morgan/Chase Bank.

  •
  The Skillman Property. This property, acquired in part in July 2004 with the remainder purchased in May 2005, is located in Dallas, Texas and consists of a shopping/service center built in 1985 containing approximately 98,764 rentable square feet. The property is located on approximately 7.3 acres of land. Behringer Harvard Short-Term Fund I owns a 100% interest in the Skillman Property through direct and indirect partnership interests in a limited partnership that owns the property. As of December 31, 2005, the Skillman Property was approximately 85% leased and includes as its major tenants Compass Bank, Re/Max Associates of Dallas and El Fenix.

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  The Central Property. This property, acquired in August 2004, is located in Dallas, Texas and consists of a six-story office building containing approximately 87,292 rentable square feet. The property is located on approximately 0.66 acres of land. Behringer Harvard Short-Term Fund I owns a 62.5% interest in the Central Property through direct and indirect partnership interests in a limited partnership that owns the property. As of December 31, 2005, the Central Property was approximately 53% leased and includes as its major tenants BGO Architects, Dr. Monty Buck and Michael Burns and Associates, Inc.

  •
  The Coit Property. This property, acquired in October 2004, is located in Plano, Texas, a suburb of Dallas, Texas, and consists of a two-story office building built in 1986, containing approximately 105,030 rentable square feet. The property is located on approximately 12.3 acres of land. Behringer Harvard Short-Term Fund I owns a 90% interest in the Coit Property through direct and indirect partnership interests in a limited partnership that owns the property. As of December 31, 2005, the Coit Property was 100% leased to one tenant, CompUSA, Inc.

  •
  Mockingbird Commons. This property, acquired in November 2004, is located in Dallas, Texas and consists of a 5.4-acre site that is planned for redevelopment as a 475,000 square feet mixed-use project with a boutique hotel, high rise luxury condominiums and retail stores. Behringer Harvard Short-Term Fund I owns a 70% interest in the Mockingbird Commons Property through direct and indirect partnership interests in a limited partnership that owns the property.

  •
  Northwest Highway Property. This property, acquired in March 2005, is located in Dallas, Texas and consists of approximately 4.97 acres of land which is planned for development into high-end residential lots for the future sale to luxury home builders. Behringer Harvard Short-Term Fund I entered into a partnership agreement whereby Behringer Harvard Short-Term Fund I and a wholly-owned subsidiary of Behringer Harvard Short-Term Fund I owns a combined 80% interest in the Northwest Highway Property through direct and indirect partnership interests in a limited partnership that owns the property.

  •
  250/290 Carpenter Property. This property, acquired in April 2005, is located in Irving, Texas, a suburb of Dallas, Texas, and consists of a three-story office building built in 1976 and two connected seven-story towers, each built in 1983, in total containing approximately 536,241 rentable square feet. The property is located on approximately 15.3 acres of land. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2005, the Carpenter Property was 100% leased to one tenant, Citicorp North America, Inc.

  •
  Landmark I & II. This property, acquired in July 2005, is located in Dallas, Texas, and consists of two separate two-story office buildings, each built in 1998, in total containing approximately 257,427 rentable square feet. The property is located on approximately 19.9 acres of land. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2005, Landmark I & II were 100% leased to CompUSA, Inc. and CompUSA Management Company, Inc.

  •
  Melissa Land. This property, acquired in October 2005, is located in Collin County, Texas, and consists of 72.26 acres of land which is planned for development into residential lots for the future sale to home builders. Behringer Harvard Short-Term Fund I owns a 60% interest in this property through its direct partnership interest in a limited partnership.

Behringer Harvard Mid-Term Fund I

        Behringer Harvard Mid-Term Fund I, a Texas limited partnership, was formed in July 2002 to acquire interests in institutional quality office and office service center properties having desirable locations, personalized amenities, high quality construction and creditworthy commercial tenants. Robert M. Behringer and Behringer Harvard Advisors I LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Mid-Term Fund I. The public offering of Behringer Harvard Mid-Term Fund I's units of limited partnership interest commenced on February 19, 2003 and terminated February 19, 2005. As of February 19, 2005, Behringer Harvard Mid-Term Fund I had raised gross offering proceeds of approximately $44.2 million from the issuance of approximately 4.4 million units of limited partnership interest to approximately 1,300 investors.

        As of December 31, 2005, Behringer Harvard Mid-Term Fund I had purchased interests in six real estate properties amounting to an investment of approximately $34.5 million.

        As of December 31, 2005, Behringer Harvard Mid-Term Fund I owned following properties:

  •
  The Hopkins Property. This property, which was acquired in March 2004, is located in Hopkins, Minnesota, which is a suburb of Minneapolis. The property contains a one-story office building built in 1981, containing approximately 29,660 of rentable square feet and located on approximately 2.5 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. Pursuant to a lease terminating in September 2010, the property is 100% leased on a triple-net basis to SunGard Financial Systems, Inc., which is a wholly-owned subsidiary of SunGard Data Systems.

  •
  The Northpoint Property. This property, which was acquired in June 2004, is located in Dallas, Texas and consists of a two-story office building built in 1978 containing approximately 79,049 rentable square feet. The property is located on approximately 5.1 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2005, the Northpoint Property was 100% leased and includes as its major tenants Centex Homes and Medical Edge Healthcare Group, Inc.

  •
  The Tucson Way Property. This property, which was acquired in October 2004, is located in Englewood, Colorado, a suburb of Denver. The property consists of a two-story office building built in 1985 containing approximately 70,660 rentable square feet. The property is located on approximately 6.02 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. The Tucson Way Property is 100% leased to Raytheon Company on a triple-net basis through April 2012.

  •
  The 2800 Mockingbird Property. This property, which was acquired in March 2005, is located in Dallas, Texas. The property consists of a single-story office building containing approximately 73,349 rentable square feet. The property is located on approximately 3.97 acres of land. The building was originally constructed in 1940, expanded in 1979 and partially renovated in 2000. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. The 2800 Mockingbird Property is 100% leased to Government Records Services, Inc., a division of Affiliated Computer Services, Inc., on a triple-net basis through September 2010.

  •
  The Parkway Vista Building. This property, acquired in June 2005, is located in Plano, Texas, a suburb of Dallas. The property consists of a two-story office building containing approximately

    33,467 rentable square feet located on approximately two acres of land. The Parkway Vista Building, which was constructed in 2002, was approximately 100% leased as of December 31, 2005, and includes the following major tenants: American Express Financial Advisors; Blue Star Title, Inc.; and HKB-Brooks Rehabilitation.

  •
  The ASC Building. This property, acquired in December 2005, is located in Richardson, Texas, a suburb of Dallas. The property consists of a single-story office building containing approximately 28,880 rentable square feet located on approximately 2.2 acres of land. The ASC Building, which was constructed in 2000, is 100% leased to Air Systems Components, LP through October 2010.

Private Programs

        As of December 31, 2005 the prior privately offered programs sponsored by our affiliates include twenty-eight single-asset real estate limited partnerships, nine tenant-in-common offerings, one private REIT and one private multi-asset real estate limited partnership, Behringer Harvard Strategic Opportunity Fund I, which has investment objectives similar to ours. As of December 31, 2005, the total amount of funds raised from investors in these thirty-nine prior private offerings was approximately $326 million, and the total number of investors in such programs was approximately 1,080. Since December 31, 2005, our affiliates have sponsored an additional private multi-asset real estate limited partnership, Behringer Harvard Strategic Opportunity Fund II. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for the private offerings closed during the last three years and compensation paid to the sponsors of these programs.

        The aggregate dollar amount of the acquisition and development costs of the properties purchased by the privately offered programs previously sponsored by our affiliates, as of December 31, 2005, was $748.9 million. Of this aggregate amount, approximately 95.8% was spent on existing or used properties, approximately 1.5% was spent on construction properties, and approximately 2.7% was spent on acquiring or developing land. Of the aggregate amount, approximately 76.4% was spent on acquiring or developing office buildings, approximately 6.9% was spent on acquiring or developing golf centers and marinas, approximately 15.5% was spent on acquiring or developing multi-tenant residential properties (apartments), approximately 0.8% was spent on acquiring or developing retail centers, and approximately 0.4% was spent on acquiring or developing storage facilities. These properties were located in Texas, Minnesota, Arkansas, Missouri, Washington, D.C., Maryland, Colorado, Nevada, Florida and the U.S. Virgin Islands, and the aggregate purchase price in each of these jurisdictions was $343.5 million, $116.2 million, $55.6 million, $35.7 million, $51.1 million, $64.7 million, $49.8 million, $17.3 million, $11.4 million and $4.8 million, respectively. The following table shows a breakdown by percentage of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs as of December 31, 2005:

Type of Property	New	Used	Construction
Office buildings	0.0%	98.5%	1.5%
Apartments	0.0	86.9	13.1
Retail	0.0	100.0	0.0
Marinas / Golf	0.0	91.3	8.7
Land	0.0	100.0	0.0
Storage facilities	0.0	100.0	0.0

        As of December 31, 2005, these programs have sold 36 of the total of 65 properties, or 56% of such properties. The original purchase price of the properties that were sold was $178.6 million, and the aggregate sales price of such properties was $207.9 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed since January 1, 2001, results of such programs that have completed their operations since December 31, 2000 and the sales or other disposals of properties with investment objectives similar to ours since January 1, 2003.

        As of December 31, 2005, the percentage of these programs, by investment, with investment objectives similar to ours is 91.2%. Over the last six years, the privately offered real estate programs of our affiliates with investment objectives similar to ours purchased a total of 37 office buildings, three multi-tenant residential property and one hotel resort property with an aggregate purchase price of $682.9 million, using $382.9 million in purchase mortgage financing. These buildings were located in Texas, Minnesota, Arkansas, Missouri, Washington, D.C., Maryland, Colorado, Florida and the U.S. Virgin Islands and had an aggregate of 4.5 million square feet of gross leasable space. For more detailed information regarding acquisitions of properties by such programs since January 1, 2003, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.

Behringer Harvard Strategic Opportunity Fund I

        Behringer Harvard Strategic Opportunity Fund I, a Texas limited partnership, was formed in January 2005 to acquire interests in income-producing properties that may be repositioned or redeveloped so that they will reach an optimum value within an anticipated three-to-five year holding period. Robert M. Behringer and Behringer Harvard Strategic Advisors I LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Strategic Opportunity Fund I. The offering of Behringer Harvard Strategic Opportunity Fund I's units of limited partnership interest commenced on January 20, 2005 and terminated on March 22, 2006. As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I had raised gross offering proceeds of approximately $59.7 million from the issuance of approximately six million units of limited partnership interest to approximately 460 investors.

        As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I had purchased interests in four real estate properties amounting to an investment of approximately $85.1 million. As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I owned following properties:

  •
  Lakeway Inn. This property, acquired in February 2005, consists of a six-story hotel building, 17 cabana room buildings, two conference room buildings and a two-story parking garage. The property has 238 guestrooms and is located on approximately 16.6 acres of land on the shores of Lake Travis near Austin, Texas. Significant restoration is planned for this property.

  •
  Stonecreek Apartments. This property, acquired in July 2005, consists of a 172-unit apartment project situated on approximately 11.8 acres of land and an adjacent 8.1-acre tract of land, all located in Killeen, Texas. It is anticipated that an apartment project containing 128 units will be constructed on the adjacent 8.1-acre tract of land. Behringer Harvard Strategic Opportunity Fund I owns a 90% interest in this property.

  •
  Firestone Apartments. This property, acquired in August 2005, consists of a 350-unit apartment project situated on approximately 11 acres of land located in Fort Worth, Texas. Behringer Harvard Strategic Opportunity Fund I acquired a 100% interest in this property and has since sold 56.5% through Behringer Harvard Firestone S LP.

  •
  Tahoe Property. This property, acquired in December 2005, is located in the South Lake Tahoe community of Stateline, Nevada, and consists of 0.68 acres of land that is planned for development into a six-story building with 49 luxury condominium units. As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I owns 100% of the controlling membership interests in the limited liability company that owns the property.

Other Private Offerings

        Behringer Harvard Holdings or its affiliates sponsor private offerings of tenant-in-common interests for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code. As of December 31, 2005, Behringer Harvard Holdings or one or more of its affiliates had sponsored nine such offerings, in which a real estate limited liability company affiliated with or sponsored by Behringer Harvard Holdings, has purchased the property directly from the seller and then sold tenant-in-common interests in these properties through an assignment of the purchase and sale agreement relating to the property. We have participated in seven such transactions in which we have directly acquired an interest in the property from the seller and thus is a tenant-in-common with other tenant-in-common holders.

        Behringer Harvard Minnesota Center TIC I, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Minnesota Center that were not purchased by us. For a description of Minnesota Center, please see the section of this prospectus under the heading "Description of Real Estate Investments—Description of Properties—Minnesota Center." The private placement offering of tenant-in-common interests commenced on July 10, 2003, and was completed on October 15, 2003. Behringer Harvard Minnesota Center TIC I, LLC raised total gross offering proceeds of approximately $14.1 million from the sale of 22 tenant-in-common interests.

        Behringer Harvard Enclave S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Enclave on the Lake that were not purchased by us. For a description of Enclave on the Lake, please see the section of this prospectus under the heading "Description of Real Estate Investments—Description of Properties—Enclave on the Lake." The private placement offering of tenant-in-common interest commenced on March 1, 2004 and was completed on April 12, 2004. Behringer Harvard Enclave S LP raised total gross offering proceeds of approximately $7.7 million from the sale of 12 tenant-in-common interests.

        Behringer Harvard Beau Terre S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer undivided tenant-in-common interests in Beau Terre Office Park pursuant to a private placement offering. Beau Terre Office Park is located in Bentonville, Arkansas. The property contains approximately 36 single-story office buildings, with approximately 371,083 rentable square feet of office space and is located on approximately 70 acres of land. The private placement offering of tenant-in-common interests commenced on May 12, 2004 and was completed on August 18, 2004. Behringer Harvard Beau Terre S, LLC raised total gross offering proceeds of approximately $17.6 million from the sale of 28 tenant-in-common interests. See "—Pending Litigation" below.

        Behringer Harvard St. Louis Place S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in St. Louis Place that were not purchased by us. For a description of St. Louis Place, please see the section of this prospectus under the heading "Description of Real Estate Investments—Description of Properties—St. Louis Place." The private placement offering of tenant-in-common interests commenced on June 1, 2004 and was completed on July 15, 2004. Behringer Harvard St. Louis Place S, LLC raised total gross offering proceeds of approximately $10.6 million from the sale of 14 tenant-in-common interests.

        Behringer Harvard Colorado Building S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Colorado Building that were not purchased by us. For a description of Colorado Building, please see the section of this prospectus under the heading "Description of Real Estate Investments—Description of Properties—Colorado Building." The private placement offering of tenant-in-common interests commenced on July 8, 2004 and was completed on August 10, 2004. Behringer Harvard Colorado Building S, LLC raised total gross offering proceeds of approximately $5.1 million from the sale of eight tenant-in-common interests.

        Behringer Harvard Travis Tower S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Travis Tower that were not purchased by us. For a description of Travis Tower, please see the section of this prospectus under the heading "Description of Real Estate Investments—Description of Properties—Travis Tower." The private placement offering of tenant-in-common interests commenced on September 17, 2004 and was completed on December 10, 2004. Behringer Harvard Travis Tower S LP raised total gross offering proceeds of approximately $10.4 million from the sale of 20 tenant-in-common interests.

        Behringer Harvard Pratt S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in the 250 West Pratt Street Property that were not purchased by us. For a description of 250 West Pratt Street Property, please see the section of this prospectus under the heading "Description of Real Estate Investments—Description of Properties—250 West Pratt Street Property." The private placement offering of tenant-in-common interests commenced on November 11, 2004 and was completed on December 17, 2004. Behringer Harvard Pratt S, LLC raised total gross offering proceeds of approximately $13.8 million from the sale of 18 tenant-in-common interests.

        Behringer Harvard Alamo Plaza S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Alamo Plaza that were not purchased by us. The private placement offering of tenant-in-common interests commenced on January 18, 2005 and was completed on February 24, 2005. Behringer Harvard Alamo Plaza S LP raised total gross offering proceeds of approximately $13.3 million from the sale of 25 tenant-in-common interests.

        Behringer Harvard Firestone S LP was formed as a special purpose limited partnership by Behringer Harvard Strategic Opportunity Fund I to offer, pursuant to a private placement offering, the tenant-in-common interests in the Firestone Apartments that were not purchased by Behringer Harvard Strategic Opportunity Fund I. The private placement offering of tenant-in-common interests commenced on September 23, 2005 and was completed on December 15, 2005. Behringer Harvard Firestone S LP raised total gross proceeds of approximately $7.3 million from the sale of three tenant-in-common interests.

        In addition to the foregoing, from time to time, programs sponsored by us or our affiliates may conduct other private offerings of securities.

        The prior programs sponsored by our affiliates occasionally have been adversely affected by the cyclical nature of the real estate market. They have experienced, and can be expected in the future to experience, decreases in net income when economic conditions decline. Some of these programs also have been unable to optimize their returns to investors because of requirements to liquidate when adverse economic conditions caused real estate prices to be relatively depressed. Additionally, other Behringer Harvard sponsored tenant-in-common programs, in which we are typically the largest tenant-in-common investor, have acquired tenant-in-common interests in certain commercial office properties with the expectation that the near term occupancy levels would improve to a level sufficient to meet the initial targeted return for the respective properties. The increase in occupancy rates in certain of these submarkets where some of these properties are located, and the leasing increases at those properties, have been slower than anticipated. While these properties all are providing positive returns and these properties continue to seek lease-up with growing success, the slower growth in occupancy levels in the near term has resulted in lower current income and lower current distributions generated by these investments than were anticipated. In certain instances, Behringer Harvard Holdings, the sponsor of these programs, or its affiliates, has agreed to make certain accommodations to benefit the owners of these properties, including the deferral of asset management fees otherwise payable to the sponsor or its affiliates. Our business will be affected by similar conditions.

        Neither our advisor nor any of our affiliates, including Mr. Behringer, has any substantial experience with investing in mortgage loans. Although we currently do not expect to make significant investments in mortgage loans, we may make such investments to the extent our advisor determines that it is advantageous to us, due to the state of the real estate market or in order to diversify our investment portfolio. See "Management" for a description of the experience of each of our directors and executive officers.

        No assurance can be made that our program or other programs sponsored by our advisor and its affiliates will ultimately be successful in meeting their investment objectives.

Description of Shares

Meetings and Special Voting Requirements

The last sentence of the first full paragraph under the heading "Description of Shares—Meetings and Special Voting Requirements," which begins on page 179 of the prospectus, is superceded in its entirety as follows:

Generally, the affirmative vote of a majority of votes cast at a meeting at which a quorum is present is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director and a majority of all votes entitled to be cast is necessary to take certain actions discussed below.

Summary of Distribution Reinvestment and Automatic Purchase Plans

Summary of Distribution Reinvestment Plan

This section supplements the discussion contained in the prospectus under the heading "Summary of Distribution Reinvestment and Automatic Purchase Plans—Summary of Distribution Reinvestment Plan," which begins on page 190 of the prospectus, and all similar discussions appearing throughout the prospectus.

        We are offering 16,000,000 shares for sale pursuant to our distribution reinvestment plan at $9.50 per share; provided that we may reallocate the shares of common stock being offered between the primary offering and the distribution reinvestment plan.

Plan of Distribution

The Offering

This section supplements the discussion contained in the prospectus under the heading "Plan of Distribution—The Offering," which begins on page 196 of the prospectus, and all similar discussions appearing throughout the prospectus.

        We are offering up to $952,000,000 in shares of our common stock. We are offering 80,000,000 shares to the public through Behringer Securities, our dealer manager, a registered broker-dealer affiliated with our advisor. The shares are being offered on a "best efforts" basis at a price of $10.00 per share in the primary offering, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering 16,000,000 shares for sale at $9.50 per share through our distribution reinvestment plan. Therefore, a total of 96,000,000 shares are being registered in this offering. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan.

Experts

The first two full paragraphs under the heading "Experts," which beings on page 202 of the prospectus, are superceded in their entirety as follows:

        The consolidated financial statements of Behringer Harvard REIT I, Inc. and subsidiaries as of and for the year ended December 31, 2005, included in this prospectus and the related consolidated financial statement schedule included in the registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The statements of revenues and certain operating expenses for Ashford Perimeter, Western Office Portfolio, Buena Vista Plaza, Riverview Tower and G Street Property for the year ended December 31, 2004 and the statements of revenues and certain operating expenses of Woodcrest Center, Burnett Plaza, Paces West, Riverside Plaza and The Terrace for the year ended December 31, 2005, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Page
Audited Financial Statements
Report of Independent Registered Public Accounting Firm—Deloitte & Touche LLP	F-4
Report of Independent Registered Public Accounting Firm—PricewaterhouseCoopers LLP	F-5
Consolidated Balance Sheets as of December 31, 2005 and 2004	F-6
Consolidated Statements of Operations for the Years ended December 31, 2005, 2004 and 2003	F-7
Consolidated Statements of Stockholders' Equity for the Years ended December 31, 2005, 2004 and 2003	F-8
Consolidated Statements of Cash Flows for the Years ended December 31, 2005, 2004 and 2003	F-9
Notes to Consolidated Financial Statements	F-10
Financial Statements of the Colorado Building
Report of Independent Auditors on Financial Statements of the Colorado Building	F-29
The Colorado Building Combined Balance Sheets as of December 31, 2005 and 2004	F-30
The Colorado Building Combined Statements of Operations for the Year ended December 31, 2005 and for the period from August 10, 2004 (date of acquisition) through December 31, 2004	F-31
The Colorado Building Combined Statements of Tenant-in-Common Interests for the Year ended December 31, 2005 and for the period from August 10, 2004 (date of acquisition) through December 31, 2004	F-32
The Colorado Building Combined Statements of Cash Flows for the Year ended December 31, 2005 and for the period from August 10, 2004 (date of acquisition) through December 31, 2004	F-33
Notes to Combined Financial Statements	F-34
Financial Statement Schedule
Report of Independent Registered Public Accounting Firm	F-40
Schedule III—Real Estate and Accumulated Depreciation	F-41
Unaudited Financial Statements
Consolidated Balance Sheets as of June 30, 2006 and December 31, 2005	F-42
Consolidated Statements of Operations for the three and six months ended June 30, 2006 and 2005	F-43
Consolidated Statements of Stockholders' Equity for the Year ended December 31, 2005 and the six months ended June 30, 2006	F-44
Consolidated Statements of Cash Flows for the six months ended June 30, 2006 and 2005	F-45
Notes to Consolidated Financial Statements	F-46

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.:

We have audited the accompanying consolidated balance sheet of the Behringer Harvard REIT I, Inc. and subsidiaries (the "Company") as of December 31, 2005 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2005, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 29, 2006

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Behringer Harvard REIT I, Inc. and its subsidiaries (the "Company") at December 31, 2004, and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 31, 2005, except for footnote 16, as to which the date is October 1, 2005 and footnote 17, as to which the date is March 28, 2006

Behringer Harvard REIT I, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2005	December 31, 2004
Assets
Real estate
Land	$139,235	$2,056
Buildings, net	370,196	15,500

Total real estate	509,431	17,556
Cash and cash equivalents	128,742	26,067
Restricted cash	24,964	5,447
Accounts receivable, net	3,736	—
Prepaid expenses and other assets	658	155
Loan deposits	4,156	1,800
Escrow deposits	3,015	7,894
Investments in tenant-in-common interests	141,405	133,703
Deferred financing fees, net	4,645	1,634
Lease intangibles, net	79,830	4,431
Receivables from affiliates	—	201

Total assets	$900,582	$198,888

Liabilities and stockholders' equity
Liabilities
Mortgages payable	$353,555	$82,354
Accounts payable	896	881
Payables to affiliates	618	—
Acquired below market leases, net	11,072	1,237
Dividends payable	3,979	740
Accrued liabilities	8,605	809
Subscriptions for common stock	1,054	2,946

Total liabilities	379,779	88,967
Commitments and contingencies
Minority interest	3,375	—
Stockholders' equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 67,863,168 and 13,109,282 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively	7	1
Additional paid-in capital	603,452	115,626
Cumulative distributions and net loss	(86,031)	(5,706)

Total stockholders' equity	517,428	109,921

Total liabilities and stockholders' equity	$900,582	$198,888

See Notes to Consolidated Financial Statements.

Behringer Harvard REIT I, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Year ended December 31, 2005	Year ended December 31, 2004	Year ended December 31, 2003
Rental revenue	$31,057	$130	$—

Expenses
Property operating expense	6,463	2	—
Interest	13,137	1,690	61
Rate lock extension expense (recoveries)	(525)	525	—
Real estate taxes	3,838	20	—
Property management fees	1,502	205	7
Asset management fees	1,857	90	3
Organization expenses	—	218	17
General and administrative	1,254	712	223
Depreciation and amortization	15,033	—	—

Total expenses	42,559	3,462	311

Interest income	2,665	390	4
Equity in earnings of investments in tenant-in-common interests	3,115	1,403	18

Net loss	$(5,722)	$(1,539)	$(289)

Basic and diluted weighted average shares outstanding	38,220,101	5,894,567	156,673
Basic and diluted loss per share	$(0.15)	$(0.26)	$(1.84)

See Notes to Consolidated Financial Statements.

Behringer Harvard REIT I, Inc.
Consolidated Statements of Stockholders' Equity
(in thousands)

	Peferred Stock		Common Stock
						Cumulative Distributions and Net Loss
	Number of Shares	Par Value	Number of Shares	Par Value	Additional Paid-in Capital		Total Stockholders' Equity
Balance at January 1, 2003	—	$—	20	$—	$200	$(3)	$197
Issuance of common stock, net	—	—	821	—	7,230	—	7,230
Distributions declared on common stock ($0.18 per share)	—	—	—	—	—	(91)	(91)
Shares issued pursuant to Distribution Reinvestment Plan	—	—	3	—	25	—	25
Net loss						(289)	(289)

Balance at December 31, 2003	—	—	844	—	7,455	(383)	7,072
Issuance of common stock, net	—	—	12,166	1	107,182	—	107,183
Redemption of common stock	—	—	(33)	—	(332)	—	(332)
Distributions declared on common stock ($0.70 per share)	—	—	—	—	—	(3,784)	(3,784)
Shares issued pursuant to Distribution Reinvestment Plan	—	—	132	—	1,321	—	1,321
Net loss						(1,539)	(1,539)

Balance at December 31, 2004	—	—	13,109	1	115,626	(5,706)	109,921
Issuance of common stock, net	—	—	48,231	4	429,054	—	429,058
Redemption of common stock	—	—	(150)	—	(1,370)	—	(1,370)
Stock dividend-10%	—	—	5,521	1	49,136	(49,137)	—
Distributions declared on common stock ($0.70 per share)	—	—	—	—	—	(25,466)	(25,466)
Shares issued pursuant to Distribution Reinvestment Plan	—	—	1,152	1	11,006	—	11,007
Net loss						(5,722)	(5,722)

Balance at December 31, 2005	—	$—	67,863	$7	$603,452	$(86,031)	$517,428

See Notes to Consolidated Financial Statements.

Behringer Harvard REIT I, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year ended December 31, 2005	Year ended December 31, 2004	Year ended December 31, 2003
Cash flows from operating activities
Net loss	$(5,722)	$(1,539)	$(289)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	14,928	—	—
Amortization of deferred financing fees	522	52	3
Equity in earnings of investments in tenant-in-common interests	(3,115)	(1,403)	(18)
Distributions from investments in tenant-in-common interests	3,115	1,403	18
Change in accounts receivable	(3,491)	—	—
Change in prepaid expenses and other assets	449	122	(77)
Addition of lease intangibles	(459)	—	—
Change in accounts payable	15	863	18
Change in accrued liabilities	2,598	370	133
Change in receivables or payables to affiliates	200	(200)	—

Cash provided by (used in) operating activities	9,040	(332)	(212)

Cash flows from investing activities
Purchases of tenant-in-common interests	(14,958)	(128,976)	(6,441)
Return of investments in tenant-in-common interests	7,256	1,634	82
Purchases of real estate	(564,025)	(20,645)	—
Escrow deposits on real estate to be acquired	4,879	(7,894)	—
Additions of property and equipment	(380)	—	—
Change in restricted cash	(21,409)	(2,500)	—

Cash used in investing activities	(588,637)	(158,381)	(6,359)

Cash flows from financing activities
Financing costs	(3,533)	(1,597)	(92)
Proceeds from mortgages payable	271,734	78,065	4,340
Payments on mortgages payable	(533)	(44)	(7)
Loan deposits on real estate to be acquired	(2,356)	(1,800)	—
Issuance of common stock	481,621	121,385	8,196
Redemptions of common stock	(1,370)	(332)	—
Offering costs	(52,563)	(14,202)	(966)
Distributions	(11,246)	(1,765)	(25)
Distributions to minority interest holders	(100)	—	—
Change in subscriptions for common stock	(1,892)	2,936	10
Change in subscription cash received	1,892	(2,936)	(10)
Change in receivables or payables to affiliates	618	(77)	76

Cash flows provided by financing activities	682,272	179,633	11,522

Net change in cash and cash equivalents	102,675	20,920	4,951
Cash and cash equivalents at beginning of year	26,067	5,147	196

Cash and cash equivalents at end of year	$128,742	$26,067	$5,147

Supplemental disclosure:
Interest paid	$11,998	$2,163	$58
Non-cash investing activities:
Property and equipment additions in accrued liabilities	$700	$—	$—
Non-cash financing activities:
Common stock issued in distribution reinvestment plan	$11,007	$1,321	$25
Stock dividend	$49,137	$—	$—
Limited partnership units issued in purchase of real estate	$3,500	$—	$—
Stock dividend to minority interest holders	$350	$—	$—

See Notes to Consolidated Financial Statements.

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements

1.     Business and Organization

  Business

        Behringer Harvard REIT I, Inc. was incorporated in June 2002 as a Maryland corporation and has elected to be taxed, and currently qualifies, as a real estate investment trust, or REIT, for federal income tax purposes. We acquire and operate institutional quality real estate. In particular, we focus on acquiring institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. We also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. Further, we may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests, or in entities that make investments similar to the foregoing. We are currently offering our common stock pursuant to a public offering that commenced on February 19, 2005 (the "Current Offering") and is described below.

        We commenced our initial public offering of shares of our common stock (the "Initial Offering") on February 19, 2003 and commenced operations in October 2003 upon our acceptance of initial subscriptions for 280,423 shares of common stock, which satisfied the minimum offering requirement of $2.5 million established for the Initial Offering. Prior to October 2003, we were considered a development stage entity.

        Substantially all of our business is conducted through Behringer Harvard Operating Partnership I LP, a Texas limited partnership organized in 2002 ("Behringer OP I"). We own a 0.1% interest in Behringer OP I as its general partner. Substantially all of the remaining interest in Behringer OP I is held as a limited partner's interest by BHR Partners, LLC ("BHR Partners"), a Delaware limited liability company which is our wholly-owned subsidiary.

        We are externally managed and advised by Behringer Advisors LP, a Texas limited partnership that was formed in June 2002 ("Behringer Advisors"). Behringer Advisors is responsible for managing our day-to-day affairs and for identifying and making acquisitions and investments on our behalf.

  Organization

        On February 19, 2003, we commenced our Initial Offering of up to 80,000,000 shares of common stock offered at a price of $10.00 per share pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933. The Registration Statement also covered up to 8,000,000 shares available pursuant to our distribution reinvestment plan and up to 3,520,000 shares issuable to broker-dealers pursuant to warrants whereby participating broker-dealers would have the right to purchase one share for every 25 shares they sell pursuant to the Initial Offering. The Initial Offering ended on February 19, 2005.

        On October 25, 2004, we filed a Registration Statement on Form S-3 under the Securities Act of 1933 in respect to the Current Offering. The Registration Statement was declared effective by the Securities and Exchange Commission on February 11, 2005 and extends until February 11, 2007, unless earlier terminated or fully subscribed. On March 29, 2006 we filed a Post-Effective Amendment No. 1 to the Form S-3 Registration Statement to convert to a Registration Statement on Form S-11.

        The Registration Statement relating to the Current Offering covers 80,000,000 shares of our common stock plus an additional 16,000,000 shares of common stock available pursuant to our distribution reinvestment plan.

        As of December 31, 2005, we had 67,863,168 shares of our common stock outstanding, including a 10% stock dividend issued on October 1, 2005 and including 22,000 shares owned by Behringer Harvard Holdings, LLC ("Behringer Harvard Holdings"). As of December 31, 2005, we had no shares of preferred stock issued and outstanding. On May 27, 2004, the independent members of the Board of Directors were granted options to purchase a total of 9,000 shares of our common stock at an exercise price of $12.00 per share under our Non-Employee Director Option Plan. These options vested on May 27, 2005 and expire on May 27, 2009. On May 31, 2005, the independent members of the Board of Directors were granted options to purchase a total of 15,000 shares of our common stock at an exercise price of $9.10 per share under the 2005 Incentive Award Plan. These options vest on May 31, 2006 and expire on May 31, 2015. As of December 31, 2005, all 24,000 stock options were outstanding and none had been exercised. As of December 31, 2005, 682,670 warrants from the Initial Offering had been issued for the benefit of participating individual broker-dealers. On May 11, 2005, our Board of Directors declared a special 10% stock dividend with an issue date of October 1, 2005 for holders on record as of September 30, 2005. In conjunction with the July 28, 2005 acquisition of Buena Vista Plaza, 393,260 units of limited partnership interests in Behringer OP I were issued at $8.90 per unit. As of December 31, 2005, 432,586 units of limited partnership interests in Behringer OP I had been issued, which includes the 10% stock dividend issued October 1, 2005. These limited partnership interests are convertible into an equal number of shares of our common stock. The weighted average number of shares and earnings per share data for each reported period throughout this report reflect the effects of the stock dividend.

        We admit new stockholders pursuant to the Current Offering at least monthly. All subscription proceeds are held in a separate account until the subscribing investors are admitted as stockholders. Upon admission of new stockholders, subscription proceeds are transferred to operating cash and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments.

        Our common stock is not currently listed on a national exchange. However, management anticipates listing the common stock on a national exchange or including the shares for quotation on the Nasdaq National Market System, or liquidation of our assets by 2017. Depending upon then prevailing market conditions, it is the intention of our management to consider beginning the process of listing (or liquidation) prior to 2013. In the event we do not obtain listing prior to 2017, unless a majority of the board of directors and a majority of the independent directors extend such date, our charter requires us to begin the sale of our properties and liquidation of our assets.

2.     Summary of Significant Accounting Policies

  Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include such items as purchase price allocation for real estate acquisitions, impairment of long-lived assets, depreciation and amortization and allowance for doubtful accounts. Actual results could differ from those estimates.

  Principles of Consolidation and Basis of Presentation

        Our consolidated financial statements include our accounts and the accounts of our subsidiaries. All inter-company transactions, balances and profits have been eliminated in consolidation. Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation ("FIN") No. 46R "Consolidation of Variable Interest Entities", which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary. If the interest in the entity is determined to not be a variable interest entity under FIN No. 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 78-9 "Accounting for Investments in Real Estate Ventures," as amended by Emerging Issues Task Force ("EITF') 04-5 "Investor's Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights."

  Real Estate

        Upon the acquisition of real estate properties, we allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships. Initial valuations are subject to change until our information is finalized, which is no later than twelve months from the acquisition date.

        The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management's estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

        We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired is further allocated to in-place lease values, in-place tenant improvements, in-place leasing commissions and tenant relationships based on management's evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. The aggregate value for tenant improvements and leasing commissions is based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, management includes such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on current market conditions. The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

        We amortize the value of in-place leases and in-place tenant improvements to expense over the initial term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense. The estimated useful lives for lease intangibles range from 2.8 years to 10.9 years.

        Accumulated amortization associated with the lease intangibles of our wholly-owned properties was approximately $8.1 million at December 31, 2005 and was zero for the years ended December 31, 2004 and 2003.

        Anticipated amortization for each of the following five years ended December 31 is as follows (in thousands):

Lease Intangibles
2006	$14,073
2007	14,073
2008	13,440
2009	9,538
2010	5,942

        As of December 31, 2005 and 2004, accumulated depreciation and amortization related to wholly-owned investments in real estate assets and related lease intangibles were as follows (in thousands):

2005	Buildings and Improvements	In-Place Leases	Acquired Above-Market Leases	Acquired Below-Market Leases
Cost	$377,004	$84,300	$4,681	$(12,104)
Less: depreciation and amortization	(6,808)	(8,223)	(928)	1,032

Net	$370,196	$76,077	$3,753	$(11,072)
2004	Buildings and Improvements	In-Place Leases	Acquired Above-Market Leases	Acquired Below-Market Leases
Cost	$15,500	$4,431	$—	$(1,237)
Less: depreciation and amortization	—	—	—	—

Net	$15,500	$4,431	$—	$(1,237)

  Cash and Cash Equivalents

        We consider investments in highly-liquid money market funds with original maturities of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents reported on the balance sheet approximates fair value.

  Restricted Cash

        Restricted cash includes subscription proceeds that are held in escrow until investors are admitted as stockholders. We admit new stockholders at least monthly. Upon acceptance of stockholders, shares of stock are issued, and we receive the subscription proceeds. Restricted cash as of December 31, 2005 and December 31, 2004 includes $2.5 million held in restricted money market accounts as security for our guarantee of funds borrowed by Behringer Harvard Holdings. At December 31, 2005, restricted cash also included approximately $21.4 million held in restricted money market accounts for anticipated tenant expansions and improvements, property taxes and insurance for our wholly-owned properties, as required by our lenders.

  Accounts Receivable

        Accounts receivable primarily consists of receivables from tenants related to our wholly-owned properties. Our allowance for doubtful accounts was approximately $42,000 and approximately $1,000 as of December 31, 2005 and 2004, respectively.

  Prepaid Expenses and Other Assets

        Prepaid expenses and other assets includes prepaid directors and officers insurance, as well as prepaid insurance and real estate taxes of our wholly-owned properties.

  Loan Deposits

        Loan deposits include interest rate lock deposits for future borrowings to make future acquisitions.

  Escrow Deposits

        Escrow deposits include deposits for the purchase of properties that we have contracted to acquire.

  Investments in Tenant-in-Common Interests

        Investments in tenant-in-common interests consists of our undivided tenant-in-common interests in various office buildings located in Colorado, Maryland, Minnesota, Missouri, Texas and Washington D.C. Consolidation of these investments is not required as they do not qualify as variable interest entities as defined in FIN No. 46R and do not meet the control requirement required for consolidation under SOP 78-9, as amended by EITF 04-5.

        We account for these investments using the equity method of accounting in accordance with SOP 78-9, as amended by EITF 04-5. The equity method of accounting requires these investments to be initially recorded at cost and subsequently increased (decreased) for our share of net income (loss), including eliminations for our share of inter-company transactions and reduced when distributions are received. We use the equity method of accounting because the shared decision-making involved in a tenant-in-common interest investment creates an opportunity for us to have some influence on the operating and financial decisions of these investments and thereby creates some responsibility by us for a return on our investment. Therefore, it is appropriate to include our proportionate share of the results of operations of these investments in our earnings or losses.

  Impairments

        For real estate we wholly own, our management monitors events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

        For real estate we own through an investment in a joint venture, tenant-in-common interest or other similar investment structure, at each reporting date management will compare the estimated fair value of our investment to the carrying value. An impairment charge is recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. There were no impairment charges during the years ended December 31, 2005, 2004, and 2003.

  Deferred Financing Fees

        Deferred financing fees are recorded at cost and are amortized using a straight-line method that approximates the effective interest method over the life of the related debt. Accumulated amortization was approximately $567,000 and $55,000 as of December 31, 2005 and 2004, respectively.

  Revenue Recognition

        We recognize rental income generated from all leases on real estate assets that we consolidate on a straight-line basis over the terms of the respective leases, including the effect of rent holidays, if any. Some leases contain provisions for the tenants' payment of additional rent after certain tenant sales revenue thresholds are met. Such contingent rent is recognized as revenue after the related revenue threshold is met. We had no contingent rent for the years ended December 31, 2005, 2004 and 2003. The total net increase to rental revenues due to straight-line rent adjustments for the years ended December 31, 2005 was $1.2 million. For the years ended December 31, 2004 and 2003 there were no straight-line rent adjustments. As discussed above, our rental revenue also includes amortization of above and below market leases.

  Offering Costs

        Our advisor funds certain organization and offering costs on our behalf. We are required to reimburse our advisor for such organization and offering costs up to 2% of the cumulative capital raised in the Current Offering. Our advisor received up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the Initial Offering, which ended February 19, 2005. Organization and offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. All offering costs are recorded as an offset to additional paid-in capital, and all organization costs are recorded as an expense at the time we become liable for the payment of these amounts.

  Income Taxes

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, and believe that we have qualified since the year ended December 31, 2004. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we distribute at least 90% of our "REIT taxable income" to our stockholders. As a REIT, we generally will not be subject to federal income tax at the corporate level. We are organized and operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.

  Stock Based Compensation

        We have a stock-based incentive award plan for our employees, directors and consultants and employees, directors and consultants of our affiliates. We account for this plan under the fair value recognition provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," and related interpretations.

  Concentration of Credit Risk

        At December 31, 2005, we had cash and cash equivalents and restricted cash in excess of federally insured levels on deposit in five financial institutions. We regularly monitor the financial stability of these financial institutions and believe that we are not exposed to any significant credit risk in cash and cash equivalents or restricted cash.

  Minority Interest

        Minority interest consists of units of limited partnership interests issued by Behringer OP I. In conjunction with the July 28, 2005 acquisition of Buena Vista Plaza, 393,260 units of limited partnership interests in Behringer OP I were issued at $8.90 per unit. As of December 31, 2005, 432,586 units of limited partnership interests in Behringer OP I had been issued, which includes the 10% stock dividend issued October 1, 2005. These limited partnership interests are convertible into an equal number of shares of our common stock.

  Earnings per Share

        Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. As of December 31, 2005, we had issued to the independent members of the Board of Directors options to purchase 9,000 shares of our common stock at $12.00 per share and 15,000 shares of our common stock at $9.10 per share. As of December 31, 2005, 682,670 warrants from the Initial Offering had been issued at $12.00 per share for the benefit of participating individual broker-dealers. On May 11, 2005, our Board of Directors declared a special 10% stock dividend for holders on record as of September 30, 2005. The weighted average shares and earnings per share for each period presented in this report reflect the effects of the stock dividend. In conjunction with the July 28, 2005 acquisition of Buena Vista Plaza, 393,260 units of limited partnership interests in Behringer OP I were issued at $8.90 per unit. As of December 31, 2005, 432,586 units of limited partnership interests in Behringer OP I had been issued, which includes the 10% stock dividend issued October 1, 2005. These limited partnership interests are convertible into an equal number of shares of our common stock. These options, warrants and units of limited partnership interest were excluded from the calculation of earnings per share because the effect would be anti-dilutive for the years ended December 31, 2005, 2004 and 2003.

  Reportable Segments

        SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for reporting financial and descriptive information about an enterprise's reportable segments. Our current business consists only of owning, managing, operating, leasing, acquiring, developing, investing in and disposing of real estate assets. All of our consolidated revenues for the years ended December 31, 2005 and 2004 are from our wholly-owned real estate properties. Management evaluates operating performance on an individual property level. However, as each of our properties has similar economic characteristics, our properties have been aggregated into one reportable segment.

3.     New Accounting Pronouncements

        FASB No. 123R, "Share-Based Payment," a revision to FASB No. 123 "Accounting for Stock-Based Compensation" was issued in December 2004. The Statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions and requires the measurement and recognition of the cost of the employee services received in exchange for an award of equity instruments for goods or services. This Statement is effective for us January 1, 2006. This Statement is not expected to have a material effect on our financial condition, results of operations, or liquidity.

        In March 2005, FASB issued FIN No. 47, "Accounting for Conditional Asset Retirement Obligations." This interpretation clarifies that the term conditional asset retirement obligation as used in Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. Thus, the timing and (or) method of settlement may be conditional on a future event. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of this interpretation did not have a material effect on our financial condition, results of operations, or liquidity.

        FASB Statement No. 154, "Accounting Changes and Error Corrections," a replacement of APB Opinion No. 20 and FASB Statement No. 3, was issued in May 2005. The Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. This Statement is not expected to have a material effect on our financial condition, results of operations, or liquidity.

        EITF Issue 04-5, "Investor's Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights," was ratified by the FASB in June 2005. The EITF addresses what rights held by the limited partner(s) preclude consolidation in circumstances in which the sole general partner would consolidate the limited partnership in accordance with GAAP. The assessment of limited partners' rights and their impact on the presumption of control of the limited partnership by the sole general partner should be made when an investor becomes the sole general partner and should be reassessed if (a) there is a change to the terms or in the exercisability of the rights of the limited partners, (b) the sole general partner increases or decreases its ownership of limited partnership interests, or (c) there is an increase or decrease in the number of outstanding limited partnership interests. This consensus applies to limited partnerships or similar entities, such as limited liability companies that have governing provisions that are the functional equivalent of a limited partnership. This EITF is effective no later than for fiscal years beginning after December 15, 2005 and as of June 29, 2005 for new or modified arrangements. The adoption of this EITF did not have a material effect on our financial condition, results of operations, or liquidity.

4.     Acquisitions

        On January 6, 2005, we acquired a six-story office building containing approximately 288,175 rentable square feet (unaudited) and a four-story parking garage located on approximately 10.6 (unaudited) acres of land in Atlanta, Georgia (the "Ashford Perimeter"). The purchase price of the Ashford Perimeter was approximately $54.0 million.

        On February 24, 2005, we acquired an undivided 30.583629% tenant-in-common interest in a sixteen-story office building containing approximately 191,154 (unaudited) rentable square feet and a four-story parking garage located on approximately 1.15 (unaudited) acres of land in Denver, Colorado (the "Alamo Plaza"). The purchase price of our tenant-in-common interest in the Alamo Plaza was approximately $14.5 million.

        On April 21, 2005, we acquired a one-story office/research and development building containing approximately 150,495 rentable square feet (unaudited) located on approximately 9.6 acres of land (unaudited)

in El Segundo, California (the "Utah Avenue Building"). The purchase price of the Utah Avenue Building was approximately $29.9 million.

        On June 10, 2005, we acquired a thirteen-story office building containing approximately 436,342 rentable square feet (unaudited) located on approximately 0.9 acres of land (unaudited) in St. Paul, Minnesota ("Lawson Commons"). The purchase price of Lawson Commons was approximately $86.6 million.

        On June 14, 2005, we acquired a six-story office building containing approximately 100,146 rentable square feet (unaudited) located on approximately 0.97 acres of land (unaudited) in Long Beach, California ("Downtown Plaza"). The purchase price for Downtown Plaza was approximately $19.7 million.

        On July 20, 2005, we acquired a portfolio of five office buildings in Texas, Oregon and California (the "Western Office Portfolio"). The purchase price for the Western Office portfolio was approximately $103.3 million. The Western Office Portfolio consists of the following office buildings:

  •
  a three-story office building containing approximately 230,061 rentable square feet (unaudited) located on approximately ten acres (unaudited) of land in Richardson, Texas ("Waterview");

  •
  a three-story office building containing approximately 88,335 rentable square feet (unaudited) located on approximately six acres of land (unaudited) in Tigard, Oregon ("Southwest Center");

  •
  a three-story office building containing approximately 71,739 rentable square feet (unaudited) located on approximately nine acres of land (unaudited) in Diamond Bar, California ("Gateway 23");

  •
  a two-story office building containing approximately 55,095 rentable square feet (unaudited) located on approximately six acres of land (unaudited) in Diamond Bar, California ("Gateway 22"); and

  •
  a two-story office building containing approximately 40,759 rentable square feet (unaudited) located on approximately two acres of land (unaudited) in Diamond Bar, California ("Gateway 12").

        On July 28, 2005, we acquired a seven-story office building containing approximately 115,130 rentable square feet (unaudited) located on approximately 1.26 acres of land (unaudited) in Burbank, California ("Buena Vista Plaza"). The purchase price for Buena Vista Plaza was approximately $41.7 million.

        On August 2, 2005, we acquired a 27-story office building containing approximately 393,902 rentable square feet (unaudited) located on approximately 1.4 acres of land (unaudited) in Minneapolis, Minnesota ("One Financial Plaza"). The purchase price for One Financial Plaza was approximately $64.2 million.

        On October 5, 2005, we acquired a 24-story office building containing approximately 334,196 rentable square feet (unaudited) with a four-level underground parking garage and an attached seven-level parking garage located on approximately 1.23 acres of land (unaudited) in Knoxville, Tennessee ("Riverview Tower"). The purchase price of Riverview Tower was approximately $42.3 million.

        On November 15, 2005, we acquired a ten-story office building containing approximately 306,563 rentable square feet (unaudited) with a five-level underground parking garage located on approximately 0.77 acres of land (unaudited) in Washington, D.C. (the "G Street Property"). The purchase price for the G Street Property was approximately $145.1 million.

5.     Investments in Tenant-In-Common Interests

        The following is a summary of our tenant-in-common interest investments as of December 31, 2005 and 2004 (in thousands):

			2005		2004
Property Name	Date Acquired	Tenant-in- Common Interest	Carrying Value of Investment	Mortgages Payable(1)	Carrying Value of Investment	Mortgages Payable(1)
Minnesota Center	10/15/03	14.467600%	$5,616	$4,237	$5,954	$4,289
Enclave on the Lake	4/12/04	36.312760%	9,767	7,107	10,293	7,209
St. Louis Place	6/30/04	35.709251%	11,491	7,028	11,937	7,110
Colorado Building	8/10/04	79.475200%	37,936	22,253	39,190	22,253
Travis Tower	10/1/04	60.430229%	33,562	22,444	34,936	22,741
Pratt Building	12/17/04	50.679950%	29,545	18,752	31,393	18,752
Alamo Plaza	2/24/05	30.583629%	13,488	9,634	—	—

Total			$141,405	$91,455	$133,703	$82,354

(1)
Each of the tenant-in-common investors, including us, is a borrower under these mortgage agreements. This amount represents our mortgage payable for our investment interest only.

        Our undivided tenant-in-common interest investments as of December 31, 2005 and 2004 consisted of our proportionate share of the combined assets and liabilities of our tenant-in-common properties as follows (in thousands):

	2005	2004
Land	$40,079	$33,080
Buildings, net	203,487	179,400
Lease intangibles, net	42,562	45,673
Cash and cash equivalents	2,007	1,201
Restricted cash	22,810	20,923
Accounts receivable and other assets	3,558	2,450

Total assets	$314,503	$282,727

Acquired below market lease intangibles, net	$4,260	$4,672
Other liabilities	6,680	6,069

Total liabilities	10,940	10,741
Equity	303,563	271,986

Total liabilities and equity	$314,503	$282,727

        In 2005, we recorded approximately $3.1 million of equity in earnings and approximately $10.4 million of distributions from our undivided tenant-in-common interest investments. In 2004, we recorded approximately $1.4 million of equity in earnings and approximately $3.0 million of distributions from our undivided tenant-in-common interest investments. In 2003, we recorded approximately $18,000 of equity in earnings and approximately $100,000 of distributions from our undivided tenant-in-common interest investments. Our equity in earnings from these tenant-in-common investments is our proportionate share of the combined earnings of our tenant-in-common interest properties for the years ended December 31, 2005, 2004 and 2003 as follows (in thousands):

	2005	2004	2003
Revenue	$42,584	$16,812	$1,393
Operating expenses:
Operating expenses	11,867	4,536	462
Property taxes	5,249	2,327	258

Total operating expenses	17,116	6,863	720

Operating income	25,468	9,949	673

Non-operating (income) expenses
Depreciation and amortization	18,823	6,190	551
(Interest income)/bank fees, net	(156)	7	(4)

Total non-operating (income) expenses	18,667	6,197	547
Net income	$6,801	$3,752	$126

Company's share of net income	$3,115	$1,403	$18

Company's share of distributions	$10,371	$3,037	$100

6.     Pro Forma (unaudited)

        The year ended December 31, 2004, was our first year of substantial operations. Therefore, the following summary presents the results of operations for the years ended December 31, 2004 and December 31, 2003 on an unaudited basis, as if the acquisition of the Cyprus Building, acquired December 16, 2004, had occurred on January 1 of the respective years. The pro forma results are for illustrative purposes only and do not purport to be indicative of the actual results that would have occurred had the transaction occurred on January 1 of the respective years, nor are they indicative of results of operations that may occur in the future.

	2004	2003
	(in thousands)
Total revenues	$3,226	$3,229
Total expenses	5,922	2,812
Interest income	390	4
Equity in investments	1,403	18

Net income (loss)	$(903)	$439

Basic and diluted weighted average shares outstanding	11,003	9,076
Basic and diluted income (loss) per share	$(0.08)	$0.05

7.     Leasing Activity

        Future minimum base rental payments due to us over the next five years under non-cancelable leases in effect as of December 31, 2005, for our wholly-owned properties are as follows (in thousands):

2006	$49,165
2007	47,613
2008	43,534
2009	31,470
2010	21,545

        As of December 31, 2005, two of our tenants accounted for 10% or more of our aggregate annual rental revenues from our wholly-owned properties. Lawson Associates, Inc., an international provider of business process software solutions, leases approximately 68% of Lawson Commons and accounted for rental revenue of approximately $4.0 million, or approximately 13% of our aggregate annual rental revenues for the year ended December 31, 2005. Phelps Dodge Corporation, an international mineral and chemical producer, leases 100% of the Cyprus Building and accounted for rental revenue of approximately $3.3 million, or approximately 11% of our aggregate annual rental revenues for the year ended December 31, 2005. Our aggregate annual rental revenues do not include our proportionate share of rents from tenant-in-common interests. If our proportionate share of rents from tenant-in-common interests were included in annual rental revenues, Lawson Associates, Inc. would have accounted for 8% and Phelps Dodge Corporation would have accounted for 6% of our aggregate annual rental revenues for the year ended December 31, 2005.

8.     Mortgages Payable

        The following table sets forth our mortgages payable on wholly-owned properties and our tenant-in-common interests in properties as of December 31, 2005 and December 31, 2004:

	Balance
Description			Fixed Interest Rate	Maturity Date
	December 31, 2005	December 31, 2004
	(in thousands)
Minnesota Center(1)	$4,237	$4,289	6.181%	11/1/2010
Enclave(1)	7,107	7,209	5.450%	5/1/2011
St. Louis Place(1)	7,028	7,110	6.078%	7/1/2011
Colorado Property(1)	22,253	22,253	6.075%	9/6/2014
Travis Tower(1)	22,444	22,741	5.434%	10/1/2014
Pratt(1)	18,752	18,752	5.285%	1/11/2015
Ashford	35,400	—	5.020%	2/1/2012
Alamo(1)	9,634	—	5.395%	3/11/2015
Utah Avenue	20,000	—	5.540%	6/15/2015
Downtown Plaza	12,650	—	5.367%	7/1/2015
Lawson Commons	58,300	—	5.528%	8/1/2015
Waterview(2)	26,750	—	5.077%	8/1/2015
Southwest Center(2)	15,375	—	5.077%	8/1/2015
Gateway 23(2)	13,000	—	5.077%	8/1/2015
Gateway 22(2)	9,750	—	5.077%	8/1/2015
Gateway 12(2)	5,875	—	5.077%	8/1/2015
Buena Vista Plaza	22,000	—	5.324%	8/1/2015
One Financial Plaza	43,000	—	5.141%	8/11/2015

	$353,555	$82,354

        Each of the loans is collateralized by the building associated with that loan.

  (1)
  Each tenant-in-common interest holder is a borrower under this loan agreement. The remaining tenant-in-common interest holders acquired their interests in a private offering sponsored by our affiliate, Behringer Harvard Holdings. The amounts shown in the table represent the remaining principal outstanding for our tenant-in-common interest. Certain obligations under the loan are guaranteed by Robert M. Behringer and Behringer Harvard Holdings.

  (2)
  These properties are associated with the Western Office Portfolio Loan.

        On December 30, 2004, we entered into a Revolving Credit Agreement with Bank of America, N.A. for up to $12 million of available borrowings (the "Revolver"). The Revolver has a two-year term with the option to extend for one additional year. The Cyprus Building, which we acquired on December 16, 2004, is subject to a deed of trust to secure payment of the Revolver. We can borrow, repay and reborrow again up to the available borrowing limit. The Revolver allows us to elect, for each advance of funds, an interest rate per annum of the prime rate or an interest rate based on the London Interbank Offered Rate ("LIBOR"), or a combination of each. As of December 31, 2005, we had no outstanding borrowings under the Revolver.

        Our loan agreements stipulate that we comply with certain reporting and financial covenants. These covenants include among other things, notifying the lender of any change in management and maintaining minimum debt service coverage ratios. At December 31, 2005 and December 31, 2004, we were in compliance with each of the debt covenants under our loan agreements.

        The following table summarizes our contractual obligations for principal payments as of December 31, 2005 (in thousands):

Mortgages Payable	Amount
2006	$564
2007	1,220
2008	1,371
2009	1,522
2010	6,845
Thereafter	342,033

Total principal balance	$353,555

9.     Stockholders' Equity

  Capitalization

        As of December 31, 2005, we had 67,863,168 shares of our common stock outstanding, including 22,000 shares owned by Behringer Harvard Holdings and the 10% stock dividend issued in 2005. On May 11, 2005, our Board of Directors declared a special 10% stock dividend for holders on record as of September 30, 2005 to be issued on October 1, 2005. The weighted average shares and earnings per share for each period presented in this report reflect the effects of the stock dividend. As of December 31, 2004, we had 13,109,282 shares of our common stock outstanding, including 20,000 shares owned by Behringer Harvard Holdings. As of December 31, 2005and 2004, we had no shares of preferred stock issued and outstanding. On May 27, 2004, the independent members of the Board of Directors were granted options to purchase a total of 9,000 shares of our common stock at an exercise price of $12.00 per share under our Non-Employee Director Option Plan. These options vested on May 27, 2005 and expire on May 27, 2009. On May 31, 2005, the independent members of the Board of Directors were granted options to purchase a total of 15,000 shares of our common stock at an exercise price of $9.10 per share under the 2005 Incentive Award Plan. These options vest on May 31, 2006 and expire on May 31, 2015. As of December 31, 2005, all 24,000 stock options were outstanding and none had been exercised. As of December 31, 2005 682,670 warrants from the Initial Offering had been issued for the benefit of participating individual broker-dealers. As of December 31, 2004, there were 523,571 warrants from the Initial Offering issued for the benefit of participating individual broker-dealers. In conjunction with the July 28, 2005 acquisition of Buena Vista Plaza, 393,260 units of limited partnership interests in Behringer OP I were issued at $8.90 per unit. As of December 31, 2005, 432,586 units of limited partnership interests in Behringer OP I had been issued, which includes the 10% stock dividend issued October 1, 2005. These limited partnership interests are convertible into an equal number of shares of our common stock.

  Share Redemption Program

        Our board of directors has authorized a share redemption program for investors who hold their shares for more than one year. The purchase price for the redeemed shares is set forth in the prospectus for our Current Offering of common stock as supplemented from time to time. Our board of directors reserves the right in its sole discretion at any time, and from time to time, to (1) waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend or amend the share redemption program. Under the terms of the plan, during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption. In addition, our board of directors will determine whether we have sufficient cash from operations to repurchase shares, and such purchases will generally be limited to 1% of operating cash flow for the previous fiscal year plus proceeds of our distribution reinvestment plan. We redeemed approximately 149,929 shares for approximately $1.4 million in the year ended December 31, 2005. We redeemed approximately 33,152 shares for approximately $332,000 in the year ended December 31, 2004.

  Distributions

        We initiated the payment of monthly distributions in November 2003 in the amount of a 7% annualized rate of return, based on an investment in our common stock of $10.00 per share and calculated on a daily record basis of $0.0019178 per share. We have a distribution reinvestment plan ("DRIP") whereby stockholders may elect to reinvest any cash distribution in additional shares of common stock. We record all distributions when declared, except that the stock issued through the DRIP is recorded when the shares are actually issued. In 2005, approximately $125,000 of distributions declared in connection with our limited partnership units are recorded as a reduction to minority interest. Of the amounts distributed by us in 2005, 72% represented a return of capital and 28% were distributions from the taxable earnings of real estate operations. The following are the distributions declared during the years ended December 31, 2005 and 2004 (in thousands):

2005	Total	Cash	DRIP
4th Quarter	$11,382	$5,579	$5,803
3rd Quarter	7,210	3,621	3,589
2nd Quarter	4,269	2,227	2,042
1st Quarter	2,730	1,472	1,258

	$25,591	$12,899	$12,692

2004	Total	Cash	DRIP
4th Quarter	$1,875	$1,041	$834
3rd Quarter	1,089	620	469
2nd Quarter	554	327	227
1st Quarter	266	161	105

	$3,784	$2,149	$1,635

10.   Stock Plans

        Our shareholders have approved and adopted the 2005 Incentive Award Plan, which allows for equity-based incentive awards to be granted to our employees, directors and consultants and employees, directors and consultants of our subsidiaries. The 2005 Incentive Award Plan replaced the Non-Employee Director Stock Option Plan, the Non-Employee Director Warrant Plan and the 2002 Employee Stock Option Plan, each of which was terminated upon the approval of the 2005 Incentive Award Plan. As of December 31, 2005, we had issued to the independent members of the Board of Directors options to purchase 9,000 shares of our common stock at $12.00 per share as part of the Non-Employee Director Stock Option Plan and 15,000 shares of our common stock at $9.10 per share as part of the 2005 Incentive Award Plan. All of these options were anti-dilutive for the years ended December 31, 2005, 2004 and 2003.

11.   Related Party Transactions

        Certain of our affiliates received fees and compensation in connection with the Initial Offering, and in connection with the acquisition, management and sale of our assets. The following is a summary of the related party fees and compensation we incurred during the years ended December 31, 2005 and 2004 (in thousands):

for the year ended December 31, 2005	Total incurred	Total reduction of additional paid-in capital	Total capitalized to investments in tenant-in-common interests	Total capitalized to deferred financing fees	Total capitalized to real estate	Total expensed
Behringer Securities, commissions and dealer manager fees	$42,983	$42,983	$—	$—	$—	$—
Behringer Advisors, reimbursement of organization and offering expenses	9,835	9,835	—	—	—	—
Behringer Advisors, acquisition, advisory fees and expenses	16,791	—	384	—	16,407	—
HPT Management LP, property management and leasing fees	1,502	—	—	—	—	1,502
Behringer Advisors, asset management fee	1,857	—	—	—	—	1,857
Behringer Advisors, debt financing fee	2,717	—	—	2,717	—	—

Total	$75,685	$52,818	$384	$2,717	$16,407	$3,359

for the year ended December 31, 2004	Total incurred	Total reduction of additional paid-in capital	Total capitalized to investments in tenant-in-common interests	Total capitalized to deferred financing fees	Total capitalized to real estate	Total expensed
Behringer Securities, commissions and dealer manager fees	$11,379	$11,379	$—	$—	$—	$—
Behringer Advisors, reimbursement of organization and offering expenses	3,040	2,822	—	—	—	218
Behringer Advisors, acquisition, advisory fees and expenses	5,103	—	4,410	—	693	—
HPT Management LP, property management and leasing fees	205	—	—	—	—	205
Behringer Advisors, asset management fee	90	—	—	—	—	90
Behringer Advisors, debt financing fee	782	—	—	782	—	—

Total	$20,599	$14,201	$4,410	$782	$693	$513

        Behringer Securities LP ("Behringer Securities"), our affiliated dealer manager for the Offerings, receives commissions of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. In connection with the Initial Offering, up to 2.5% of gross proceeds before reallowance to participating broker-dealers were paid to Behringer Securities as a dealer manager fee; except that this dealer manager fee was reduced to 1% of the gross proceeds of purchases made pursuant to our distribution reinvestment plan. In connection with the Current Offering, up to 2% of gross proceeds before reallowance to participating broker-dealers are paid to Behringer Securities as a dealer manager fee; except that no dealer manager fee will be paid on purchases made pursuant to our distribution reinvestment plan. Behringer Securities reallows all of its commissions of up to 7% of gross offering proceeds to participating broker-dealers and reallows a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement. In the year ended December 31, 2005, Behringer Securities' commissions and dealer manager fees totaled approximately $33.1 million and approximately $9.9 million, respectively and were recorded as a reduction of additional paid-in capital. In the year ended December 31, 2004, Behringer Securities' commissions and dealer manager fees totaled approximately $8.3 million and approximately $3.1 million, respectively and were recorded as a reduction of additional paid-in capital.

        Behringer Advisors, our affiliated advisor, or its affiliates, received up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the Initial Offering. Reimbursement of organization and offering expenses incurred in connection with the Current Offering are made at the rate of 2% of gross offering proceeds; except that no organization and offering expenses are reimbursed with respect to purchases made pursuant to our distribution reinvestment plan. As of December 31, 2005, approximately $11.8 million of organization and offering expenses had been incurred by Behringer Advisors on our behalf. As of December 31, 2005, organization and offering expenses reimbursable by us totaled $13.1 million, including $12.8 million reimbursed and $0.3 million of reimbursements payable. Reimbursements by us as of December 31, 2005 exceeded payments made by Behringer Advisors by approximately $1.0 million. The $1.0 million overfunding, net of the $0.3 million reimbursement payable, are included in "Payables to affiliates" on our balance sheet as of December 31, 2005. Of the approximately $13.1 million of organization and offering expenses to be reimbursed by us through December 31, 2005, approximately $12.8 million had been recorded as a reduction of additional paid-in capital and approximately $235,000 had been expensed as organizational costs. For the year ended December 31, 2005, $9.8 million of organization and offering expenses were to be reimbursed by us, of which all was recorded as a reduction of additional paid-in capital. For the year ended December 31, 2004, approximately $3.0 million of organization and offering expenses were reimbursed by us, of which approximately $2.8 million was recorded as a reduction of additional paid-in capital and approximately $218,000 was expensed as organizational costs. In the year ended December 31, 2003, we expensed approximately $17,000 as organizational costs. Behringer Advisors or its affiliates determines the amount of organization and offering expenses owed based on specific invoice identification as well as an allocation of costs to us and other Behringer Harvard programs, based on respective equity offering results of those entities.

        In connection with the Initial Offering and for acquisitions made prior to February 11, 2005, Behringer Advisors or their affiliates also received acquisition and advisory fees of up to 3% of the contract purchase price of each asset for the acquisition, development or construction of real property or, with respect to any mortgage loan, up to 3% of the funds advanced for the purchase or making of a mortgage loan. In connection with the Current Offering, such fees have been reduced to 2.5% for acquisitions made on or after February 11, 2005. Behringer Advisors or their affiliates also received up to 0.5% of the contract purchase price of the real estate assets we acquired or, with respect to the making or purchase of a mortgage loan up to 0.5% of the funds advanced, for reimbursement of expenses related to making investments. In the year ended December 31, 2005, Behringer Advisors earned approximately $16.8 million in acquisition and advisory fees for the investments we acquired. In the year ended December 31, 2004, Behringer Advisors earned approximately $5.1 million in acquisition and advisory fees for the investments we acquired. We capitalized these fees as part of our real estate or investments in tenant-in-common interests.

        We have paid and expect to pay in the future HPT Management LP ("HPT Management"), our affiliated property manager, fees for the management and leasing of our properties, which may be subcontracted to unaffiliated third parties. Such fees are expected to equal 3% of gross revenues of the respective property, plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the respective property. We incurred and expensed fees of approximately $1.5 million in the year ended December 31, 2005 for the services provided by HPT Management in connection with our real estate and tenant-in-common investments. We incurred and expensed fees of approximately $205,000 in the year ended December 31, 2004 for the services provided by HPT Management in connection with our tenant-in-common investments and other real estate investments. In the year ended December 31, 2003, we incurred and expensed fees of approximately $7,000 for the services provided by HPT Management in connection with our tenant-in-common investment.

        In connection with the Initial Offering, we have paid Behringer Advisors an annual advisor asset management fee of 0.5% of aggregate asset value for periods prior to March 2005. Any portion of the asset management fee may be deferred and paid in a subsequent year. In connection with the Current Offering, such fees have been increased to 0.6% of aggregate asset value for periods starting after February 2005. In the year ended December 31, 2005, we incurred and expensed approximately $1.9 million of advisor asset management fees. In the year ended December 31, 2004, we incurred and expensed approximately $90,000 of advisor asset management fees and in the year ended December 31, 2003, we incurred and expensed approximately $3,000 of advisor asset management fees.

        We pay Behringer Advisors or their affiliates a debt financing fee equal to 1% of the amount available under any debt made available to us. In the year ended December 31, 2005, we incurred approximately $2.7 million of such debt financing fees. In the year ended December 31, 2004 we incurred approximately $782,000 of such debt financing fees.

        Behringer Advisors or their affiliates will also be paid fees if the advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more properties. In such event, we will pay the advisor an amount not exceeding the lesser of: (A) one-half of the brokerage commission paid, or (B) 3% of the sales price of each property sold, provided that such fee will be subordinated to distributions to investors from sales proceeds of an amount which, together with prior distributions to the investors, will equal (1) 100% of their capital contributions plus (2) a 9% annual, cumulative, non-compounded return on their capital contributions. Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied. In addition, after investors have received a return of their net capital contributions and a 9% annual, cumulative, non-compounded return, then Behringer Advisors is entitled to 15% of remaining net sales proceeds. Subordinated participation in net sales proceeds that are not payable at the date of sale, because investors have not yet received their required minimum distribution, will be deferred and paid at such time as the subordination conditions have been satisfied.

        Upon listing of our common stock on a national securities exchange or inclusion for quotation on The Nasdaq Stock Market, a listing fee will be paid to Behringer Advisors equal to 15% of the amount by which the market value of our outstanding stock plus distributions we paid prior to listing exceeds the sum of (i) the total amount of capital raised from investors and (ii) a 9% annual, cumulative, non-compounded return to investors on their capital contributions. Upon termination of the Advisory Agreement with Behringer Advisors, a performance fee will be paid to Behringer Advisors of 15% of the amount by which our appraised asset value at the time of such termination exceeds the aggregate capital contributions contributed by investors plus payment to investors of a 9% annual, cumulative, non-compounded return on the capital contributed by investors. No performance fee will be paid if we have already paid or become obligated to pay Behringer Advisors a listing fee. Persons independent of us and independent of our advisor will perform such appraisal of our asset value.

        We will reimburse Behringer Advisors for all expenses it pays or incurs in connection with the services it provides to us, subject to the limitation that we will not reimburse for any amount by which the advisor's operating expenses (including the asset management fee) at the end of the four fiscal quarters immediately preceding the date reimbursement is sought exceeds the greater of: (i) 2% of our average invested assets, or (ii) 25% of our net income for that four quarter period other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and any gain from the sale of our assets for that period.

        We are dependent on Behringer Advisors, Behringer Securities and HPT Management for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities. In the event that these companies were unable to provide us with the respective services, we would be required to obtain such services from other sources.

        At December 31, 2005 we had a payable to affiliates balance of approximately $618,000. This balance consists of commissions and dealer manager fees payable to Behringer Securities, property management fees for our wholly-owned properties due to HPT Management, partially offset by the excess organization and offering expenses paid to Behringer Advisors. At December 31, 2004 we had a receivable from affiliates balance of approximately $201,000. This balance was primarily a receivable from State Farm Life Insurance Company related to the acquisition of Enclave on the Lake. This receivable was collected in April 2005.

12.   Commitments and Contingencies

        On January 28, 2004, we entered into an agreement with Behringer Harvard Holdings (the "Accommodation Agreement") whereby we would provide loan guarantees to Behringer Harvard Holdings, so that Behringer Harvard Holdings may use such loan guarantees to secure short-term loans from lenders to fund acquisition and syndication costs related to acquiring real estate projects for tenant-in-common syndication. Each guaranty will be for a period not to exceed six months and shall be limited to no more than $1 million. Behringer Harvard Holdings must pay us a 1% fee of any loan we guarantee for each six-month period. Behringer Harvard Holdings has granted us a security interest in each purchase agreement entered into with respect to a project for which we make a guaranty. If Behringer Harvard Holdings fails to acquire such project, they shall transfer all of their rights under the purchase agreement to us and cooperate with us to obtain an extension of the purchase agreement with the seller. During February 2004, we placed $2.5 million in restricted money market accounts with lenders as security for funds to be advanced to Behringer Harvard Holdings for future loans. As of December 31, 2005 and 2004, we had no guarantees outstanding on borrowings by Behringer Harvard Holdings.

        On August 9, 2004, the Accommodation Agreement was amended and restated to include 1) options to extend the six month guaranty period for one or more additional six-month periods, with an additional 1% fee payable on the date of each extension; and 2) the option for our guarantees to include the guarantee of bridge loans. A bridge loan, as defined in the Amended and Restated Accommodation Agreement, is any loan pursuant to which Behringer Harvard Holdings acquires an interest in respect of a project, which interest is intended to be sold in a tenant-in-common offering. Each bridge guaranty is limited to no more than the obligations under the bridge loan. The term and fees associated with the bridge guarantees are the same as those of the other guarantees allowed under this agreement. We and our affiliates have the right, but not an obligation, to purchase up to a 5% interest in each project with respect to which we made a guaranty. Our purchase price for each 1% interest in a project will equal the price paid by Behringer Harvard Holdings, plus a pro rata share of the closing costs. As of January 1, 2006, we have terminated the Accommodation Agreement.

        On August 13, 2004, we entered into an Extended Rate Lock Agreement with Bear Stearns Commercial Mortgage, Inc. ("Rate Lock No. 1") to lock a base interest rate of 5.43% for up to $60.0 million in borrowings. On May 31, 2005, we entered into an additional Extended Rate Lock Agreement ("Rate Lock No. 2") with Bear Stearns Commercial Mortgage to lock a base interest rate of 5.11% for an additional $60.0 million in borrowings.

        Under the terms of Rate Lock No.1 and No. 2 we were required to maintain certain cash deposits with Bear Stearns Commercial Mortgage, Inc. Additionally, we have made payments to extend both agreements for periods beyond their respective initial terms. The deposits are refundable to us in amounts equal to 2% of any loans funded under the agreement and, at our election, the extension payments have and will be refunded to us in exchange for a 3.75 basis point increase in the interest rate for every two extension payments made. If we are unable to use Rate Lock No. 1 and 2 for any reason, other than the willful default of the lender, we are responsible for any interest rate hedging losses incurred by Bear Stearns Commercial Mortgage in connection with these transactions.

        As of December 31, 2005, we have closed loans using the entire commitment under Rate Lock No. 1 and $33.0 million under Rate Lock No. 2, leaving $27.1 million of available borrowings under Rate Lock No. 2. In connection with the closings to date under Rate Lock No. 1 and No.2, we elected to receive refunds of $1.4 million of previously paid extension fees.

        Extension fees in the amount of $525,000 paid though December 31, 2004 were previously expensed as "Rate lock extension fees" in our Statement of Operations. Extension payments in the amount of $450,000 for the three months ended June 30, 2005, were recorded as "Loan deposits" on our balance sheet. In the year ended December 31, 2005, the "Rate lock extension fees" previously expensed in 2004 have been refunded to us and are reflected as "Rate lock extension recoveries" in our Statement of Operations.

        On June 6, 2005, we entered into an Extended Rate Lock Agreement ("Citigroup Rate Lock No. 1") with Citigroup Global Markets, Inc. ("Citigroup") to lock a base interest rate of 4.36% for up to $50.0 million in future borrowings. Under the terms of Citigroup Rate Lock No. 1, we are required to maintain certain cash deposits with Citigroup. In addition, we are required to pay rate lock fees for every 30-day period during the 360-day term of the agreement. As of December 31, 2005, deposits and rate lock fees under Citigroup Rate Lock No. 1 totaled $1.0 million and $375,000, respectively and both are recorded as "Loan deposits" on our balance sheet. As of December 31, 2005, no loans had been closed under Citigroup Rate Lock No. 1.

        On December 28, 2005, we entered into an Extended Rate Lock Agreement (the "JPMorgan Rate Lock") with JPMorgan Chase Bank ("JPMorgan") to lock a base interest rate for up to $75.0 million in future borrowings. The base rate will be determined at the time that we enter into a loan using this agreement. As of December 31, 2005, deposits under the JPMorgan Rate Lock totaled $1.5 million and are recorded as "Loan deposits" on our balance sheet. As of December 31, 2005, no loans had been closed under the JPMorgan Rate Lock.

13.   Fair Value Disclosure of Financial Instruments

        We determined the following disclosure of estimated fair values using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        Cash and cash equivalents and restricted cash are short term and/or highly liquid in nature. Accordingly, fair value approximates the carrying values of these items.

        The mortgages payable totaling approximately $353.6 million as of December 31, 2005 have a fair value of approximately $359.1 million based upon interest rates for mortgages with similar terms and remaining maturities that management believes we could obtain. The mortgages payable totaling approximately $82.4 million as of December 31, 2004 had a fair value of approximately $84.9 million based upon interest rates for mortgages with similar terms and remaining maturities that management believes could have been obtained as of that date.

        The fair value estimate presented herein is based on information available to our management as of December 31, 2005 and 2004. Although our management is not aware of any factors that would significantly affect the estimated fair value amount, such amount has not been comprehensively revalued for purposes of these consolidated financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

14.   Quarterly Results (Unaudited)

        Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2005 and 2004 (in thousands except per share data):

	2005 Quarters Ended
	March 31	June 30	September 30	December 31
Revenues	$2,053	$3,687	$10,729	$14,588
Net loss	(1,884)	(810)	(640)	(2,388)
Weighted average shares outstanding (1)	17,328	26,736	44,267	64,007
Basic and diluted loss per share	$(0.11)	$(0.03)	$(0.01)	$(0.04)
	2004 Quarters Ended
	March 31	June 30	September 30	December 31
Revenues	$—	$—	$—	$130
Net loss	(148)	(226)	(450)	(715)
Weighted average shares outstanding (1)	1,662	3,466	6,768	11,665
Basic and diluted loss per share	$(0.09)	$(0.07)	$(0.07)	$(0.06)

(1)
On May 11, 2005, our Board of Directors declared a special 10% stock dividend for holders on record as of September 30, 2005 issued October 1, 2005. The weighted average shares for each period presented reflects this adjustment.

15.   Subsequent Events

        On January 11, 2006, we acquired a single-story office building containing approximately 333,375 rentable square feet (unaudited) located on approximately 33 acres (unaudited) of land in Cherry Hill, New Jersey ("Woodcrest Center"). The purchase price of Woodcrest Center was approximately $70.0 million, excluding closing costs. We used borrowings of $50.4 million under a loan agreement with Citigroup Global Markets

Realty Corp. to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering.

        On January 24, 2006, we entered into a loan agreement for $30.3 million under a loan agreement with Citigroup Global Markets Realty Corp. Riverview Tower, which we acquired on October 5, 2005, is held as collateral for this loan.

        On February 10, 2006, we acquired a forty-story office building containing approximately 1,024,627 rentable square feet (unaudited) located on approximately 2.242 acres (unaudited) of land in Fort Worth, Texas ("Burnett Plaza"). The purchase price of Burnett Plaza was approximately $177.5 million, including closing costs. We assumed borrowings of $114.2 million under a loan agreement with Bank of America to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering.

        On March 14, 2006, we acquired two three-story office building containing approximately 227,486 rentable square feet total (unaudited) located on approximately 12.1 acres (unaudited) of land in Houston, Texas ("10777 Clay Road"). The purchase price of 10777 Clay Road was approximately $25.2 million, excluding closing costs. We used borrowings of $16.3 million under a loan agreement with JP Morgan Chase Bank, N.A. to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering.

        On March 22, 2006, we sold 1,000 shares of our non-participating, non-voting, convertible stock to Behringer Advisors for $1,000.

        On March 29, 2006 we filed a Post-Effective Amendment No. 1 to the Form S-3 Registration Statement to convert the Current Offering to a Registration Statement on Form S-11.

16.   Stock Dividend

        On May 11, 2005, our Board of Directors declared a special 10% stock dividend for holders on record as of September 30, 2005, with an issue date of October 1, 2005. In accordance with FASB No. 128, "Earnings per Share," we are required to reflect the effects of the stock dividend in our weighted average shares outstanding for each of the periods presented in our financial statements. Therefore, the earnings per share for each period presented reflects the effects of the stock dividend.

17.   Revisions to Consolidated Statements of Operations and Cash Flows for the years ended December 31, 2004 and 2003

        Certain financial information for previous fiscal years has been revised to conform to the current year presentation. We revised the presentation of our Consolidated Statements of Operations to remove the operating loss subtotal and the other income caption and related subtotal. In addition, we revised our Consolidated Statements of Cash flows for the year ended December 31, 2004 and 2003 to appropriately classify approximately $183,000 and $82,000, respectively, of distributions that represented a return of investment from our tenant-in-common interests accounted for using the equity method as "Cash flows from investing activities," rather than "Cash flows from operating activities." We also revised the presentation of our Consolidated Statement of Cash Flows for the year ended December 31, 2004 to appropriately classify approximately $1.5 million of distributions from our tenant-in-common interests as "Return of investments in tenant-in-common interests" rather than as "Purchase of tenant-in-common interests," both of which are included in "Cash flows from investing activities." We also revised the presentation of our Consolidated Statement of Cash Flows for the year ended December 31, 2004 to appropriately classify the use of approximately $1.8 million related to loan deposits as "Cash flows from financing activities" rather than "Cash flows from investing activities," and to appropriately classify the use of approximately $2.5 million related to restricted cash as "Cash used in investing activities" rather than "Cash used in financing activities.". These revisions to the historical presentation do not reflect a material change to the information presented in the Consolidated Statements of Operations or the Statements of Cash Flows as originally filed.

*****

Report of Independent Auditors

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.:

        In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of tenant-in-common interests and of cash flows present fairly, in all material respects, the combined financial position of the tenant-in-common interest holders of the Colorado Building at December 31, 2004, and the results of its operations and its cash flows for the period from August 10, 2004 (date of acquisition) through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These combined financial statements are the responsibility of the tenant-in-common interest holders' management. Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
March 31, 2005
Dallas, Texas

The Colorado Building, Tenant-in-Common Interests
Combined Balance Sheets
(in thousands)

	as of December 31, 2005	as of December 31, 2004
	(unaudited)	(audited)
Assets
Real estate
Land	$13,328	$13,328
Building, net	29,025	30,115

Total real estate	42,353	43,443
Acquired lease intangibles, net	5,027	5,845
Cash and cash equivalents	—	60
Restricted cash	3,082	3,629
Accounts receivable, net	373	290
Prepaid expenses	22	32

Total assets	$50,857	$53,299

Liabilities and tenant-in-common interests
Accounts payable and accrued expenses	$292	$410
Accrued property tax	157	160
Acquired below market lease intangibles, net	1,409	1,745
Tenant security deposits	203	203
Prepaid rent	44	23

Total liabilities	2,105	2,541
Tenant-in-common interests	48,752	50,758

Total liabilities and tenant-in-common interests	$50,857	$53,299

The Colorado Building, Tenant-in-Common Interests
Combined Statements of Operations
(in thousands)

	Year ended December 31, 2005	Date of acquisition (August 10, 2004) through December 31, 2004
	(unaudited)	(audited)
Rental revenue	$4,778	$1,649

Operating costs and expenses:
General and operating expenses	765	322
Utilities	348	134
Real estate taxes	669	247
Depreciation and amortization	1,998	670

Total operating costs and expenses	3,780	1,373

Net income	$998	$276

The Colorado Building, Tenant-in-Common Interests
Combined Statements of Tenant-in-Common Interests
(in thousands)

Initial acquisition of tenant-in-common interests on August 10, 2004	$50,994
Distributions to tenant-in-common interests	(512)
Net income allocated to tenant-in-common interests	276

Combined tenant-in-common interests at December 31, 2004	$50,758

Distributions to tenant-in-common interests	(3,004)
Net income allocated to tenant-in-common interests	998

Combined tenant-in-common interests at December 31, 2005	$48,752

The Colorado Building, Tenant-in-Common Interests
Combined Statements of Cash Flows
(in thousands)

	Year ended December 31, 2005	Date of acquisition (August 10, 2004) through December 31, 2004
	(unaudited)	(audited)
Cash flows from operating activities:
Net income	$998	$276
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,813	582
Bad debt expense (recovery)	(17)	17
Changes in assets and liabilities:
Accounts receivable	(66)	(306)
Prepaid expenses	10	137
Addition of lease intangibles	(104)	—
Accounts payable and accrued liabilities	(100)	(301)

Net cash provided by operating activities	2,534	405

Cash flows from investing activities:
Purchase of Colorado tenant-in-common interests	—	(50,994)
Additions to real estate	(137)	(99)
Change in restricted cash	547	266

Net cash provided by (used in) investing activities	410	(50,827)

Cash flows from financing activities:
Contributions from tenants-in-common	—	50,994
Distributions to tenants-in-common	(3,004)	(512)

Net cash provided by (used in) financing activities	(3,004)	50,482

Net change in cash and cash equivalents	(60)	60
Cash and cash equivalents, beginning of period	60	—

Cash and cash equivalents, end of period	$—	$60

The Colorado Building Tenant-in-Common Interests
Notes to Combined Financial Statements

1.     Organization

        On August 10, 2004, several unrelated parties acquired an undivided 100% tenant-in-common interest in an office building in Washington D.C. (the "Colorado Building"). Behringer Harvard REIT I, Inc. (the "REIT") acquired a 79.4752% tenant-in-common interest and the remaining 20.5248% tenant-in-common interest was acquired by several unaffiliated persons. These combined financial statements represent 100% of the combined tenant-in-common-interests in the Colorado Building for the period from August 10, 2004 through December 31, 2004 and are being presented to satisfy certain of reporting requirements of the REIT.

        The tenant-in-common interest holders acquired the Colorado Building at a cost of approximately $51.0 million which was funded by approximately $23.0 million in cash and $28.0 million in borrowings by the individual tenant-in-common interest holders. The purchase price was allocated to assets and liabilities acquired as follows (in thousands):

Land	$13,328
Building	30,459
Lease intangibles, net	4,303
Cash and restricted cash	3,896
Miscellaneous other assets and liabilities	(992)

Real estate, net	$50,994

        The tenant-in-common interest holders have entered into a tenant-in-common agreement (the "TIC Agreement") under which each of the tenants-in-common are each obligated to pay their pro-rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of the Colorado Building. Additionally, all tenant-in-common interest holders must approve certain major decisions relating to the Colorado Building including the sale, exchange, lease, release, any loans or modifications of any loans collateralized by the Colorado Building, the approval of the property management agreement and any extension, renewal or modification thereof. Each tenant-in-common interest holder may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the Colorado Building or any part thereof, provided that any transferee shall take such interest subject to the Colorado Building TIC Agreement. Under the Colorado Building TIC agreement all income, expenses, losses, liabilities and cash flows from the Colorado Building are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenant-in-common interest holders have also individually entered into a property asset and management agreement (the "Management Agreement") with one of our affiliates.

        These combined financial statements exclude the $28 million of borrowings (the "Colorado Building Loan") with Greenwich Capital Financial Products, Inc. (the "Lender"), which was used to partially fund the cost of the Colorado Building, and the related interest expense, which is the obligation of the individual tenant-in-common interest holders. These combined financial statements also exclude property and asset management fees expense as the Management Agreement is the responsibility of the individual tenant-in-common interest holders and not of the combined tenant-in-common interests.

2.     Summary of Significant Accounting Policies

  Real Estate

        Upon the acquisition of the Colorado Building, the purchase price was allocated to the tangible assets acquired, consisting of land and building, and identified intangible assets. Identified intangible assets consisted of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships.

        The fair value of the tangible assets acquired, consisting of land and building, was determined by valuing the property as if it were vacant, and the "as-if-vacant" value was then allocated to land and building. The land value was derived from appraisals, and the building value was calculated as replacement cost less depreciation or management's estimates of the relative fair value of this asset using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

        The value of above-market and below-market in-place leases for the property was determined based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. The fair values of above-market and below-market leases were recorded as intangible assets or intangible liabilities, respectively, and are amortized as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired were further allocated to in-place lease values, in-place tenant improvements, in-place leasing commissions and tenant relationships based on an evaluation of the specific characteristics of the tenants' leases and the overall relationship with the tenants. The aggregate value for tenant improvements and leasing commissions were based on estimates of these costs incurred at acquisition of the acquired leases, amortized through the date of acquisition. The aggregate value of the in-place leases acquired and tenant relationships were determined by applying a fair value model. The estimates of fair value of the in-place leases included an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, the Colorado Building included such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up periods based on current market conditions. The estimates of fair value of the tenant relationships also included costs to execute similar leases including leasing commissions, legal fees and tenant improvements, as well as an estimate of the likelihood of renewal as determined by the management on a tenant-by-tenant basis.

        The value of the in-place leases and in-place tenant improvements are amortized to expense over the initial terms of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the related lease intangibles would be charged to expense.

        Real estate is stated at the lower of depreciated cost or net realizable value. In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment and Disposal of Long-Lived Assets, impairment losses on long-lived assets used in operations will be recorded when events and circumstances indicate that the assets might be impaired and the estimated undiscounted cash flows, without interest charges to be generated by those assets are less than the carrying amounts of those assets. The property is reviewed periodically to determine if its carrying costs will be recovered from future operating cash flows. In cases where the carrying costs are not expected to be recovered, an impairment loss will be recognized.

        Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and the related accumulated depreciation will be removed from the accounts and the gain or loss will be reflected in net income.

  Cash and Cash Equivalents

        For purposes of reporting cash flows, cash and cash equivalents consist of cash on hand and investments with maturities of three months or less when purchased.

  Concentration of Credit Risk

        At various times throughout the year, cash and cash equivalents are maintained in accounts with various financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. The financial stability of these financial institutions is regularly monitored and management does not believe there is a significant credit risk associated with deposits in excess of federally insured amounts.

  Restricted Cash

        Cash held in escrow includes deposits held for future building improvements and deposits for real estate taxes.

  Allowance for Doubtful Accounts

        Accounts receivable are reduced by an allowance for amounts estimated to be uncollectible. Accounts receivable consists primarily of accrued rental rate increases to be received over the life of in-place leases as well as rents and operating cost recoveries due from tenants. The adequacy of the allowance for doubtful accounts is regularly evaluated, considering factors such as the credit quality of tenants, delinquency of payments, historical trends and current economic conditions.

  Rental Revenue

        Rental income is recognized on a straight-line basis over the term of the leases as earned. Tenant reimbursement income represents operating costs passed through to tenants and is recorded as earned. Accruable rental income represents rental income earned in excess of rent payments received pursuant to the terms of the lease agreements. The aggregate net rental revenue increase resulting from straight-line adjustments was approximately $93,000 for the year ended December 31, 2005 and approximately $76,000 for the period from August 10, 2004 (date of acquisition) through December 31, 2004.

  Income Taxes

        No provision for income taxes is necessary in these financial statements because, as a tenant-in-common interest, the tax effect of its activities accrues to the individual tenant-in-common interest holders.

  Use of Estimates

        The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Commitments and Contingencies

        From time to time, the tenant-in-common interest may be exposed to litigation arising from operations of business in the ordinary course of business. Management does not believe that resolution of these matters will have a material adverse impact on the combined financial condition or results of operations.

  Risks and Uncertainties

        The tenants-in-common are exposed to the impact in the creditworthiness of our tenants. These risks are managed by regularly evaluating the risk exposure, and taking the appropriate measures to mitigate the risks.

  New Accounting Pronouncements

        FASB Statement No. 154, "Accounting Changes and Error Corrections," a replacement of APB Opinion No. 20 and FASB Statement No. 3, was issued in May 2005. The Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. This Statement is not expected to have a material effect on the financial condition, results of operations, or liquidity of the Colorado Building.

3.     Depreciation and Amortization

        The following table provides information related to the accumulated depreciation and amortization of the Colorado Building (in thousands).

2005 (unaudited)	Buildings and Improvements	Acquired Above-Market and In-Place Leases	Acquired Below-Market Leases
Cost	$30,657	$6,264	$(1,857)
Less: depreciation and amortization	(1,632)	(1,237)	448

Net	$29,025	$5,027	$(1,409)
2004 (audited)	Buildings and Improvements	Acquired Above-Market and In-Place Leases	Acquired Below-Market Leases
Cost	$30,520	$6,160	$(1,857)
Less: depreciation and amortization	(405)	(315)	112

Net	$30,115	$5,845	$(1,745)

        Depreciation expense for the year ended December 31, 2005 was approximately $1.2 million. Depreciation expense for the period from August 10, 2004 (date of acquisition) through December 31, 2004 was approximately $405,000. Amortization (accretion) of intangibles of approximately $771,000 and ($184,000) is included in depreciation and amortization and rental income, respectively, on the accompanying combined statement of operations for the year ended December 31, 2005. Amortization (accretion) of intangibles of approximately $256,000 and ($61,000) is included in depreciation and amortization and rental income, respectively, on the accompanying combined statement of operations for the period from August 10, 2004 (date of acquisition) through December 31, 2004.

        Anticipated amortization for each of the following five years ended December 31 is as follows (in thousands):

Lease Intangibles
2006	$587
2007	587
2008	587
2009	587
2010	587

4.     Accounts Receivable

        Accounts receivable are comprised of the following (in thousands):

	December 31, 2005	December 31, 2004
	(unaudited)	(audited)
Rents and services receivable	$203	$230
Accruable rental income	170	77

	373	307
Allowance for doubtful accounts	—	(17)

Accounts receivable, net	$373	$290

        Bad debt expense (recovery) was approximately ($17,000) and $17,000 for the year ended December 31, 2005 and the period from August 10, 2004 (date of acquisition) through December 31, 2004, respectively, and each is included in general and operating expenses on the accompanying statement of operations.

5.     Leasing Activities

        The Colorado Building leases the building to tenants under operating leases with termination dates extending through the year 2018. Minimum future rentals on non-cancelable leases for tenants occupying space at December 31, 2005, for the next five years excluding tenant reimbursements for increases in operating expenses, are as follows (in thousands):

2006	$4,502
2007	4,621
2008	4,061
2009	3,306
2010	1,919

6.     Items not reflected in combined financial statements

        In connection with the acquisition of the Colorado Building, each tenant-in-common interest holder is party to a $28 million mortgage loan that is collateralized by each tenant-in-common interest holder's undivided interest in the Colorado Building. The mortgage loan bears interest at an annual rate of 6.075% and requires monthly interest-only payments until October 2009, at which time monthly payments of principal and interest in the amount of approximately $72,000 are required. The loan matures in 2014 and is subject to certain debt service coverage ratio requirements, with which the Colorado Building is compliant as of December 31, 2005 and 2004. Interest expense on this mortgage loan was approximately $1.7 million for the year ended December 31, 2005 and approximately $664,000 for the period ending December 31, 2004. The mortgage loan and related interest expense is not reflected in these combined financial statements as the debt is jointly and severally liable to each tenant-in-common interest holder and is not the responsibility of the combined tenant-in-common interest holders.

Aggregate principal payments on the mortgage loan at December 31, 2005 are due as follows (in thousands):

Year ending December 31,
2006	$—
2007	—
2008	—
2009	78
2010	320
2011	340
Thereafter	27,262

$28,000

        Behringer Harvard TIC Management Services LP (the "Property Manager"), an affiliate of the REIT, has the sole and exclusive right to manage, operate, lease, and supervise the overall maintenance of the Colorado Building. Under the terms of the Management Agreement, the Property Manager receives a property management fee equal to 3.0% of the monthly gross revenues of the Colorado Building. The Management Agreement with the Property Manager shall terminate on the earlier of (i) the sale of the Colorado Building, (ii) failure by the tenants in common to renew the Management Agreement beyond December 31, 2004 and each anniversary of such date thereafter or (iii) December 31, 2025. Total management fees earned by the Property Manager for the year ended December 31, 2005 were approximately $131,000. Total management fees earned by the Property Manager from August 10, 2004 through December 31, 2004 were approximately $41,000. These fees are not reflected in the accompanying combined financial statements as the fees are the responsibility of the individual tenant-in-common interest holders.

        The Colorado Building also pays Behringer Advisors, our affiliate, an annual advisor asset management fee of 0.5% of the aggregate value of the assets of the Colorado Building. Total asset management fees earned by the Property Manager for the year ended December 31, 2005 were approximately $12,000. Total asset management fees earned by Behringer Advisors during the period from August 10, 2004 through December 31, 2004 were approximately $5,000. These fees are not reflected in the accompanying combined financial statements as the fees are the responsibility of the individual tenant-in-common interest holders.

*****

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.:

We have audited the consolidated financial statements of Behringer Harvard REIT I, Inc. and subsidiaries (the "Company") as of December 31, 2005 and for the year then ended, and have issued our report thereon dated March 29, 2006; such report is included elsewhere in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc. Our audit also included the consolidated financial statement schedule of the Company included elsewhere in this Registration Statement. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion, based on our audit. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/Deloitte & Touche LLP
Dallas, Texas
March 29, 2006

Behringer Harvard REIT I, Inc.
Real Estate and Accumulated Depreciation
Schedule III
December 31, 2005
(in thousands)

				Cost capitalized subsequent to acquisition
		Initial cost			Gross amount carried at close of period (1)
Property Name						Accumulated depreciation	Year of construction	Date acquired	Depreciable life
	Encumbrances	Land	Building
Cyprus Building Englewood, Colorado	$—	$2,056	$15,500	$46	$17,602	$622	1988	12/16/2004	25 years
Ashford Perimter Atlanta, Georgia	35,400	8,800	31,569	702	41,071	1,374	1982	1/6/2005	25 years
Utah Avenue Building El Segundo, California	20,000	16,800	6,917	41	23,758	186	1968	4/21/2005	25 years
Lawson Commons St. Paul, Minnesota	58,300	2,200	75,702	68	77,970	1,515	1999	6/10/2005	25 years
Downtown Plaza Los Angeles, California	12,650	4,610	11,874	68	16,552	243	1982	6/14/2005	25 years
Gateway 12 Diamond Bar, California	5,875	1,600	6,319	10	7,929	105	1999	7/20/2005	25 years
Gateway 22 Diamond Bar, California	9,750	3,862	7,691	17	11,570	129	1999	7/20/2005	25 years
Gateway 23 Diamond Bar, California	13,000	5,295	10,864	23	16,182	182	1999	7/20/2005	25 years
Southwest Center Tigard, Oregon	15,375	2,106	16,317	385	18,808	278	2001	7/20/2005	25 years
Waterview Richardson, Texas	26,750	2,932	28,876	26	31,834	494	1998	7/20/2005	25 years
Buena Vista Plaza Burbank, California	22,000	3,806	28,368	13	32,187	472	1991	7/28/2005	25 years
One Financial Plaza Minneapolis, Minnesota	43,000	10,689	39,482	178	50,349	662	1960	8/2/2005	25 years
Riverview Tower Knoxville, Tennessee	—	2,740	35,181	68	37,989	343	1985	10/5/2005	25 years
G Street Property Washington, D.C.	—	71,739	60,681	18	132,438	203	1969	11/15/2005	25 years

Totals	$262,100	$139,235	$375,341	$1,663	$516,239	$6,808

(1)
The aggregate cost for federal income tax purposes is equal to the gross amount carried at the close of the period.

*****

Behringer Harvard REIT I, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(Unaudited)

	June 30, 2006	December 31, 2005
Assets
Real estate
Land	$212,910	$139,235
Buildings, net	999,199	370,196

Total real estate	1,212,109	509,431
Cash and cash equivalents	36,598	128,742
Restricted cash	71,588	24,964
Accounts receivable, net	7,368	3,736
Prepaid expenses and other assets	1,982	658
Loan deposits	4,161	4,156
Escrow deposits	1,006	3,015
Investments in tenant-in-common interests	139,766	141,405
Deferred financing fees, net	11,554	4,645
Note receivable	3,000	—
Lease intangibles, net	255,832	79,830
Receivables from affiliates	8	—

Total assets	$1,744,972	$900,582

Liabilities and stockholders' equity
Liabilities
Mortgages payable	$998,513	$353,555
Accounts payable	923	896
Payables to affiliates	2,029	618
Acquired below-market leases, net	44,336	11,072
Dividends payable	4,945	3,979
Accrued liabilities	27,198	8,605
Subscriptions for common stock	841	1,054

Total liabilities	1,078,785	379,779
Commitments and contingencies
Minority interest	3,224	3,375
Stockholders' equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—
Common stock, $.0001 par value per share; 349,999,000 shares authorized, 87,739,456 and 67,863,168 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	9	7
Additional paid-in capital	779,258	603,452
Cumulative distributions and net loss	(116,304)	(86,031)

Total stockholders' equity	662,963	517,428

Total liabilities and stockholders' equity	$1,744,972	$900,582

See Notes to Consolidated Financial Statements.

Behringer Harvard REIT I, Inc.
Consolidated Statements of Operations
(in thousands except share and per share amounts)
(Unaudited)

	Three months ended June 30, 2006	Three months ended June 30, 2005	Six months ended June 30, 2006	Six months ended June 30, 2005
Rental revenue	$31,892	$3,688	$54,452	$5,740
Expenses
Property operating expense	6,317	739	10,858	1,049
Interest expense	9,136	2,105	15,798	3,843
Rate lock extension expense	—	—	—	450
Real estate taxes	3,975	452	6,839	737
Property management fees	1,077	254	1,846	432
Asset management fees	1,130	218	1,130	393
General and administrative	304	412	657	682
Depreciation and amortization	15,126	1,573	25,188	3,167

Total expenses	37,065	5,753	62,316	10,753

Interest income	886	470	1,931	594
Equity in earnings of investments in tenant-in-common interests	1,248	785	2,309	1,725

Net loss	$(3,039)	$(810)	$(3,624)	$(2,694)

Basic and diluted weighted average shares outstanding	81,585,275	26,735,401	76,673,512	22,057,677
Basic and diluted loss per share	$(0.04)	$(0.03)	$(0.05)	$(0.12)

See Notes to Consolidated Financial Statements.

Behringer Harvard REIT I, Inc.
Consolidated Statements of Stockholders' Equity
(in thousands)
(Unaudited)

	Convertible Stock		Common Stock
						Cumulative Distributions and Net Loss
	Number of Shares	Par Value	Number of Shares	Par Value	Additional Paid-in Capital		Total Stockholders' Equity
Balance at January 1, 2005	—	$—	13,109	$1	$115,626	$(5,706)	$109,921
Issuance of common stock, net	—	—	48,231	4	429,054	—	429,058
Redemption of common stock	—	—	(150)	—	(1,370)	—	(1,370)
Stock dividend-10%	—	—	5,521	1	49,136	(49,137)	—
Distributions declared on common stock	—	—	—	—	—	(25,466)	(25,466)
Shares issued pursuant to Distribution Reinvestment Plan	—	—	1,152	1	11,006	—	11,007
Net loss						(5,722)	(5,722)

Balance at December 31, 2005	—	—	67,863	7	603,452	(86,031)	517,428
Issuance of common stock, net	—	—	18,755	2	164,603	—	164,605
Redemption of common stock	—	—	(195)	—	(1,668)	—	(1,668)
Issuance of convertible stock, net	1	—	—	—	1	—	1
Distributions declared on common stock	—	—	—	—	—	(26,649)	(26,649)
Shares issued pursuant to Distribution Reinvestment Plan	—	—	1,316	—	12,870	—	12,870
Net loss						(3,624)	(3,624)

Balance at June 30, 2006	1	$—	87,739	$9	$779,258	$(116,304)	$662,963

See Notes to Consolidated Financial Statements.

Behringer Harvard REIT I, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six months ended June 30, 2006	Six months ended June 30, 2005
Cash flows from operating activities
Net loss	$(3,624)	$(2,694)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	23,050	3,207
Amortization of deferred financing fees	473	195
Equity in earnings of investments in tenant-in-common interests	(2,309)	(1,725)
Distributions from investments in tenant-in-common interests	2,309	1,725
Change in accounts receivable	(3,632)	(769)
Change in prepaid expenses and other assets	1,171	330
Addition of lease intangibles	(113)	—
Change in accounts payable	27	(881)
Change in accrued liabilities	10,598	608
Change in receivables or payables to affiliates	(8)	200

Cash provided by operating activities	27,942	196

Cash flows from investing activities
Purchases of tenant-in-common interests	(1,037)	(14,666)
Return of investments in tenant-in-common interests	2,676	3,387
Purchases of real estate	(741,287)	(182,582)
Escrow deposits on real estate to be acquired	2,009	(1,801)
Additions of property and equipment	(7,365)	(653)
Change in note receivable	(3,000)	—
Change in restricted cash	(46,837)	(6,442)

Cash used in investing activities	(794,841)	(202,757)

Cash flows from financing activities
Financing costs	(7,382)	(1,068)
Proceeds from mortgages payable	531,015	77,684
Payments on mortgages payable	(257)	(243)
Loan deposits on real estate to be acquired	(5)	(2,189)
Issuance of convertible stock	1	—
Issuance of common stock	187,242	177,256
Redemptions of common stock	(1,668)	(491)
Offering costs	(22,763)	(19,821)
Distributions	(12,687)	(3,258)
Distributions to minority interest holders	(151)	—
Change in subscriptions for common stock	(213)	6,907
Change in subscription cash received	213	(6,885)
Change in receivables or payables to affiliates	1,410	93

Cash provided by financing activities	674,755	227,985

Net change in cash and cash equivalents	(92,144)	25,424
Cash and cash equivalents at beginning of period	128,742	26,067

Cash and cash equivalents at end of period	$36,598	$51,491

Supplemental disclosure:
Interest paid	$14,442	$2,886
Non-cash investing activities:
Property and equipment additions in accrued liabilities	$6,839	$58
Non-cash financing activities:
Common stock issued in distribution reinvestment plan	$12,996	$2,831
Mortgage note assumed in property acquisition	$114,200	$—

See Notes to Consolidated Financial Statements.

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements

1.     Organization

        Behringer Harvard REIT I, Inc. (which may be referred to as the "Company," "we," "us," or "our") was incorporated in June 2002 as a Maryland corporation and has elected to be taxed, and currently qualifies, as a real estate investment trust ("REIT") for federal income tax purposes. We acquire and operate institutional quality real estate. In particular, we focus on acquiring institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants.

        Substantially all of our business is conducted through Behringer Harvard Operating Partnership I LP, a Texas limited partnership organized in 2002 ("Behringer OP I"). We own a 0.1% interest in Behringer OP I as its general partner. Substantially all of the remaining interest in Behringer OP I is held as a limited partner's interest by BHR Partners, LLC, a Delaware limited liability company which is our wholly-owned subsidiary ("BHR Partners").

        We are externally managed and advised by Behringer Advisors LP, a Texas limited partnership organized in June 2002 ("Behringer Advisors"). Behringer Advisors is responsible for managing our day-to-day affairs and for identifying and making acquisitions and investments on our behalf.

2.     Public Offering

        On February 19, 2003, we commenced a public offering (the "Initial Offering") of up to 80,000,000 shares of common stock offered at a price of $10.00 per share pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement also covered up to 8,000,000 shares available pursuant to our distribution reinvestment plan ("DRIP") and up to 3,520,000 shares issuable to broker-dealers pursuant to warrants whereby participating broker-dealers would have the right to purchase one share for every 25 shares they sold pursuant to the Initial Offering. The Initial Offering ended on February 19, 2005.

        On October 25, 2004, we filed a Registration Statement on Form S-3 under the Securities Act in connection with a second public offering of our common stock (the "Current Offering" and together with the Initial Offering, the "Offerings"). The Registration Statement was declared effective by the Securities and Exchange Commission ("SEC") on February 11, 2005 and extends until February 11, 2007, unless earlier terminated or fully subscribed. The Registration Statement relating to the Current Offering covers 80,000,000 shares of our common stock plus an additional 16,000,000 shares of common stock available pursuant to our DRIP. On March 29, 2006 we filed Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to convert to a Registration Statement on Form S-11.

        On April 7, 2006, we filed a Registration Statement on Form S-11 under the Securities Act in connection with a third public offering of our common stock (the "Third Offering"). The Registration Statement relating to the Third Offering covers 100,000,000 shares of our common stock plus an additional 22,000,000 shares of common stock available pursuant to our DRIP. The Third Offering has not yet been declared effective.

        As of June 30, 2006, we had 87,739,456 shares of our common stock outstanding, which includes the effect of a 10% stock dividend issued on October 1, 2005 and 22,000 shares owned by Behringer Harvard Holdings, LLC ("Behringer Harvard Holdings"). As of June 30, 2006, we had no shares of preferred stock issued and outstanding, and we had 40,500 stock options outstanding at a weighted average exercise price of $9.16, as adjusted for the 10% stock dividend, and 682,670 warrants from the Initial Offering issued for the benefit of participating individual broker-dealers. At June 30, 2006, Behringer OP I had 432,586 units of limited partnership interest outstanding to third parties, after giving effect to the 10% stock dividend we issued October 1, 2005. These units of limited partnership interest are convertible into an equal number of shares of our common stock. We sold 1,000 shares of our non-participating, non-voting convertible stock to Behringer Advisors for $1,000 on March 22, 2006. Pursuant to its terms, the convertible stock is convertible into shares of our common stock with a value equal to 15% of the excess of our enterprise value over the sum of the capital invested by stockholders and a 9% cumulative, non-compounded, annual return on this capital. The weighted average number of shares and earnings per share data for each reported period throughout this report reflect the effects of the stock dividend.

        We admit new stockholders pursuant to the Current Offering at least monthly. All subscription proceeds are held in a separate account until the subscribing investors are admitted as stockholders. Upon admission of new stockholders, subscription proceeds are transferred to operating cash and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments.

        Our common stock is not currently listed on a national exchange. However, management anticipates listing the common stock on a national exchange or including the shares for quotation on the Nasdaq National Market System, or liquidating our assets, by 2017. Depending upon then prevailing market conditions, it is the intention of our management to consider beginning the process of listing (or liquidating) prior to 2013. In the event we do not obtain listing prior to 2017, our charter requires us to begin selling and liquidating our properties assets, unless a majority of the board of directors and a majority of the independent directors extend such date.

3.     Interim Unaudited Financial Information

        The accompanying consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 31, 2006. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") have been condensed or omitted in this Registration Statement on Form S-11 pursuant to the rules and regulations of the SEC.

        The results for the interim periods shown in this report are not necessarily indicative of future financial results. The accompanying consolidated balance sheet and consolidated statement of stockholders' equity as of June 30, 2006 and consolidated statements of operations and cash flows for the periods ended June 30, 2006 and 2005 have not been audited by our independent registered public accounting firm. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments necessary to present fairly our consolidated financial position as of June 30, 2006 and December 31, 2005 and our consolidated results of operations and cash flows for the periods ended June 30, 2006 and 2005.

        Certain financial information for the previous fiscal year has been reclassified to conform to the current presentation with no impact on the previously reported net loss or stockholders' equity.

4.     Summary of Significant Accounting Policies

  Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include such items as purchase price allocation for real estate acquisitions, impairment of long-lived assets, depreciation and amortization and allowance for doubtful accounts. Actual results could differ from those estimates.

  Principles of Consolidation and Basis of Presentation

        Our consolidated financial statements include our accounts and the accounts of our subsidiaries. All inter-company transactions, balances and profits have been eliminated in consolidation. Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation ("FIN") No. 46R "Consolidation of Variable Interest Entities," which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary. If the interest in the entity is determined to not be a variable interest entity under FIN No. 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 78-9 "Accounting for Investments in Real Estate Ventures," as amended by Emerging Issues Task Force ("EITF") 04-5 "Investor's

Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights."

  Real Estate

        Upon the acquisition of real estate properties, we allocate the purchase price of those properties to the tangible assets acquired, consisting of land, inclusive of associated rights, and buildings, and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships. Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

        The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management's estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method. Accumulated depreciation associated with the tangible assets of our wholly-owned properties was approximately $18.9 million at June 30, 2006.

        We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions. The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

        We amortize the value of in-place leases to expense over the term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense. The remaining estimated useful lives for acquired lease intangibles range from 2.5 years to 12.5 years.

        Accumulated amortization associated with the acquired lease intangibles of our wholly-owned properties was approximately $19 million at June 30, 2006.

        Anticipated amortization associated with the acquired lease intangibles for the period from July 1 through December 31, 2006 and for each of the following four years ended December 31 is as follows (in thousands):

Lease Intangibles
July 1 - December 31, 2006	$19,703
2007	39,406
2008	38,774
2009	33,542
2010	27,795

        As of June 30, 2006, accumulated depreciation and amortization related to our wholly-owned investments in real estate assets and related lease intangibles were as follows (in thousands):

	Buildings and Improvements	In-Place Leases	Acquired Above-Market Leases	Acquired Below-Market Leases
Cost	$1,018,132	$259,605	$19,209	$(48,301)
Less: depreciation and amortization	(18,933)	(21,260)	(1,722)	3,965

Net	$999,199	$238,345	$17,487	$(44,336)

  Cash and Cash Equivalents

        We consider investments in highly-liquid money market funds with maturities of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents reported on the balance sheet approximates fair value.

  Restricted Cash

        Restricted cash includes subscription proceeds that are held in a separate account until the subscribing investors are admitted as stockholders. We admit new stockholders at least monthly. Upon acceptance of stockholders, shares of stock are issued, and we receive the subscription proceeds. Restricted cash as of June 30, 2006 also includes approximately $70.7 million held in restricted money market accounts, as required by our lenders, for anticipated tenant expansions and improvements, property taxes and insurance for our wholly-owned properties.

  Accounts Receivable

        Accounts receivable primarily consist of receivables from tenants of our wholly-owned properties. Our allowance for doubtful accounts was approximately $56,000 and $42,000 as of June 30, 2006 and December 31, 2005, respectively.

  Prepaid Expenses and Other Assets

        Prepaid expenses and other assets include prepaid director's and officer's insurance, as well as prepaid insurance and real estate taxes of our wholly-owned properties.

  Loan Deposits

        Loan deposits include interest rate lock deposits for future borrowings to make future acquisitions.

  Escrow Deposits

        Escrow deposits include deposits for the purchase of properties that we have contracted to acquire.

  Investments in Tenant-in-Common Interests

        Investments in tenant-in-common ("TIC") interests consists of our undivided TIC interests in various office buildings located in Colorado, Maryland, Minnesota, Missouri, Texas and Washington D.C. Consolidation of these investments is not required as they do not qualify as variable interest entities as defined in FIN No. 46R and do not meet the control requirement required for consolidation under SOP 78-9, as amended by EITF 04-5.

        We account for these investments using the equity method of accounting in accordance with SOP 78-9, as amended by EITF 04-5. The equity method of accounting requires these investments to be initially recorded at cost and subsequently increased (decreased) for our share of net income (loss), including eliminations for our share of inter-company transactions and reduced when distributions are received. We use the equity method of accounting because the shared decision-making involved in a TIC interest investment creates an opportunity for us to have some influence on the operating and financial decisions of these investments and thereby creates some responsibility by us for a return on our investment. Therefore, it is appropriate to include our proportionate share of the results of operations of these investments in our earnings or losses.

  Investment Impairments

        For our wholly-owned properties, management monitors events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset including its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

        For real estate we own through an investment in a joint venture, TIC interest or other similar investment structure, at each reporting date management will compare the estimated fair value of our investment to the carrying value. An impairment charge is recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. There were no impairment charges during the six months ended June 30, 2006 or 2005.

  Deferred Financing Fees

        Deferred financing fees are recorded at cost and are amortized using a straight-line method that approximates the effective interest method over the life of the related debt. Accumulated amortization of deferred financing fees was approximately $1.0 million and $0.6 million as of June 30, 2006 and December 31, 2005, respectively.

  Note Receivable

        The note receivable represents a mortgage loan we made related to raw land held by third parties for future development of additional office buildings at the Terrace in Austin, Texas. We have the exclusive right of first offer to participate in the future development of the raw land. The annual interest rate under the loan is fixed at 7.75% through the maturity date of June 21, 2013. Initial monthly payments of interest only at a rate of 6.50% per annum are required through the maturity date. The difference between the annual interest rate and 6.50% will be accrued and added to the principal amount annually on the anniversary date of the note. We purchased the developed portion of the Terrace, a portion of an office park that includes four buildings, in June 2006 from parties related to the borrower of this mortgage loan.

  Revenue Recognition

        We recognize rental income generated from all leases on real estate assets that we consolidate on a straight-line basis over the terms of the respective leases, including the effect of rent holidays, if any. The total net increase to rental revenues due to straight-line rent adjustments for the six months ended June 30, 2006 and 2005 was approximately $2.2 million and $0.3 million, respectively. As discussed above, our rental revenue also includes amortization of above- and below-market leases.

  Offering Costs

        Our advisor funds certain organization and offering costs on our behalf. We are required to reimburse our advisor for such organization and offering costs up to 2% of the cumulative capital raised in the Current Offering. Our advisor received up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the Initial Offering, which ended February 19, 2005. Organization and offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. All offering costs are recorded as an offset to additional paid-in capital, and all organization costs are recorded as an expense at the time we become liable for the payment of these amounts.

  Income Taxes

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, and believe that we have qualified since the year ended December 31, 2004. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we distribute at least 90% of our "REIT taxable income" to our stockholders. As a REIT, we generally will not be subject to federal income tax at the corporate level. We are organized and operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.

  Stock Based Compensation

        We have a stock-based incentive award plan for our directors and consultants and employees and directors and consultants of our affiliates. We account for this plan under the "modified prospective" method of Financial Accounting Standards Board ("FASB") SFAS No. 123R, "Share-Based Payment." In the "modified prospective" method, compensation cost is recognized for all share-based payments granted after the effective date and for all unvested awards granted prior to the effective date. In accordance with SFAS No. 123R, prior period amounts were not restated. SFAS No. 123R also requires the tax benefits associated with these share-based payments to be classified as financing activities in the Consolidated Statements of Cash Flows, rather than as operating cash flows as required under previous regulations. For the six months ended June 30, 2006, we had no significant compensation cost related to these stock options.

  Concentration of Credit Risk

        At June 30, 2006, we had cash and cash equivalents and restricted cash in excess of federally insured levels on deposit in six financial institutions. We regularly monitor the financial stability of these financial institutions and believe that we are not exposed to any significant credit risk in cash and cash equivalents or restricted cash.

  Minority Interest

        Minority interest consists of units of limited partnership interests issued by Behringer OP I to third parties. In conjunction with the July 28, 2005 acquisition of Buena Vista Plaza, 393,260 units of limited partnership interests in Behringer OP I were issued at $8.90 per unit. At June 30, 2006, Behringer OP I had 432,586 units of limited partnership interest outstanding to third parties, after giving effect to the 10% stock dividend we issued October 1, 2005. These units of limited partnership interest are convertible into an equal number of shares of our common stock.

  Earnings per Share

        Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. As of June 30, 2006, we had 40,500 stock options outstanding at a weighted average exercise price of $9.16, as adjusted for the 10% stock dividend issued October 1, 2005. As of June 30, 2006, we had 682,670 warrants from the Initial Offering at $12.00 per share issued for the benefit of participating individual broker-dealers. At June 30, 2006, Behringer OP I had 432,586 units of limited partnership interest outstanding to third parties, after giving effect to the 10% stock dividend we issued October 1, 2005. These units of limited partnership interest are convertible into an equal number of shares of our common stock. The weighted average shares and earnings per share for each period presented in this report reflect the effects of the stock dividend. These options, warrants and units of limited partnership interest were excluded from the calculation of earnings per share because the effect would be anti-dilutive.

  Reportable Segments

        SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for reporting financial and descriptive information about an enterprise's reportable segments. Our current business consists only of owning, managing, operating, leasing, acquiring, developing, investing in and disposing of real estate assets. All of our consolidated revenues are from our wholly-owned real estate properties. Management evaluates operating performance on an individual property level. However, as each of our properties has similar economic characteristics, our properties have been aggregated into one reportable segment.

5.     Acquisitions

        The following table provides a summary of the properties we have acquired during the six months ended June 30, 2006:

Property Name	Location	Date acquired	Approximate Rentable Square Footage	Encumbrances	Approximate Purchase Price (including closing costs)
			(unaudited)	(in millions)	(in millions)
Woodcrest Center	Cherry Hill, NJ	1/11/2006	333,000	$50.4	$80.5
Burnett Plaza	Fort Worth, TX	2/10/2006	1,025,000	114.2	177.5
10777 Clay Road	Houston, TX	3/14/2006	227,000	16.3	26.3
Paces West	Atlanta, GA	4/19/2006	646,000	84.0	131.3
Riverside Plaza	Chicago, IL	6/2/2006	1,184,000	202.0	301.5
The Terrace	Austin, TX	6/21/2006	619,000	131.0	172.0
600/619 Alexander Road	Princeton, NJ	6/28/2006	97,000	16.5	23.2

			4,131,000	$614.4	$912.3

6.     Investments in Tenant-in-Common Interests

        The following is a summary of TIC interest investments as of June 30, 2006 (in thousands):

Property Name	Date Acquired	TIC Interest	Carrying Value of Investment	Mortgages Payable(1)
Minnesota Center	10/15/03	14.467600%	$5,533	$4,211
Enclave on the Lake	04/12/04	36.312760%	9,471	7,054
St. Louis Place	06/30/04	35.709251%	11,214	6,984
Colorado Building	08/10/04	81.491329%	38,424	22,817
Travis Tower	10/01/04	60.430229%	33,183	22,311
Pratt Building	12/17/04	50.679950%	28,884	18,752
Alamo Plaza	02/24/05	30.583629%	13,057	9,634

Total			$139,766	$91,763

(1)
Each of the TIC investors, including us, is a borrower under these mortgage agreements. This amount represents the mortgage payable for our investment interest only.

        Our undivided TIC interest investments as of June 30, 2006 and December 31, 2005 consisted of our proportionate share of the combined assets and liabilities of our TIC properties as follows (in thousands):

	June 30, 2006	December 31, 2005
Land	$40,079	$40,079
Buildings, net	201,575	203,487
Lease intangibles, net	37,892	42,562
Cash and cash equivalents	2,590	2,007
Restricted cash	21,619	22,810
Accounts receivable and other assets	4,319	3,558

Total assets	$308,074	$314,503

Acquired below market lease intangibles, net	$3,706	$4,260
Other liabilities	6,983	6,680

Total liabilities	10,689	10,940
Equity	297,385	303,563

Total liabilities and equity	$308,074	$314,503

        In the six months ended June 30, 2006, we recorded approximately $2.3 million of equity in earnings and approximately $5.0 million of distributions from our undivided TIC interest investments. In the six months ended June 30, 2005, we recorded approximately $1.7 million of equity in earnings and approximately $5.1 million of distributions from our undivided TIC interest investments. Our equity in earnings from these TIC investments is our proportionate share of the combined earnings of our TIC interest properties for the six months ended June 30, 2006 and 2005 as follows (in thousands):

	June 30, 2006	June 30, 2005
Revenue	$23,280	$20,809
Operating expenses:
Operating expenses	6,249	5,008
Property taxes	2,904	2,570

Total operating expenses	9,153	7,578

Operating income	14,127	13,231

Non-operating (income) expenses:
Depreciation and amortization	9,333	8,920
(Interest income)/bank fees, net	(154)	339

Total non-operating (income) expenses	9,179	9,259
Net income	$4,948	$3,972

Company's share of TIC net income	$2,309	$1,725

Company's share of TIC distributions	$4,985	$5,112

7.     Mortgages Payable

        The following table sets forth our mortgages payable on wholly-owned properties and our TIC interests in properties at June 30, 2006 and December 31, 2005 (in thousands):

	Balance
Description	June 30, 2006	December 31, 2005	Fixed Interest Rate	Maturity Date
	(in thousands)
Minnesota Center(1)	$4,211	$4,237	6.181%	11/1/2010
Enclave(1)	7,054	7,107	5.450%	5/1/2011
St. Louis Place(1)	6,984	7,028	6.078%	7/1/2011
Colorado Property(1)	22,817	22,253	6.075%	9/6/2014
Travis Tower(1)	22,311	22,444	5.434%	10/1/2014
Pratt(1)	18,752	18,752	5.285%	1/11/2015
Ashford	35,400	35,400	5.020%	2/1/2012
Alamo(1)	9,634	9,634	5.395%	3/11/2015
Utah Avenue	20,000	20,000	5.540%	6/15/2015
Downtown Plaza	12,650	12,650	5.367%	7/1/2015
Lawson Commons	58,300	58,300	5.528%	8/1/2015
Western Office Portfolio(2)	70,750	70,750	5.077%	8/1/2015
Buena Vista Plaza	22,000	22,000	5.324%	8/1/2015
One Financial Plaza	43,000	43,000	5.141%	8/11/2015
Woodcrest Center	50,400	—	5.086%	1/11/2016
Riverview Tower	30,250	—	5.485%	2/11/2016
Burnett Plaza	114,200	—	5.016%	4/1/2015
10777 Clay Road	16,300	—	5.845%	4/1/2016
Paces West	84,000	—	5.442%	5/1/2016
Riverside Plaza(3)	202,000	—	5.75%/6.191%	6/6/2016
The Terrace(3)	131,000	—	5.75%/6.22302%	7/11/2016
600/619 Alexander Road	16,500	—	6.103%	7/1/2016

	$998,513	$353,555

        The named buildings are held as collateral for the associated loan. As of June 30, 2006, we are in compliance with each of the debt covenants under our loan agreements.

(1)
Each TIC interest holder is a borrower under this loan agreement. The remaining TIC interest holders acquired their interests in a private offering sponsored by our affiliate, Behringer Harvard Holdings. The amounts shown in the table represent the remaining principal outstanding for our TIC interest only (based upon the percentage interest in the related property). Certain obligations under the loan are guaranteed by Robert M. Behringer and Behringer Harvard Holdings.

(2)
The Western Office Portfolio loan is associated with the following properties: Waterview, Southwest Center, Gateway 12, Gateway 22, and Gateway 23.

(3)
The Riverside Plaza loan interest rate is fixed at 5.75% through June 2008 and 6.191% thereafter. The Terrace loan interest rate is fixed at 5.75% through July 2008 and 6.22302% thereafter.

        On December 30, 2004, we entered into a Revolving Credit Agreement with Bank of America, N.A. for up to $12 million of available borrowings (the "Revolver"). The Revolver has a two-year term with the option to extend for one additional year. The Cyprus Building, which we acquired on December 16, 2004, is subject to a deed of trust to secure payment of the Revolver. We can borrow, repay and reborrow again up to the available borrowing limit. The Revolver allows us to elect, for each advance of funds, an interest rate per annum of the prime rate or an interest rate based on the London Interbank Offered Rate, or a combination of each. As of June 30, 2006, we had no outstanding borrowings under the Revolver.

8.     Stockholders' Equity

  Capitalization

        As of June 30, 2006, we had issued 87,739,456 shares of our common stock, which includes the effect of a 10% stock dividend issued on October 1, 2005 and 22,000 shares owned by Behringer Harvard Holdings. As of June 30, 2006, we had no shares of preferred stock issued and outstanding. As of such date, we had 40,500 stock options outstanding at a weighted average exercise price of $9.16, as adjusted for the 10% stock dividend issued October 1, 2005. As of June 30, 2006, we had 682,670 warrants from the Initial Offering issued for the benefit of participating individual broker-dealers. At June 30, 2006, Behringer OP I had 432,586 units of limited partnership interest outstanding to third parties, after giving effect to the 10% stock dividend we issued October 1, 2005. These units of limited partnership interest are convertible into an equal number of shares of our common stock. We sold 1,000 shares of our convertible stock to Behringer Advisors for $1,000 on March 22, 2006. Pursuant to its terms, the convertible stock is convertible into shares of our common stock with a value equal to 15% of the excess of our enterprise value over the sum of the capital invested by stockholders and a 9% cumulative, non-compounded, annual return on this capital. The earnings per share for the three and six months ended June 30, 2005 reflect the retroactive effect of the 10% stock dividend issued October 1, 2005.

  Share Redemption Program

        Our board of directors has authorized a share redemption program for investors who hold their shares for more than one year. The purchase price for the redeemed shares is set forth in the prospectus for our Current Offering of common stock, as supplemented from time to time. Our board of directors reserves the right in its sole discretion at any time, and from time to time, to (1) waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend or amend the share redemption program. Under the terms of the redemption program, during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, our board of directors will determine whether we have sufficient cash from operations to repurchase shares, and such purchases will generally be limited to proceeds of our DRIP plus 1% of operating cash flow for the previous fiscal year. As of June 30, 2006, we have redeemed approximately 378,000 shares for approximately $3.4 million.

  Incentive Award Plan

        Our shareholders have approved and adopted the 2005 Incentive Award Plan, which allows for equity-based incentive awards to be granted to our directors and consultants and employees and directors and consultants of our subsidiaries. The 2005 Incentive Award Plan replaced the Non-Employee Director Stock Option Plan, the Non-Employee Director Warrant Plan and the 2002 Employee Stock Option Plan, each of which was terminated upon the approval of the 2005 Incentive Award Plan. As of June 30, 2006, we had issued to the independent members of the Board of Directors options to purchase 40,500 shares of our common stock at a weighted average price of $9.16 per share, as adjusted for the 10% stock dividend issued October 1, 2005. All of these options were anti-dilutive for the six months ended June 30, 2006 and 2005.

  Distributions

        We initiated the payment of monthly distributions in November 2003 in the amount of a 7% annualized rate of return, based on an investment in our common stock of $10.00 per share and calculated on a daily record basis of $0.0019178 per share. Pursuant to our DRIP, stockholders may elect to reinvest any cash distribution in additional shares of common stock. For the six months ended June 30, 2006, approximately $0.2 million of distributions declared were recorded as a reduction to minority interest in connection with the Behringer OP I limited partnership units. We record all distributions when declared, except that the stock issued through the DRIP is recorded when the shares are actually issued.

        The following are the distributions declared during the six months ended June 30, 2006 and 2005 (in thousands):

	Total	Cash	DRIP
2006
1st Quarter	$12,461	$6,201	$6,260
2nd Quarter	14,339	7,143	7,196

Total	$26,800	$13,344	$13,456

2005
1st Quarter	$2,730	$1,472	$1,258
2nd Quarter	4,269	2,227	2,042

Total	$6,999	$3,699	$3,300

9.     Related Party Arrangements

        Certain of our affiliates received fees and compensation in connection with the Initial Offering and the Current Offering and in connection with the acquisition, management and sale of our assets. The following is a summary of the related party fees and compensation we incurred during the six months ended June 30, 2006 and 2005 (in thousands):

for the six months ended June 30, 2006	Total incurred	Total reduction of additional paid-in capital	Total capitalized to deferred financing fees	Total capitalized to real estate or investment in TIC interests	Total expensed
Behringer Securities, commissions and dealer manager fees	$16,713	$16,713	$—	$—	$—
Behringer Advisors, reimbursement of organization and offering expenses	3,767	3,767	—	—	—
Behringer Advisors, acquisition, advisory fees and expenses	25,418	—	—	25,418	—
HPT Management, property management and leasing fees	1,541	—	—	—	1,541
Behringer Advisors, asset management fee	1,130	—	—	—	1,130
Behringer Advisors, debt financing fee	6,447	—	6,447	—	—

Total	$55,016	$20,480	$6,447	$25,418	$2,671

for the six months ended June 30, 2005	Total incurred	Total reduction of additional paid-in capital	Total capitalized to deferred financing fees	Total capitalized to real estate or investment in TIC interests	Total expensed
Behringer Securities, commissions and dealer manager fees	$16,080	$16,080	$—	$—	$—
Behringer Advisors, reimbursement of organization and offering expenses	3,741	3,741	—	—	—
Behringer Advisors, acquisition, advisory fees and expenses	5,896	—	—	5,896	—
HPT Management, property management and leasing fees	432	—	—	—	432
Behringer Advisors, asset management fee	393	—	—	—	393
Behringer Advisors, debt financing fee	1,360	—	1,360	—	—

Total	$27,902	$19,821	$1,360	$5,896	$825

        Behringer Securities LP ("Behringer Securities"), our affiliated dealer manager for the Offerings, receives commissions of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. In connection with the Initial Offering, up to 2.5% of gross proceeds before reallowance to participating broker-dealers were paid to Behringer Securities as a dealer manager fee; except that this dealer manager fee was reduced to 1% of the gross proceeds of purchases made pursuant to our DRIP. In connection with the Current Offering, up to 2% of gross proceeds before reallowance to participating broker-dealers are paid to Behringer Securities as a dealer manager fee; except that no dealer manager fee is paid on purchases made pursuant to our DRIP. Behringer Securities reallows all of its commissions to participating broker-dealers and reallows a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees and due diligence expense reimbursement. In the six months ended June 30, 2006, Behringer Securities' commissions and dealer manager fees totaled approximately $12.9 million and approximately $3.8 million, respectively, and were recorded as a reduction of additional paid-in capital. In the six months ended June 30, 2005, Behringer Securities' commissions and dealer manager fees totaled approximately $12.3 million and approximately $3.8 million, respectively, and were recorded as a reduction of additional paid-in capital.

        Behringer Advisors, our affiliated advisor, or its affiliates, received up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the Initial Offering. Reimbursement of organization and offering expenses incurred in connection with the Current Offering are made at the rate of 2% of gross offering proceeds; except that no organization and offering expenses are reimbursed with respect to purchases made pursuant to our DRIP. As of June 30, 2006, approximately $17.6 million of organization and offering expenses had been incurred by Behringer Advisors on our behalf. As of June 30, 2006, organization and offering expenses reimbursable by us totaled $17.6 million, of which $16.7 million had been reimbursed and $0.9 million had been accrued and is reflected in our payables to affiliate. Of the approximately $17.6 million of organization and offering expenses to be reimbursed by us through June 30, 2006, approximately $17.4 million had been recorded as a reduction of additional paid-in capital and approximately $0.2 million had been expensed as organizational costs. For the six months ended June 30, 2006, approximately $3.8 million of organization and offering expenses were reimbursed by us, of which all was recorded as a reduction of additional paid-in capital. For the six months ended June 30, 2005, approximately $3.7 million of organization and offering expenses were reimbursed by us, of which all was recorded as a reduction of additional paid-in capital. Behringer Advisors or its affiliates determines the amount of organization and offering expenses owed based on specific invoice identification as well as an allocation of costs to us and other Behringer Harvard programs, based on respective equity offering results of those entities in offering.

        In connection with the Initial Offering and for acquisitions made prior to February 11, 2005, Behringer Advisors or its affiliates also received acquisition and advisory fees of up to 3% of the contract purchase price of each asset for the acquisition, development or construction of real property or, with respect to any mortgage loan, up to 3% of the funds advanced for the purchase or making of a mortgage loan. In connection with the Current Offering, Behringer Advisors or its affiliates receive acquisition and advisory fees of up to 2.5% of (1) the purchase price of real estate investments acquired directly by us, including any debt attributable to these investments, or (2) when we make an investment indirectly through another entity, our pro rata share of the gross asset value of real estate investments held by that entity. Behringer Advisors or its affiliates also received up to 0.5% of the contract purchase price of the real estate assets we acquired or, with respect to the making or purchase of a mortgage loan up to 0.5% of the funds advanced, for reimbursement of expenses related to making investments. Behringer Advisors earned approximately $25.4 million and $5.9 million in acquisition and advisory fees for the investments we acquired for the six months ended June 30, 2006 and 2005, respectively. We capitalized these fees as part of our real estate or investments in TIC interests.

        We have paid and expect to pay in the future HPT Management Services LP ("HPT Management"), our affiliated property manager, fees for the management and leasing of our properties, which may be subcontracted to unaffiliated third parties. Such fees are expected to equal 3% of gross revenues of the respective property, plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the respective property. In the event that we contract directly with a non-affiliated third party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property. We incurred and expensed fees of approximately $1.5 million and $0.4 million in the six months ended June 30, 2006 and 2005, respectively, for the services provided by HPT Management in connection with our real estate and TIC investments.

        In connection with the Initial Offering, we have paid Behringer Advisors an annual asset management fee of 0.5% of aggregate asset value for periods prior to March 2005. Any portion of the asset management fee may be deferred and paid in a subsequent year. In connection with the Current Offering, depending on the nature of the asset at the time the fee is incurred, we pay Behringer Advisors an annual asset management fee of either (1) 0.6% of aggregate asset value for operating assets or (2) 0.6% of total contract purchase price plus budget improvement costs for development or redevelopment assets (each fee payable monthly in an amount equal to one-twelfth of 0.6% of such total amount as of the date it is determinable). For the six months ended June 30, 2006, we incurred and expensed approximately $1.1 million of asset management fees. Asset management fees of approximately $1.7 million were waived for the six months ended June 30, 2006, approximately $1.2 million of which was waived in respect of the three months ended March 31, 2006 and approximately $0.5 million of which was waived in respect of the three months ended June 30, 2006. In the six months ended June 30, 2005, we incurred and expensed approximately $0.4 million of asset management fees.

        We pay Behringer Advisors or its affiliates a debt financing fee equal to 1% of the amount available under any debt made available to us. We incurred approximately $6.4 million and $1.4 million of such debt financing fees for the six months ended June 30, 2006 and 2005, respectively.

        Behringer Advisors or its affiliates is also paid fees if the advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more properties. In such event, we will pay the advisor an amount not exceeding the lesser of: (A) one-half of the aggregate brokerage commission paid (including the subordinate disposition fee) or if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such assets. This fee will not be earned or paid unless and until the investors have received total distributions (excluding the 10% stock divided) in an amount equal to or greater than the sum of the aggregate capital contributions by investors plus a 9% annual, cumulative, non-compounded, return on such capital contributions. Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied. In addition, after investors have received a return of their net capital contributions and a 9% annual, cumulative, non-compounded return, then Behringer Advisors is entitled to 15% of remaining net sales proceeds. Subordinated participation in net sales proceeds that are not payable at the date of sale, because investors have not yet received their required minimum distribution, will be deferred and paid at such time as the subordination conditions have been satisfied. The subordinated participation in net sales proceeds will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock.

        Upon listing of our common stock on a national securities exchange or inclusion for quotation on the Nasdaq National Market System, a listing fee will be paid to Behringer Advisors equal to 15% of the amount by which the market value of our outstanding stock plus distributions we paid prior to listing exceeds the sum of (1) the total amount of capital raised from investors and (2) a 9% annual, cumulative, non-compounded return to investors on their capital contributions. The subordinated listing fee will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock. Upon termination of the Advisory Agreement with Behringer Advisors, a performance fee will be paid to Behringer Advisors of 15% of the amount by which our appraised asset value at the time of such termination exceeds the aggregate capital contributions contributed by investors plus payment to investors of a 9% annual, cumulative, non-compounded return on the capital contributed by investors. Persons independent of us and independent of our advisor will perform such appraisal of our asset value. No performance fee will be paid if we have already paid or become obligated to pay Behringer Advisors a listing fee. The subordinated performance fee will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock.

        We will reimburse Behringer Advisors for all expenses it pays or incurs in connection with the services it provides to us, subject to the limitation that we will not reimburse for any amount by which the advisor's operating expenses (including the asset management fee) at the end of the four fiscal quarters immediately preceding the date reimbursement is sought exceeds the greater of: (1) 2% of our average invested assets, or (2) 25% of our net income for that four quarter period other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and any gain from the sale of our assets for that period.

        At June 30, 2006, we had a payable to affiliates of approximately $2.0 million. This balance consists primarily of organization and offering expenses payable to Behringer Advisors and commissions payable to Behringer Securities.

        We are dependent on Behringer Advisors, Behringer Securities and HPT Management for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities. In the event that these companies were unable to provide us with the respective services, we would be required to obtain such services from other sources.

10.   Commitments and Contingencies

        On December 28, 2005, we entered into an Extended Rate Lock Agreement with JPMorgan Chase Bank ("JPMorgan") to lock a base interest rate of 4.937% for up to $75 million in future borrowings (the "JPMorgan Rate Lock No. 1"). As of June 30, 2006, deposits under the JPMorgan Rate Lock No. 1 totaled $1.5 million and are recorded as "Loan deposits" on our balance sheet. As of June 30, 2006, no loans had been closed under the JPMorgan Rate Lock No. 1.

        On January 5, 2006, we entered into an Extended Rate Lock Agreement with Bear Stearns Commercial Mortgage, Inc. ("Bear Stearns") to lock a base interest rate of 4.8895% for $100 million in future borrowings ("Stearns Rate Lock No. 4"). As of June 30, 2006, deposits under Stearns Rate Lock No. 4 were $0.9 million and are recorded as "Loan deposits" on our balance sheet. As of June 30, 2006, approximately $43.0 million in future borrowing are still available under the Stearns Rate Lock No. 4.

        On March 16, 2006, we entered into an Extended Rate Lock Agreement with JPMorgan to lock a base interest rate of 5.1745% for up to $50 million in future borrowings (the "JPMorgan Rate Lock No. 2"). As of June 30, 2006, deposits under the JPMorgan Rate Lock No. 2 totaled $1 million and are recorded as "Loan deposits" on our balance sheet. As of June 30, 2006, no loans had been closed under the JPMorgan Rate Lock No. 2.

        On May 5, 2006, we entered into an Extended Rate Lock Agreement with Bear Stearns to lock a base interest rate of 5.6285% for $40 million in future borrowings ("Stearns Rate Lock No. 5"). As of June 30, 2006, deposits under Stearns Rate Lock No. 5 were $0.8 million and are recorded as "Loan deposits" on our balance sheet. As of June 30, 2006, no loans had been closed under the Stearns Rate Lock No. 5.

        At June 30, 2006, these locked base interest rates were lower than the available estimated base market interest rate of approximately 5.728%, based on 10-year treasury rates and the 10-year swap spread as of that date.

11.   Recently Announced Accounting Pronouncements

        We adopted SFAS No. 123R, "Share-Based Payment," a revision to SFAS No. 123 "Accounting for Stock-Based Compensation" on January 1, 2006. The Statement supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions and requires the measurement and recognition of the cost of the employee services received in exchange for an award of equity instruments for goods or services. The adoption of this Statement did not have a material effect on our financial condition, results of operations, or liquidity.

        We adopted SFAS No. 154, "Accounting Changes and Error Corrections," a replacement of APB Opinion No. 20 and SFAS No. 3, on January 1, 2006. The Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this Statement did not have a material effect on our financial condition, results of operations, or liquidity.

        In April 2006, the FASB issued FASB Staff Position ("FSP") FIN 46R-6, "Determining the Variability to be Considered in Applying FASB Interpretation No. 46R," that will become effective beginning the third quarter of 2006. FIN 46R-6 clarifies that the variability to be considered in applying FIN 46R shall be based on an analysis of the design of the variable interest entity. The adoption of this FSP is not expected to have a material effect on our financial condition, results of operations, or liquidity.

12.   Revisions to Consolidated Statement of Cash Flows for the six months ended June 30, 2005

        Certain financial information for the previous period has been revised to conform to the current period presentation. We revised our Consolidated Statement of Cash flows for the six months ended June 30, 2005 to appropriately classify approximately $0.8 million of distributions that represented a return of investment from our tenant-in-common interests, accounted for using the equity method, as "Cash flows from investing activities," rather than "Cash flows from operating activities." We also revised the presentation of our Consolidated Statement of Cash Flows for the six months ended June 30, 2005 to appropriately classify approximately $2.6 million of distributions from our TIC interests as "Return of investments in tenant-in-common interests" rather than as "Purchase of tenant-in-common interests," both of which are included in "Cash flows from investing activities." We also revised the presentation of our Consolidated Statement of Cash Flows for the six months ended June 30, 2005 to appropriately classify the restricted cash pertaining to property acquisitions of approximately $6.5 million to "Change in restricted cash" rather than as "Purchase of property", both of which are included in "Cash flows from investing activities." These revisions to the historical presentation do not reflect a material change to the information presented in the Consolidated Statements of Cash Flows as originally filed.

Independent Auditors' Report

To the Board of Directors and Shareholders of
Behringer Harvard REIT I, Inc.:

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of the Ashford Perimeter property (the "Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
February 15, 2006

Ashford Perimeter
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2004

Revenues:
Rental revenue	$5,509,880
Other income	636,162

Total revenues	6,146,042
Certain operating expenses:
Property operating expenses	1,621,088
Real estate taxes	582,649
General and administrative	238,638
Property management fees	182,564

Total certain operating expenses	2,624,939

Revenues in excess of certain operating expenses	$3,521,103

The accompanying notes are an integral part of these statements.

Ashford Perimeter
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2004

1.     Basis of Presentation and Summary of Significant Accounting Policies

        On January 6, 2005, Behringer Harvard REIT I, Inc., (the "Company") acquired a six-story office building containing approximately 288,175 rentable square feet (unaudited) and a four-story parking garage located on approximately 10.6 acres (unaudited) of land in Atlanta, Georgia (the "Ashford Perimeter").

        The statement of revenues and certain operating expenses (the "Historical Summary") has been prepared for the purposes of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Ashford Perimeter, exclusive of items which may not be comparable to the proposed future operations of Ashford Perimeter.

2.     Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Significant Accounting Policies

  Revenue Recognition

        Ashford Perimeter's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rental payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on a straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of $14,533 for the year ended December 31, 2004.

4.     Leases

        The minimum future cash rentals of the tenant leases based on noncancelable operating leases held as of December 31, 2004 are as follows:

Year Ending	Amount
2005	$5,163,731
2006	4,065,059
2007	2,742,980
2008	2,543,192
2009	934,740

$15,449,702

5.     Concentrations

        The following presents rental income (base rent) from the tenants who individually represent more than 10% of Ashford Perimeter's total rental revenues for the year ended December 31, 2004:

Name	Amount
XO Georgia, Inc.	$554,771
Verizon Wireless, LLC	$2,156,538
Noble Systems Corporation	$758,042

*****

Report of Independent Auditors

To the Shareholders and Directors of
Behringer Harvard REIT I, Inc.:

We have audited the accompanying Statement of Revenues and Certain Expenses of the Alamo Plaza property (the "Alamo Plaza") for the year ended December 31, 2004. This Statement of Revenues and Certain Expenses is the responsibility of the Behringer Harvard REIT I, Inc.'s management. Our responsibility is to express an opinion on the Statement of Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Alamo Plaza's revenues and expenses.

In our opinion, the Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of Alamo Plaza for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

April 28, 2005
Dallas, Texas

Alamo Plaza
Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2004

Year Ended December 31, 2004
Revenues:
Rental revenue	$3,680,692
Parking revenue	865,738
Tenant reimbursement income	249,942
Other revenue	45,825

Total revenues	4,842,197
Expenses:
Maintenance and service contracts	391,315
Utilities	265,195
Management fees	100,143
Administrative expenses	266,397
Property taxes	406,039
Property insurance	53,593
Repairs and maintenance	330,994

Total expenses	1,813,676

Revenues in excess of certain expenses	$3,028,521

The accompanying notes are an integral part of this statement.

Alamo Plaza
Notes to the Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2004

1.     Basis of Presentation and Summary of Significant Accounting Policies

        On February 24, 2005, Behringer Harvard REIT I, Inc., acquired an undivided 30.583629% tenant-in-common interest in the Alamo Plaza, a sixteen-story office building containing approximately 191,154 rentable square feet (unaudited) and a four-story parking garage located on approximately 1.15 acres of land (unaudited) in Denver, Colorado.

        The accompanying statement of revenue and certain expenses has been prepared on the accrual basis of accounting. The statement has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K. The statement is not intended to be a complete presentation of the revenues and expenses of the Alamo Plaza for the year ended December 31, 2004 as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of the Alamo Plaza have been excluded.

Revenue Recognition

        Tenant leases are accounted for as operating leases. Rental revenue is recognized on a straight-line basis over the terms of the respective leases. Other income is comprised of miscellaneous fees and antenna income. Reimbursement income consists of recoveries of certain operating expenses. Recoveries of certain operating expenses and parking revenues are recognized as revenues in the period the applicable costs are incurred.

Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.     Leases

        The minimum future rentals from tenant leases based on noncancelable operating leases held as of December 31, 2004 are as follows:

2005	$4,311,069
2006	3,260,292
2007	2,584,311
2008	987,434
2009	170,217
Thereafter	141,401

Total	$11,454,724

        Republic Parking Systems, Inc. ("Republic"), an independent third party, leases the four-story parking garage attached to the office building from the owner. Under the terms of the agreement, Republic handles the day-to-day operations of the parking garage and pays the owner monthly base rent of $18,333 and percentage rent equal to 75% of monthly revenue less $16,667. The lease expires December 31, 2005. Base rent under this lease agreement is reflected in the minimum future rentals table above.

3.     Major Tenant

        The following presents revenue from the one tenant who individually represents more than 10% of the Alamo Plaza's total revenue for the year ended December 31, 2004:

Pioneer Natural Resources USA, Inc.	$915,000

4.     Related Party Transactions

        Vector Property Services, LLC (the "Prior Property Manager"), an affiliate of the previous owner of the Alamo Plaza, MG-Alamo, LLC, had the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Alamo Plaza. Under the terms of the management agreement, the Prior Property Manager received a property management fee equal to 2.5% of the monthly gross cash rents received by the property. Total management fees paid to the Prior Property Manager for 2004 were $100,143.

Report of Independent Auditors

To the Shareholders and Directors of
Behringer Harvard REIT I, Inc.:

We have audited the accompanying Statement of Revenues and Certain Expenses of the Utah Avenue building (the "Utah Avenue Building") for the year ended December 31, 2004. This Statement of Revenues and Certain Expenses is the responsibility of Behringer Harvard REIT I, Inc.'s management. Our responsibility is to express an opinion on the Statement of Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Utah Avenue Building's revenues and expenses.

In our opinion, the Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of the Utah Avenue Building for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

June 24, 2005
Dallas, Texas

Utah Avenue Building
Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004
And the Three-Month Period Ended March 31, 2005

	Year Ended December 31, 2004	Three-Month Period Ended March 31, 2005
		(unaudited)
Revenues:
Rental revenue	$1,226,481	$516,784
Tenant reimbursement income	295,435	144,714

Total revenues	1,521,916	661,498
Expenses:
Maintenance and service contracts	10,303	2,647
Utilities	128,049	37,636
Management fees	37,864	13,179
Administrative expenses	4,161	315
Property taxes	157,354	48,445
Property insurance	36,007	7,728
Repairs and maintenance	128,190	62,195

Total expenses	501,928	172,145

Revenues in excess of certain expenses	$1,019,988	$489,353

The accompanying notes are an integral part of these statements.

Utah Avenue Building
Notes to the Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004
And the Three-Month Period Ended March 31, 2005

1.     Basis of Presentation and Summary of Significant Accounting Policies

        On April 21, 2005, Behringer Harvard REIT I, Inc. acquired a one-story office/research and development building containing approximately 150,495 rentable square feet (unaudited) located on approximately 9.6 acres of land (unaudited) in El Segundo, California (the "Utah Avenue Building").

        The accompanying statements of revenues and certain expenses have been prepared on the accrual basis of accounting. The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K. The statements are not intended to be a complete presentation of the revenues and expenses of the Utah Avenue Building for the year ended December 31, 2004 and three-month period ended March 31, 2005, as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of the Utah Avenue Building have been excluded.

Revenue Recognition

        Tenant leases are accounted for as operating leases. Rental revenue is recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursement income consists of recoveries of certain operating expenses. Recoveries of certain operating expenses are recognized as revenues in the period the applicable costs are incurred.

Maintenance and Service Contracts

        Maintenance and service contract expenses represent some of the direct expenses of operating the Utah Avenue Building and include maintenance, repairs, cleaning, heating and air-conditioning, and security costs that are expected to continue in the ongoing operation of the Utah Avenue Building. Expenditures for maintenance and service contract expenses are charged to operations as incurred.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.     Leases

        The minimum future cash rentals of the tenant leases based on noncancelable operating leases held as of December 31, 2004 are as follows:

2005	$1,945,379
2006	2,032,506
2007	2,093,958
2008	2,161,607
2009	1,728,630
Thereafter	271,599

Total	$10,233,679

3.     Major Tenants

        The following presents revenue from the tenants who in total represent 100% of the Utah Avenue Building's rental revenue for the year ended December 31, 2004 and the three-month period ended March 31, 2005:

	Year ended December 31, 2004	Three-month period ended March 31, 2005
		(unaudited)
Northrop Grumman Space and Mission Systems Corporation	$468,759	$264,210
Unisys Corporation	757,722	252,574

4.     Related Party Transactions

        LBA, Inc. ("LBA"), an affiliate of the previous owner of the Utah Avenue Building, had the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Utah Avenue Building. Under the terms of the management agreement, LBA received a monthly property management fee equal to the greater of 2% of the monthly gross cash receipts of the property or $2,500. Total management fees during the year ended December 31, 2004 and the three-month period ended March 31, 2005 were $37,864 and $13,179, respectively.

5.     Statement of Revenues and Certain Expenses for the Three-Month Period Ended March 31, 2005

        The statement of revenues and certain expenses for the three-month period ended March 31, 2005 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results for a full year for the operation of the Utah Avenue Building.

Report of Independent Auditors

To the Shareholders and Directors of
Behringer Harvard REIT I, Inc.:

We have audited the accompanying Statement of Revenues and Certain Expenses of the Lawson Commons property ("Lawson Commons") for the year ended December 31, 2004. This Statement of Revenues and Certain Expenses is the responsibility of Behringer Harvard REIT I, Inc.'s management. Our responsibility is to express an opinion on the Statement of Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of Lawson Commons' revenues and expenses.

In our opinion, the Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of Lawson Commons for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

July 28, 2005
Dallas, Texas

Lawson Commons
Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004
And the Three Months Ended March 31, 2005

	Year Ended December 31, 2004	Three Months Ended March 31, 2005
		(unaudited)
Revenues:
Rental revenue	$6,645,029	$1,654,712
Reimbursable income	5,127,039	1,361,840
Other	15,616	657

Total revenues	11,787,684	3,017,209
Expenses:
Maintenance and service contracts	915,741	241,134
Utilities	928,184	251,232
Management fees	293,189	75,307
Administrative expenses	446,371	120,901
Property taxes	2,100,996	525,250
Property insurance	79,096	30,675
Repairs and maintenance	324,240	80,671

Total expenses	5,087,817	1,325,170

Revenues in excess of certain expenses	$6,699,867	$1,692,039

The accompanying notes are an integral part of these statements.

Lawson Commons
Notes to the Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004
And the Three Months Ended March 31, 2005

1.     Basis of Presentation and Summary of Significant Accounting Policies

        On June 10, 2005, Behringer Harvard REIT I, Inc. acquired a thirteen-story office building containing approximately 436,342 rentable square feet (unaudited) located on approximately 0.9 acres of land (unaudited) in St. Paul, Minnesota ("Lawson Commons").

        The accompanying statements of revenues and certain expenses have been prepared on the accrual basis of accounting. The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K. The statements are not intended to be a complete presentation of the revenues and expenses of Lawson Commons for the year ended December 31, 2004 and the three months ended March 31, 2005, as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of Lawson Commons have been excluded.

Revenue Recognition

        The tenant leases are accounted for as operating leases. Rental revenue is recognized on a straight-line basis over the terms of the respective leases. Reimbursable income consists of recoveries of certain operating expenses. Recoveries of certain operating expenses are recognized as revenues in the period the applicable costs are incurred.

Maintenance and Service Contracts

        Maintenance and service contract expenses represent some of the direct costs of operating Lawson Commons and include maintenance, repairs, cleaning, heating and air-conditioning, and security costs that are expected to continue in the ongoing operation of Lawson Commons. Expenditures for maintenance and service contract expenses are charged to operations as incurred.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.     Leases

        The minimum future cash rentals of the tenant leases based on noncancelable operating leases held as of December 31, 2004 are as follows:

2005	$6,482,462
2006	5,846,727
2007	4,944,333
2008	4,952,514
2009	4,956,261
Thereafter	25,573,475

Total	$52,755,772

3.     Major Tenants

        The following represents revenue from the tenants who individually represent more than 10% of Lawson Commons' total revenue for the year ended December 31, 2004 and the three months ended March 31, 2005:

	Year Ended December 31, 2004	Three Months Ended March 31, 2005
		(unaudited)
Lawson Associates, Inc.	$8,216,307	$2,097,824
St. Paul Fire and Marine Insurance Company	2,744,677	719,135

4.     Related Party Transactions

        Frauenshuh Companies ("Frauenshuh"), an affiliate of the previous owner of Lawson Commons, had the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Lawson Commons. Under the terms of the management agreement, Frauenshuh received a monthly property management fee equal to the greater of 2.5% of monthly gross cash receipts or $20,000 per month. The total management fees during the year ended December 31, 2004 and the three months ended March 31, 2005 were $293,189 and $75,307, respectively.

5.     Statement of Revenues and Certain Expenses for the Three Months Ended March 31, 2005

        The statement of revenues and certain expenses for the three months ended March 31, 2005 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results for a full year for the operation of Lawson Commons.

Report of Independent Auditors

To the Shareholders and Directors of
Behringer Harvard REIT I, Inc.:

We have audited the accompanying Statement of Revenues and Certain Expenses of the Downtown Plaza property ("Downtown Plaza") for the year ended December 31, 2004. This Statement of Revenues and Certain Expenses is the responsibility of Behringer Harvard REIT I, Inc.'s management. Our responsibility is to express an opinion on the Statement of Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of Downtown Plaza's revenues and expenses.

In our opinion, the Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of Downtown Plaza for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

July 25, 2005
Dallas, Texas

Downtown Plaza
Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004
And the Three Months Ended March 31, 2005

	Year Ended December 31, 2004	Three Months Ended March 31, 2005
		(unudited)
Revenues:
Rental revenue	$2,222,430	$556,463
Tenant reimbursement income	125,343	19,469

Total revenues	2,347,773	575,932
Expenses:
Maintenance and service contracts	302,139	75,534
Utilities	310,250	77,563
Management fees	69,014	16,898
Administrative expenses	10,936	4,738
Property taxes	161,803	41,797
Insurance	64,211	12,774
Repairs and maintenance	117,804	16,552

Total expenses	1,036,157	245,856

Revenues in excess of certain expenses	$1,311,616	$330,076

The accompanying notes are an integral part of these statements.

Downtown Plaza
Notes to the Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004
And the Three Months Ended March 31, 2005

1.     Basis of Presentation and Summary of Significant Accounting Policies

        On June 14, 2005, Behringer Harvard REIT I, Inc. acquired a six-story office building containing approximately 100,146 rentable square feet (unaudited) located on approximately 0.97 acres of land (unaudited) in Long Beach, California ("Downtown Plaza").

        The accompanying statements of revenues and certain expenses have been prepared on the accrual basis of accounting. The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K. The statements are not intended to be a complete presentation of the revenues and expenses of Downtown Plaza for the year ended December 31, 2004 and three months ended March 31, 2005, as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of Downtown Plaza have been excluded.

Revenue Recognition

        The tenant leases are accounted for as operating leases. Rental revenue is recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursement income consists of recoveries of certain operating expenses. Recoveries of certain operating expenses are recognized as revenues in the period the applicable costs are incurred.

Maintenance and Service Contracts

        Maintenance and service contract expenses represent some of the direct costs of operating Downtown Plaza and include maintenance, repairs, cleaning, heating and air-conditioning, and security costs that are expected to continue in the ongoing operation of Downtown Plaza. Expenditures for maintenance and service contract expenses are charged to operations as incurred.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.     Leases

        The minimum future cash rentals of the tenant leases based on noncancelable operating leases held as of December 31, 2004 are as follows:

2005	$1,964,845
2006	2,093,101
2007	2,122,000
2008	1,097,799
2009	956,972
Thereafter	1,081,595

Total	$9,316,312

3.     Major Tenants

        The following represents revenue from the tenants who individually represent more than 10% of Downtown Plaza's total revenue for the year ended December 31, 2004 and the three months ended March 31, 2005:

	Year ended December 31, 2004	Three Months ended March 31, 2005
		(unaudited)
Barrister Executive Suites	$387,019	$95,611
City of Long Beach	467,061	87,635
The Designory, Inc.	1,224,645	303,278

4.     Related Party Transactions

        Pacifica Property Management Co. ("Pacifica Property Management"), an affiliate of the previous owner of Downtown Plaza, had the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Downtown Plaza. Under the terms of the management agreement, Pacifica Property Management received a monthly property management fee equal to 3% of monthly gross cash receipts of Downtown Plaza. The total management fees during the year ended December 31, 2004 and the three months ended March 31, 2005 were $69,014 and $16,898, respectively.

5.     Statement of Revenues and Certain Expenses for the Three Months Ended March 31, 2005

        The statement of revenues and certain expenses for the three months ended March 31, 2005 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year for the operation of Downtown Plaza.

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.:

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of the Western Office Portfolio, which consists of five office buildings located in Texas, Oregon and California (collectively, the "Properties"), for the year ended December 31, 2004. This Historical Summary is the responsibility of the Properties' management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Properties for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
October 5, 2005

The Western Office Portfolio
Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Six Months Ended June 30, 2005	Year Ended December 31, 2004
	(unaudited)
Revenues:
Rental revenue	$3,898,109	$7,726,063
Tenant reimbursement income	751,055	1,124,807

Total revenues	4,649,164	8,850,870
Certain operating expenses:
Property operating expenses	162,532	259,010
Property management fees	74,001	147,162
General and administrative expenses	61,869	171,978
Real estate taxes	696,296	1,006,421

Total certain operating expenses	994,698	1,584,571

Revenues in excess of certain operating expenses	$3,654,466	$7,266,299

See accompanying notes to statements of revenues and certain operating expenses.

The Western Office Portfolio
Notes to the Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

1.     Basis of Presentation

        On July 20, 2005, Behringer Harvard REIT I, Inc. (the "Company") acquired the Western Office Portfolio which consists of five office buildings located in Texas, Oregon and California (collectively the "Properties") through Behringer Harvard Western Portfolio LP, a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, the Company's operating partnership. The Properties consists of the following office buildings:

  •
  a three-story office building, built in 1998, located on approximately ten acres of land in Richardson, Texas (a suburb of Dallas) containing approximately 230,061 (unaudited) rentable square feet (the "Richardson Building");

  •
  a three-story office building, built in 2001, located on approximately six acres of land in Tigard, Oregon (a suburb of Portland) containing approximately 88,335 (unaudited) rentable square feet (the "Southwest Center");

  •
  a three-story office building, built in 1999, located on approximately nine acres of land in Diamond Bar, California (a suburb of Los Angeles) containing approximately 71,739 (unaudited) rentable square feet (the "Gateway 23 Building");

  •
  a two-story office building, built in 1999, located on approximately six acres of land in Diamond Bar, California (a suburb of Los Angeles) containing approximately 55,095 (unaudited) rentable square feet (the "Gateway 22 Building"); and

  •
  a two-story office building, built in 1999, located on approximately two acres of land in Diamond Bar, California (a suburb of Los Angeles) containing approximately 40,759 (unaudited) rentable square feet (the "Gateway 12 Building").

        The statements of revenues and certain operating expenses (the "Historical Summaries") have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties.

        The statements of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2005 included in this report are unaudited. In the opinion of the Company's management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.     Principles of Reporting and Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires the Properties management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

3.     Significant Accounting Policies

Revenue Recognition

        The Properties operations consist of rental income earned under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to a decrease in rental income of approximately $88,319 (unaudited) for the six months ended June 30, 2005, and an increase in rental income of approximately $241,602 for the year ended December 31, 2004.

        All of the Properties net rentable space is committed under operating leases as of June 30, 2005 and December 31, 2004.

4.     Leases

        The aggregate annual minimum future rental income on non-canceable operating leases in effect as of December 31, 2004 is as follows:

2005	$8,059,571
2006	7,930,944
2007	7,350,552
2008	7,391,937
2009	6,687,780
Thereafter	4,227,111

Total	$41,647,895

        The minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

5.     Concentration Risk

        The following represents rental income from tenants who individually represented more than 10% of the Properties rental income for the year ended December 31, 2004:

Rental Income
Allstate Insurance Company	$3,260,301
Alliance Data Systems, Inc.	2,956,525

        The rental income is exclusive of tenant reimbursement income.

*****

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.:

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of the Buena Vista Plaza property (the "Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
October 11, 2005

Buena Vista Plaza
Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Six Months Ended June 30, 2005	Year Ended December 31, 2004
	(unaudited)
Revenues:
Rental revenue	$1,891,625	$3,783,251
Tenant reimbursement income	47,064	89,318

Total revenues	1,938,689	3,872,569
Certain operating expenses:
Property operating expenses	355,163	721,883
Property management fees	76,702	154,561
General and administrative expenses	3,454	11,209
Real estate taxes	169,951	338,257

Total certain operating expenses	605,270	1,225,910

Revenues in excess of certain operating expenses	$1,333,419	$2,646,659

See accompanying notes to statements of revenues and certain operating expenses.

Buena Vista Plaza
Notes to the Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

1.     Basis of Presentation

        On July 28, 2005, Behringer Harvard REIT I, Inc. (the "Company") acquired a seven-story office building containing approximately 115,130 (unaudited) rentable square feet located on approximately 1.26 acres of land in Burbank, California ("Buena Vista Plaza").

        Buena Vista Plaza is a single tenant office building occupied by Disney Enterprises, Inc., subject to a three-part staggered lease that expires in December 2008, 2009 and 2010.

        The statements of revenues and certain operating expenses (the "Historical Summaries") have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of Buena Vista Plaza, exclusive of items which may not be comparable to the proposed future operations of Buena Vista Plaza.

        The statement of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2005 included in this report are unaudited. In the opinion of the Company's management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.     Principles of Reporting and Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

3.     Significant Accounting Policies

Revenue Recognition

        Buena Vista Plaza's operations consist of rental income earned from its sole tenant under a lease agreement which generally provides for minimum rent payments. The lease has been accounted for as an operating lease. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire term of the lease, which amounted to an increase in rental income of approximately $21,146 (unaudited) for the six months ended June 30, 2005, and an increase in rental income of approximately $42,293 for the year ended December 31, 2004.

        All of Buena Vista Plaza's net rentable space is committed under an operating lease as of June 30, 2005 and December 31, 2004, under a three-part staggered lease that expires in December 2008, 2009 and 2010.

4.     Lease

        The aggregate annual minimum future rental income on the non-canceable operating lease in effect as of December 31, 2004 is as follows:

Year Ending December 31:
2005	$3,735,585
2006	3,730,212
2007	3,730,212
2008	3,730,212
2009	2,861,813
Thereafter	1,144,711

Total	$18,932,745

        The minimum future rental income represents the base rent required to be paid under the terms of the lease exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

*****

Independent Auditors' Report

Behringer Harvard REIT I, Inc.
Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of the One Financial Plaza property (the "Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose if expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Travis, Wolff & Company, LLP

Dallas, Texas
October 17, 2005

One Financial Plaza
Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Six Months Ended June 30, 2005	Year Ended December 31, 2004
	(unaudited)
Revenues:
Rental revenue	$2,001,915	$4,025,821
Tenant reimbursement income	2,002,977	4,006,778

Total revenues	4,004,892	8,032,599
Expenses:
General and administrative	190,943	382,442
Property operating expenses	1,470,094	2,847,911
Real estate taxes	332,139	740,651
Property management fees	142,499	288,365

Total expenses	2,135,675	4,259,369

Revenues in excess of certain operating expenses	$1,869,217	$3,773,230

See accompanying notes to statements of revenues and certain operating expenses.

One Financial Plaza
Notes to the Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

1.     Basis of Presentation

        On August 2, 2005, Behringer Harvard REIT I, Inc. (the "Company") acquired a 27-story office building containing approximately 393,902 (unaudited) rentable square feet located on approximately 1.4 acres of land in Minneapolis, Minnesota ("One Financial Plaza" or the "Property") through Behringer Harvard One Financial, LLC, a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, the Company's operating partnership. The total contract purchase price of One Financial Plaza, exclusive of closing costs and initial escrows, was $57,150,000. We used borrowings of $43,000,000 under a loan agreement with Citigroup Global Markets Realty Corp. to pay a portion of such contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        The statements of revenues and certain operating expenses (the "Historical Summaries") have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summaries include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. The Historical Summaries are not intended to be a complete presentation of the revenue and expenses of One Financial Plaza for the year ended December 31, 2004, and the six month period ended June 30, 2005.

2.     Summary of Significant Accounting Policies

Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

Revenue Recognition

        The Property's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $66,000 for the six months ended June 30, 2005, and an increase in rental income of approximately $64,000 for the year ended December 31, 2004.

        Reimbursement income consists of recovery of certain basic operating expenses. Recoveries are recognized as revenue in the period the applicable costs are incurred.

3.     Leases

        At December 31, 2004, One Financial Plaza was 87% occupied by multiple tenants. Minimum future cash rentals of noncanceable tenant operating leases held as of December 31, 2004 are as follows.

Year Ending	Amount
2005	$3,842,864
2006	3,960,939
2007	3,348,652
2008	2,677,394
2009	435,488
Thereafter	689,819

Total	$14,955,156

        Minimum future rental income represents the base rent required to be paid under the terms of leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

4.     Concentrations

        The following presents rental income (base rent) from tenants who individually represent more than 10% of One Financial Plaza's rental revenues for the year ended December 31, 2004:

Name	Amount
Deloitte & Touche USA LLP	$1,477,722
Martin-Williams, Inc.	441,946

        This rental income is exclusive of tenant reimbursement income.

5.     Commitments

        At December 31, 2004, One Financial Plaza had minimum obligations under a service agreement as follows:

Year Ending	Amount
2005	$202,801
2006	204,054
2007	17,005

Total	$423,860

        One Financial Plaza is required to pay a management fee to a a subcontractor equal to 3% of gross revenues on a monthly basis. The Property is also required to pay a leasing fee to the same subcontractor equal to $3 per square foot for all new leases and renewals of leases with a term of 3 or more years.

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of Riverview Tower (the "Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/  DELOITTE & TOUCHE LLP

Dallas, Texas
November 28, 2005

Riverview Tower
Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004
	(unaudited)
Revenues:
Rental revenue	$3,468,307	$4,724,831
Tenant reimbursement income	532,000	635,921

Total revenues	4,000,307	5,360,752
Certain operating expenses:
Property operating expenses	1,051,786	1,419,327
Property management fees	148,113	197,920
General and administrative expenses	18,171	20,723
Real estate taxes	422,347	570,452

Total certain operating expenses	1,640,417	2,208,422

Revenues in excess of certain operating expenses	$2,359,890	$3,152,330

See accompanying notes to statements of revenues and certain operating expenses.

Riverview Tower
Notes to the Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

1.     Basis of Presentation

        On October 5, 2005, Behringer Harvard REIT I, Inc. (the "Company") acquired a 24-story office building containing approximately 334,196 (unaudited) rentable square feet located on approximately 1.23 acres of land (unaudited) in Knoxville, Tennessee ("Riverview Tower") through Behringer Harvard Operating Partnership I LP, the Company's operating partnership.

        The statements of revenues and certain operating expenses (the "Historical Summaries") have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of Riverview Tower, exclusive of items which may not be comparable to the proposed future operations of Riverview Tower.

        The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2005 included in this report are unaudited. In the opinion of the Company's management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.     Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Significant Accounting Policies

Revenue Recognition

        Riverview Tower's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to a decrease in rental income of approximately $11,000 (unaudited) for the nine months ended September 30, 2005, and a decrease in rental income of approximately $34,000 for the year ended December 31, 2004.

4.     Leases

        The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2004 are as follows.

Year Ending December 31:
2005	$4,401,254
2006	4,164,719
2007	4,456,028
2008	1,939,859
2009	1,191,292
Thereafter	2,916,149

Total	$19,069,301

        Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

5.     Concentrations

        The following presents rental income (base rent) from tenants who individually represent more than 10% of Riverview Tower's rental revenues for the year ended December 31, 2004:

Rental Income
Alcoa, Inc.	$786,036
Branch Banking & Trust Co.	693,527

        This rental income is exclusive of tenant reimbursement income.

6.     Commitments

        At December 31, 2004, Riverview Tower had minimum obligations under certain service agreements as follows:

Year Ending December 31:	Amount
2005	$88,732
2006	88,732
2007	22,183

Total	$199,647

*****

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of G Street Property (the "Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
December 14, 2005

G Street Property
Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004
	(unaudited)
Revenues:
Rental revenue	$7,855,571	$10,239,248
Tenant reimbursement income	751,988	919,967

Total revenues	8,607,559	11,159,215
Certain operating expenses:
Property operating expenses	1,140,999	1,290,277
Property management fees	113,375	251,222
General and administrative expenses	277,677	349,348
Real estate taxes	1,098,511	1,417,747

Total certain operating expenses	2,630,562	3,308,594

Revenues in excess of certain operating expenses	$5,976,997	$7,850,621

See accompanying notes to statements of revenues and certain operating expenses.

G Street Property
Notes to the Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

1.     Basis of Presentation

On November 15, 2005, Behringer Harvard REIT I, Inc. (the "Company") acquired a ten-story office building containing approximately 306,563 (unaudited) rentable square feet located on approximately 0.77 acres of land (unaudited) in Washington D.C. ("G Street Property").

The statements of revenues and certain operating expenses (the "Historical Summaries") have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of G Street Property, exclusive of items which may not be comparable to the proposed future operations of G Street Property.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2005 included in this report are unaudited. In the opinion of the Company's management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.     Principles of Reporting and Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Significant Accounting Policies

Revenue Recognition

G Street Property's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to a decrease in rental income of approximately $727,000 (unaudited) for the nine months ended September 30, 2005, and a decrease in rental income of approximately $567,000 for the year ended December 31, 2004.

4.     Leases

The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2004 are as follows:

Year Ending December 31:
2005	$9,660,669
2006	8,245,919
2007	7,554,719
2008	7,189,222
2009	4,423,747

Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

5.     Concentrations

The following presents rental income (base rent) from tenants who individually represent more than 10% of G Street Property's rental revenues for the year ended December 31, 2004.

Rental income
Neighborhood Reinvestment Corporation	$1,830,329
General Services Administration — FBI	1,247,545

*****

Independent Auditors' Report

To the Board of Directors and Shareholders of
Behringer Harvard REIT I, Inc.:

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of Woodcrest Center located in Cherry Hill, New Jersey (the "Property") for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 22, 2006

Woodcrest Center
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005

Revenues:
Rental revenue	$4,718,302
Tenant reimbursement income	1,047,429

Total revenues	5,765,731
Certain operating expenses:
Property operating expenses	1,821,931
Real estate taxes	380,318
Property management fees	110,882
General and administrative	67,640

Total certain operating expenses	2,380,771

Revenues in excess of certain operating expenses	$3,384,960

See accompanying notes to statement of revenues and certain operating expenses.

Woodcrest Center
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005

1.     Basis of Presentation and Summary of Significant Accounting Policies

        On January 11, 2006, Behringer Harvard REIT I, Inc., (the "Company") acquired a single-story office building containing approximately 333,275 rentable square feet (unaudited) located on approximately 33 acres (unaudited) of land in Cherry Hill, New Jersey (the "Woodcrest Center").

        The statement of revenues and certain operating expenses (the "Historical Summary") has been prepared for the purposes of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Woodcrest Center, exclusive of items which may not be comparable to the proposed future operations of Woodcrest Center.

2.     Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Revenue Recognition

        Woodcrest Center's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rental payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on a straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $1,847,000 for the year ended December 31, 2005.

        Tenant reimbursement income consists of recovery of certain basis operating costs over an established base amount. Recoveries are recognized as revenue in the period the applicable costs are incurred.

4.     Leases

        The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows:

Year Ending	Amount
2006	$5,242,671
2007	5,627,742
2008	5,650,370
2009	5,673,237
2010	5,047,665

        Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

5.     Concentrations

        One tenant of Woodcrest Center, Towers, Perrin, Forster & Crosby, Inc. represents approximately 91% of base minimum rent for the year ended December 31, 2005.

*****

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of Burnett Plaza, an office building located in Fort Worth, Texas (the "Property") for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 22, 2006

Burnett Plaza
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005
(in thousands)

Revenues:
Rental revenue	$20,188
Tenant reimbursement income	3,731

Total revenues	23,919

Certain operating expenses:
Property operating expenses	6,024
Interest	4,535
Real estate taxes	3,000
Property management fees	667
General and administrative expenses	219

Total certain operating expenses	14,445

Revenues in excess of certain operating expenses	$9,474

See accompanying notes to statements of revenues and certain operating expenses.

Burnett Plaza
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005

1.     Basis of Presentation

        On February 10, 2006, Behringer Harvard REIT I, Inc. (the "Company") acquired a forty-story office building containing approximately 1,024,627 (unaudited) rentable square feet located on approximately 2.242 acres (unaudited) of land in Fort Worth, Texas ("Burnett Plaza").

        The statements of revenues and certain operating expenses (the "Historical Summary") has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Burnett Plaza, exclusive of items which may not be comparable to the proposed future operations of Burnett Plaza.

2.     Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Significant Accounting Policies

  Revenue Recognition

        Burnett Plaza's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to a decrease in rental income of approximately $92,000 for the year ended December 31, 2005. Reimbursement income consists of recovery of certain basis operating costs over an established base amount. Recoveries are recognized as revenue in the period the applicable costs are incurred.

4.     Leases

        The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows (in thousands):

Year Ending December 31:
2006	$18,800
2007	16,882
2008	15,588
2009	14,582
2010	13,994

        Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations. There was no contingent rents in 2005.

5.     Concentrations

        The following presents rental income (base rent) from the tenants who individually represents more than 10% of Burnett Plaza's rental revenues for the year ended December 31, 2005 (in thousands):

Year ended December 31, 2005
Americredit Financial Services, Inc.	$4,834
Burlington Resources Oil & Gas LP	4,538
General Services Administration (HUD)	1,948

6.     Commitments

        At December 31, 2005, Burnett Plaza had minimum obligations under certain lease agreements as follows (in thousands):

Year Ending December 31:
2006	$911
2007	911
2008	911
2009	892
2010	853
Thereafter	2,466

$6,944

        Rent expense for 2005 was approximately $948,000.

7.     Long-Term Debt

        On March 22, 2005, Burnett Plaza Associates, L.P. entered into a loan agreement with Bank of America, N.A. for borrowings of $114.2 million with a fixed interest rate of 5.0163%. This loan was assumed by Behringer Harvard Burnett Plaza LP on February 10, 2006.

        Borrowings under this loan agreement are collateralized by substantially all of the property's assets. Initial monthly payments of interest only are required through April 2008, with monthly payments of principal and interest required beginning May 2008 and continuing through to the maturity date, April 1, 2015. As of December 31, 2005, the outstanding principal balance under the loan was $114.2 million.

        Aggregate maturities of the term loan are as follows (in thousands):

Year Ending December 31:
2006	$—
2007	—
2008	1,111
2009	1,737
2010	1,826
Thereafter	109,526

$114,200

*****

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of Paces West, an office building located in Atlanta, Georgia (the "Property") for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
June 27, 2006

Paces West
Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2006 (Unaudited) and
For the Year Ended December 31, 2005
(in thousands)

	Three Months Ended March 31, 2006	Year Ended December 31, 2005
	(unaudited)
Revenues:
Rental revenue	$2,614	$10,416
Tenant reimbursement income	119	337

Total revenues	2,733	10,753
Certain operating expenses:
Property operating expenses	612	2,528
Property management fees	77	306
General and administrative expenses	108	466
Real estate taxes	230	921

Total certain operating expenses	1,027	4,221

Revenues in excess of certain operating expenses	$1,706	$6,532

See accompanying notes to statement of revenues and certain operating expenses.

Paces West
Notes to the Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2006 (Unaudited) and
For the Year Ended December 31, 2005

1.     Basis of Presentation

        On April 19, 2006, Behringer Harvard REIT I, Inc. (the "Company") acquired a fee simple interest in two interconnected 14-story and 17-story office buildings containing approximately 646,000 combined rentable square feet (unaudited) located on approximately 9.2 acres (unaudited) of land in Atlanta, Georgia ("Paces West").

        The statement of revenues and certain operating expenses (the "Historical Summary") has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Paces West, exclusive of interest income and interest expense, early termination fees, asset management fees, and depreciation and amortization, which may not be comparable to the proposed future operations of Paces West.

        The statement of revenues and certain operating expenses and notes thereto for the three months ended March 31, 2006 included in this report are unaudited. In the opinion of the Company's management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.     Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Significant Accounting Policies

  Revenue Recognition

        Paces West's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to an increase in rental income of approximately $232,000 for the three months ended March 31, 2006 (unaudited) and approximately $442,000 for the year ended December 31, 2005. Reimbursement income consists of recovery of certain basic operating costs over an established base amount. Recoveries are recognized as revenue in the period the applicable costs are incurred.

4.     Leases

        The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows (in thousands):

Year Ending December 31:
2006	$8,847
2007	9,015
2008	9,012
2009	9,087
2010	8,614

        Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations. There were no contingent rents in 2005.

5.     Concentrations

        The following presents rental income (base rent) from the tenants who individually represent more than 10% of Paces West's rental revenues for the year ended December 31, 2005 (in thousands):

Piedmont Hospital, Inc.	15.38%
BT Americas Inc.	16.79%
Docucorp International, Inc.	23.35%

*****

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of Riverside Plaza, an office building located in Chicago, Illinois (the "Property") for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
August 9, 2006

Riverside Plaza
Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2006 (Unaudited) and
For the Year Ended December 31, 2005
(in thousands)

	Three Months Ended March 31, 2006	Year Ended December 31, 2005
	(unaudited)
Revenues:
Rental revenue	$4,039	$15,622
Tenant reimbursement income	2,969	10,368

Total revenues	7,008	25,990
Certain operating expenses:
Property operating expenses	1,426	6,299
Real estate taxes	1,429	5,756
General and administrative expenses	330	1,443
Property management fees	222	749

Total certain operating expenses	3,407	14,247

Revenues in excess of certain operating expenses	$3,601	$11,743

See accompanying notes to statement of revenues and certain operating expenses.

Riverside Plaza
Notes to the Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2006 (Unaudited) and
For the Year Ended December 31, 2005

1.     Basis of Presentation

        On June 2, 2006, Behringer Harvard REIT I, Inc. (the "Company") acquired a 35-story office building and an adjacent 3-story fitness center containing approximately 1.2 million combined rentable square feet (unaudited) in Chicago, Illinois ("Riverside Plaza").

        The statements of revenues and certain operating expenses (the "Historical Summary") has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Riverside Plaza, exclusive of interest income and interest expense, early termination fees, asset management fees, and depreciation and amortization, which may not be comparable to the proposed future operations of Riverside Plaza.

        The statement of revenues and certain operating expenses and notes thereto for the three months ended March 31, 2006 included in this report are unaudited. In the opinion of the Company's management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.     Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Significant Accounting Policies

  Revenue Recognition

        Riverside Plaza's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to an increase in rental income of approximately $379,000 for the three months ended March 31, 2006 (unaudited) and approximately $1.4 million for the year ended December 31, 2005. Reimbursement income consists of recovery of certain basic operating costs over an established base amount. Recoveries are recognized as revenue in the period the applicable costs are incurred.

4.     Leases

        The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows (in thousands):

Year Ending December 31:
2006	$13,077
2007	14,146
2008	14,331
2009	14,756
2010	14,253

        Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations. There were no contingent rents in 2005.

5.     Concentrations

        Rental income from Deutsche Investment Management Americas, Inc. represents 24% of the rental income (base rent) for the year ended December 31, 2005 for Riverside Plaza. No other tenants individually represents more than 10% of Riverside Plaza's rental revenues for the year ended December 31, 2005.

*****

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of the Terrace, which consists of four office buildings located in Austin, Texas (collectively, the "Properties") for the year ended December 31, 2005. This Historical Summary is the responsibility of the Properties' management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Properties' for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
August 9, 2006

The Terrace
Statements of Revenues and Certain Operating Expenses
For the Thee Months Ended March 31, 2006 (Unaudited) and
For the Year Ended December 31, 2005
(in thousands)

	Three Months Ended March 31, 2006	Year Ended December 31, 2005
	(unaudited)
Revenues:
Rental revenue	$2,869	$11,202
Tenant reimbursement income	2,089	6,474

Total revenues	4,958	17,676
Certain operating expenses:
Property operating expenses	989	3,775
Real estate taxes	734	1,885
General and administrative expenses	163	609
Property management fees	155	563

Total certain operating expenses	2,041	6,832

Revenues in excess of certain operating expenses	$2,917	$10,844

See accompanying notes to statement of revenues and certain operating expenses.

The Terrace
Notes to the Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2006 (Unaudited) and
For the Year Ended December 31, 2005

1.    Basis of Presentation

  On June 21, 2006, Behringer Harvard REIT I, Inc. (the "Company") acquired the Terrace which consists of four office buildings containing approximately 619,000 combined rentable square feet (unaudited) located on approximately 21 acres (unaudited) of land in Austin, Texas (collectively the "Properties"). The Properties consist of the following office buildings:

  •
  a five-story office building, located on approximately 4.4 acres of land containing approximately 115,460 rentable square feet (unaudited);

  •
  a five-story office building, located on approximately 4.1 acres of land containing approximately 114,635 rentable square feet (unaudited);

  •
  a six-story office building, located on approximately 5.9 acres of land containing approximately 196,717 rentable square feet (unaudited); and

  •
  a six-story office building, located on approximately 6.6 acres of land containing approximately 192,214 rentable square feet (unaudited).

  The statements of revenues and certain operating expenses (the "Historical Summary") has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the Properties, exclusive of interest income and interest expense, early termination fees, asset management fees, and depreciation and amortization, which may not be comparable to the proposed future operations of the Properties.

  The statement of revenues and certain operating expenses and notes thereto for the three months ended March 31, 2006 included in this report are unaudited. In the opinion of the Company's management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.    Principles of Reporting and Use of Estimates

  The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.    Significant Accounting Policies

  Revenue Recognition

  The Properties operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to an increase in rental income of approximately $48,000 for the three months ended March 31, 2006 (unaudited) and approximately $172,000 for the year ended December 31, 2005. Reimbursement income consists of recovery of certain basic operating costs over an established base amount. Recoveries are recognized as revenue in the period the applicable costs are incurred.

4.    Leases

  The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows (in thousands):

Year Ending December 31:
2006	$11,481
2007	10,421
2008	10,012
2009	10,008
2010	9,618

  Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations. There were no contingent rents in 2005.

5.    Concentrations

        The following presents rental income (base rent) from the tenants who individually represent more than 10% of the Properties rental revenues for the year ended December 31, 2005:

Cirrus Logic, Inc.	41%
Vinson & Elkins	25%

*****

        No property acquisitions have taken place since June 30, 2006, therefore no Pro Forma Consolidated Balance Sheet is presented as part of the following Pro Forma Financial Statements.

Behringer Harvard REIT I, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the six months ended June 30, 2006
(in thousands, except per share amounts)

        The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired each of our 2005 and 2006 acquisitions on January 1, 2005. This Pro Forma Consolidated Statement of Operations should be read in conjunction with our historical financial statements and notes thereto for the six months ended June 30, 2006 included elsewhere in this registration statement. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2005, nor does it purport to represent our future operations.

	Six months ended June 30, 2006 as Reported	Revenues and Certain Expenses of acquired properties	Pro Forma Adjustments		Pro Forma Six months ended June 30, 2006
	(a)	(b)
Rental revenue	$54,452	$28,729	$840	(c)	$84,021
Expenses
Property operating expense	10,858	5,971	—		16,829
Interest expense	15,798	516	10,563	(d)	26,877
Real estate taxes	6,839	4,628	—		11,467
Property management fees	1,846	882	(882	)(e)	2,708
	—		862	(f)
Asset management fees	1,130	—	1,571	(g)	2,701
General and administrative	657	1,038	—		1,695
Depreciation and amortization	25,188	—	17,205	(h)	42,393

Total expenses	62,316	13,035	29,318		104,669

Interest income	1,931	—	—		1,931
Equity in earnings of investments in tenant-in-common interests	2,309	—	—		2,309

Net income (loss)	$(3,624)	$15,694	$(28,478)		$(16,408)

Basic and diluted weighted average shares outstanding	76,674				76,674
Basic and diluted loss per share	$(0.05)				$(0.21)

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard REIT I, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(in thousands, except per share amounts)

        The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired each of our 2005 and 2006 acquisitions on January 1, 2005. This Pro Forma Consolidated Statement of Operations should be read in conjunction with our historical financial statements and notes thereto for the year ended December 31, 2005 included elsewhere in this registration statement. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2005, nor does it purport to represent our future operations.

	Six months ended June 30, 2006 as Reported	Revenues and Certain Expenses of acquired properties	Pro Forma Adjustments		Pro Forma Six months ended June 30, 2006
	(a)	(b)
Rental revenue	$31,057	$124,367	$6,481	(c)	$161,905
Expenses
Property operating expense	6,463	27,873	—		34,336
Interest	13,137	4,535	35,326	(d)	52,998
Rate lock extension expense (recoveries)	(525)	—	—		(525)
Real estate taxes	3,838	17,124	—		20,962
Property management fees	1,502	3,387	(3,387	)(e)	5,228
	—		3,726	(f)
Asset management fees	1,857	—	7,168	(g)	9,025
General and administrative	1,254	3,777	—		5,031
Depreciation and amortization	15,033	—	74,154	(h)	89,187

Total expenses	42,559	56,696	116,987		216,242

Interest income	2,665	—	(165)	(i)	2,500
Equity in earnings of investments in tenant-in-common interests	3,115	—	(35)	(j)	3,080

Net income (loss)	$(5,722)	$67,671	$(110,706)		$(48,757)

Basic and diluted weighted average shares outstanding	38,220		32,119	(k)	70,339
Basic and diluted loss per share	$(0.15)				$(0.69)

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard REIT I, Inc.
Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2006

  a.
  Reflects our historical operations for the six months ended June 30, 2006.

  b.
  Reflects the combined historical revenues and certain expenses for each of the directly-owned properties we acquired in 2006:

Property	Acquisition Date
Woodcrest Center	January 11, 2006
Burnett Plaza	February 10, 2006
10777 Clay Road	March 14, 2006
Paces West	April 19, 2006
Riverside Plaza	June 2, 2006
The Terrace	June 21, 2006
600/619 Alexander Road	June 28, 2006
  c.
  Reflects the amortization of the above- and below-market lease values based on the remaining non-cancelable terms of the leases for the directly-owned properties acquired in 2005 and 2006.

  d.
  Represents interest expense associated with each acquisition loan and the amortization of deferred financing costs. The following table provides certain information about each of the 2006 loans:

	Loan Amount	Fixed Interest Rate	Maturity Date	Deferred Financing Fees
	(in thousands)			(in thousands)
Woodcrest Center	$50,400	5.086%	1/11/2016	$640
Burnett Plaza	114,200	5.016%	4/1/2015	1,167
10777 Clay Road	16,300	5.845%	4/1/2016	237
Paces West	84,000	5.442%	5/1/2016	916
Riverside Plaza(1)	202,000	5.75%/6.191%	6/6/2016	2,258
The Terrace(2)	131,000	5.75%/6.22302%	7/11/2016	1,456
600/619 Alexander Road	16,500	6.103%	7/1/2016	209

Total	$614,400			$6,883

(1)
The Riverside Plaza loan interest rate is fixed at 5.75% through June 2008 and 6.191% thereafter.

(2)
The Terrace loan interest rate is fixed at 5.75% through July 2008 and 6.22302% thereafter.

e.
Reflects the reversal of historical property management fees.

f.
Reflects the property management fees associated with the current management of each acquired property.

g.
Reflects the asset management fees associated with each acquired property

h.
Reflects the depreciation and amortization for each directly-owned property acquired in 2006 using the straight-line method over the estimated useful lives.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005

  a.
  Reflects our historical operations for the year ended December 31, 2005.

  b.
  Reflects the combined historical revenues and certain expenses for each of the directly-owned properties we acquired in 2005 and 2006:

Property	Acquisition Date
Ashford Perimeter	January 6, 2005
Utah Avenue Building	April 21, 2005
Lawson Commons	June 10, 2005
Downtown Plaza	June 14, 2005
Western Office Portfolio	July 20, 2005
Buena Vista Plaza	July 28, 2005
One Financial Plaza	August 2, 2005
Riverview Tower	October 5, 2005
G Street Property	November 15, 2005
Woodcrest Center	January 11, 2006
Burnett Plaza	February 10, 2006
10777 Clay Road	March 14, 2006
Paces West	April 19, 2006
Riverside Plaza	June 2, 2006
The Terrace	June 21, 2006
600/619 Alexander Road	June 28, 2006
  c.
  Reflects the pro forma amortization, for the year ended December 31, 2005, of the above- and below-market lease values based on the remaining non-cancelable terms of the leases for the directly-owned properties acquired in 2005 and 2006.

  d.
  Represents interest expense associated with each acquisition loan and the amortization of deferred financing costs. The following table provides certain information about each of the 2005 and 2006 loans:

	Loan Amount	Fixed Interest Rate	Maturity Date	Deferred Financing Fees
	(in thousands)			(in thousands)
Ashford	$35,400	5.020%	2/1/2012	$482
Alamo	9,634	5.395%	3/11/2015	148
Utah Avenue	20,000	5.540%	6/15/2015	287
Downtown Plaza	12,650	5.367%	7/1/2015	176
Lawson Commons	58,300	5.528%	8/1/2015	847
Western Office Portfolio	70,750	5.077%	8/1/2015	818
Buena Vista Plaza	22,000	5.324%	8/1/2015	277
One Financial Plaza	43,000	5.141%	8/11/2015	483
Woodcrest Center	50,400	5.086%	1/11/2016	640
Burnett Plaza	114,200	5.016%	4/1/2015	1,167
10777 Clay Road	16,300	5.845%	4/1/2016	237
Paces West	84,000	5.442%	5/1/2016	916
Riverside Plaza(1)	202,000	5.75%/6.191%	6/6/2016	2,258
The Terrace(2)	131,000	5.75%/6.22302%	7/11/2016	1,456
600/619 Alexander Road	16,500	6.103%	7/1/2016	209

Total	$886,134			$10,401

(1)
The Riverside Plaza loan interest rate is fixed at 5.75% through June 2008 and 6.191% thereafter.

(2)
The Terrace loan interest rate is fixed at 5.75% through July 2008 and 6.22302% thereafter.

  e.
  Reflects the reversal of historical property management fees.

  f.
  Reflects the property management fees associated with the current management of each acquired property.

  g.
  Reflects the asset management fees associated with the current management of each acquired property.

  h.
  Reflects the depreciation and amortization for each directly-owned property acquired in 2005 and 2006 using the straight-line method over the estimated useful lives.

  i.
  Reflects reversal of interest income earned from cash on hand related to funds used to purchase properties.

  j.
  Reflects adjustment for our tenant-in-common interest in Alamo Plaza, acquired February 24, 2005.

  k.
  Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of each of our 2005 and 2006 property investments. The adjustment is computed as follows (in thousands, except per share amounts):

Cash needed to acquire the Ashford Perimeter	18,676
Cash needed to acquire the Alamo Plaza	4,835
Cash needed to acquire the Utah Avenue Building	9,879
Cash needed to acquire Lawson Commons	29,852
Cash needed to acquire Downtown Plaza	7,082
Cash needed to acquire Western Office Portfolio	32,574
Cash needed to acquire Buena Vista Plaza	16,266
Cash needed to acquire One Financial Plaza	21,218
Cash needed to acquire Riverview Tower	42,332
Cash needed to acquire G Street Property	145,111
Cash needed to acquire Woodcrest Center	30,137
Cash needed to acquire Burnett Plaza	63,330
Cash needed to acquire 10777 Clay Road	10,146
Cash needed to acquire Paces West	47,328
Cash needed to acquire Riverside Plaza	99,544
Cash needed to acquire the Terrace	41,000
Cash needed to acquire 600/619 Alexander Road	6,704

	$626,014

Net cash received from each share of common stock issued	$8.90	(1)

Common stock needed to purchase the properties listed above	70,339
Less historical weighted average of common stock outstanding at December 31, 2005	(38,220)

	32,119

(1)
Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share and $0.20 organization and offering costs per share.